                       LOAN AGREEMENT

                  Dated as of June 1, 1998

                        By and Between

          CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC

                             AND


                     WESMARK FIFTY, L.P.,
                 MARK TWELVE ASSOCIATES, L.P.,
                 MARK PLAZA FIFTY, L.P. AND
                     BLACKMAN FIFTY, L.P.


LOCATION OF PROPERTIES:

Wesmark Plaza, Sumter, South Carolina
Union Plaza, Union, Pennsylvania
Mark Plaza, Edwardsville, Pennsylvania
Blackman Plaza, Wilkes-Barre, Pennsylvania

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                       TABLE OF CONTENTS
                                                            Page

ARTICLE I      PARTICULAR TERMS; DEFINITIONS                 1
ARTICLE II     THE LOAN                                     20
Section 2.1    Funding                                      20
        2.1.1  Initial Funding                              20
        2.1.2  Capital Improvements Holdback                20
        2.1.3  Ground Lease Holdback                        21
        2.1.4  Interest Reserve Holdback                    22
Section 2.2    Loan Term                                    22
        2.2.1  Maturity Date                                22
        2.2.2  First Extension Option                       22
        2.2.3  Intentionally Omitted                        23
Section 2.3    Interest Rate                                23
        2.3.1  Initial Term                                 23
        2.3.2  First Extension Term                         23
        2.3.3  Intentionally Omitted                        23
        2.3.4  Calculation of Interest                      23
Section 2.4    Payments                                     23
        2.4.1  Interest                                     23
        2.4.2  Interest During First Extension Term         23
        2.4.3  Intentionally Omitted                        23
        2.4.4  Repayment of Outstanding Principal Balance   23
        2.4.5  General                                      24
Section 2.5    Funding Losses; Change in Law, Etc           24
Section 2.6    Prepayment                                   26
Section 2.7    Default Interest; Late Charge                27
Section 2.8    Excess Interest                              27
Section 2.9    Loan Taxes                                   28
Section 2.10   Uses of Loan Proceeds                        29
Section 2.11   Servicing                                    30

ARTICLE III    CERTAIN REPRESENTATIONS AND WARRANTIES OF
               BORROWER                                     30
Section 3.1    Borrower Organization, Enforceability, Etc   30
        3.1.1  Borrower Status                              30
        3.1.2  General Partner                              30
        3.1.3  Limited Partners in Borrower                 31
Section 3.2    Borrower Address                             32
Section 3.3    Borrower's Organizational Documents          32
Section 3.4    General Partner's Organizational Documents   32
Section 3.5    Title                                        32
Section 3.6    Valid Liens                                  32
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Section 3.7    Uses                                         32
Section 3.8    No Structural Defects                        33
Section 3.9    Compliance with Zoning, Etc                  33
Section 3.10   No Condemnation                              33
Section 3.11   No Casualty                                  34
Section 3.12   Purchase Options                             34
Section 3.13   No Encroachments                             34
Section 3.14   Litigation                                   34
Section 3.15   No Conflict with Law or Agreements           34
Section 3.16   Personal Property                            34
Section 3.17   Easements; Access; Utilities                 35
Section 3.18   No Flood Hazard, Etc                         35
Section 3.19   Premises Taxed as a Separate Tax Lot         35
Section 3.20   Leases                                       35
Section 3.21   Environmental                                36
Section 3.22   Americans with Disabilities Act              38
Section 3.23   No Default                                   38
Section 3.24   No Offsets                                   38
Section 3.25   Financial Statements                         38
Section 3.26   No Insolvency                                38
Section 3.27   Fraudulent Conveyance                        38
Section 3.28   Broker                                       39
Section 3.29   Fiscal Year                                  39
Section 3.30   No Other Financing                           39
Section 3.31   ERISA                                        39
Section 3.32   FIRPTA                                       39
Section 3.33   PUHCA                                        39
Section 3.34   Insurance                                    39
Section 3.35   No Margin Stock                              40
Section 3.36   Investment Company Act                       40
Section 3.37   Taxes                                        40
Section 3.38   Full and Accurate Disclosure                 40
Section 3.39   Contracts                                    40
Section 3.40   Other Obligations and Liabilities            41
Section 3.41   Documents                                    41
ARTICLE IV   CERTAIN COVENANTS OF BORROWER                  41
Section 4.1   Payment and Performance of Obligations        41
Section 4.2   Transfers                                     41
Section 4.3   Liens                                         42
Section 4.4   Indebtedness                                  42
Section 4.5   Compliance with Restrictive Covenants, Etc    43
Section 4.6   Leases                                        44
Section 4.7   Delivery of Notices                           47
Section 4.8   ERISA                                         48
Section 4.9   Agreements with Affiliates                    48
Section 4.10  After Acquired Property                       49
Section 4.11  Books and Records                             49

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Section 4.12   Delivery of Estoppel Certificates            49
Section 4.13   Management, Etc                              50
        4.13.1 Management                                   50
        4.13.2 Management Termination                       50
Section 4.14   Financial Statements; Audit Rights           50
        4.14.1 Statements to be Delivered                   50
        4.14.2 Time for Delivery                            52
        4.14.3 Officer's Certificate                        52
Section 4.15   Maintenance of Non-Taxable Status            52
Section 4.16   Lender's Attorneys' Fees and Expenses        52
Section 4.17   Environmental                                53
Section 4.18   Report Updates                               55
Section 4.19   Lender Access to Premises                    56
Section 4.20   Lease Termination Payments                   56
Section 4.21   Delivery of Documents Regarding Ownership    56
Section 4.22   Use of Premises                              56
Section 4.23   Insurance                                    56
Section 4.24   Intentionally Omitted                        57
Section 4.25   Construction                                 57
Section 4.26   Intentionally Omitted                        57
Section 4.27   Liquid Assets                                57

ARTICLE V   EVENTS OF DEFAULT                               57
Section 5.1    Events of Default; Defaults                  57
        5.1.1  Non-Payment                                  57
        5.1.2  Affirmative Covenants                        57
        5.1.3  Negative Covenants                           58
        5.1.4  Financial Statements                         58
        5.1.5  Representations                              58
        5.1.6  Other Loan Documents                         58
        5.1.7  Demolition or Alterations                    58
        5.1.8  Failure to Deliver Estoppel Certificate      58
        5.1.9  Reserves; Deposits                           58
        5.1.10 Cessation of Borrower                        59
        5.1.11 Transfer                                     59
        5.1.12 Liens                                        59
        5.1.13 Involuntary Bankruptcy, Etc                  59
        5.1.14 Voluntary Bankruptcy, Etc                    59
        5.1.15 Judgments                                    59
        5.1.16 Termination or Modification of Leases        60
        5.1.17 Organizational Documents                     60
        5.1.18 Delivery of Financial Statements             60
        5.1.19 ERISA                                        60
        5.1.20 Termination of Management Agreement, etc.    60
        5.1.21 Other Conditions for Acceleration            60
        5.1.22 Material Adverse Change                      60
        5.1.23 Denial of Obligation                         61
        5.1.24 Misapplication of Receipts                   61

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        5.1.25 Failure to Provide Further Assurances        61
Section 5.2    Rights upon Event of Default                 61
Section 5.3 Waiver of Stay, Extension and Moratorium Laws,Appraisal and Valuation, Redemption
               and Marshaling                               62
Section 5.4    Preferences                                  63
ARTICLE VI     GENERAL PROVISIONS                           63
Section 6.1    Rights Cumulative; Waivers                   63
Section 6.2    Lender's Action for its Own Protection Only  64
Section 6.3    No Third Party Beneficiaries                 65
Section 6.4    Payment of Expenses, Etc                     65
        6.4.1  Payment of Expenses                          65
        6.4.2  Advances Secured                             66
Section 6.5    Indemnification                              66
Section 6.6    Notices                                      68
Section 6.7    No Oral Modification                         69
Section 6.8    Assignment by Lender                         70
        6.8.1  Assignment                                   70
        6.8.2  Participations                               70
        6.8.3  Assignment and Acceptance                    70
        6.8.4  Other Business                               70
        6.8.5  Privity of Contract                          70
        6.8.6  Availability of Records                      71
Section 6.9    Severability                                 71
Section 6.10   No Assignment by Borrower                    71
Section 6.11   Governing Law                                71
Section 6.12   Successors and/or Assigns                    71
Section 6.13   Entire Contract                              71
Section 6.14   Liability                                    72
Section 6.15   Counterparts; Headings                       72
Section 6.16   Time of the Essence                          72
Section 6.17   Consents                                     72
        6.17.1 No Subsequent Consent                        72
        6.17.2 Withholding of Consent                       72
Section 6.18   No Partnership                               73
Section 6.19   Waiver of Jury Trial                         73
Section 6.20   Limited Recourse                             73
Section 6.21   Limitation on Liability                      75
Section 6.22   Jurisdiction, Venue, Service of Process      75
Section 6.23   Appointment of Agent for Service of Process  76
Section 6.24   Rule of Construction                         76
Section 6.25   Further Assurances                           76
Section 6.26   Recitals                                     77
Section 6.27   Placement of Loan                            77
        6.27.1 Loan Pool                                    77
        6.27.2 Rating Agency Requirements                   78

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        6.27.3   Disclosure; Indemnification                79
        6.27.4   Trustee                                    80
        6.27.5   Information Access                         81
        6.27.6   Timing of Transfer or Placement            81

ARTICLE VII   SPECIAL PROVISIONS                            81
Section 7.1     Tax and Insurance Escrow                    81
        7.1.1   Tax and Insurance Deposits                  81
        7.1.2   Payment of Taxes and Insurance Premiums     82
        7.1.3   Application upon Event of Default           82
        7.1.4   Reliance                                    82
        7.1.5   Borrower's Obligations                      82
        7.1.6   No Third Party Beneficiary                  83
Section 7.2     Mortgage Subaccounts                        83
        7.2.1   Interest Reserve Subaccount                 83
        7.2.2   Intentionally Omitted                       84
        7.2.3   Environmental Remediation Subaccount        84
        7.2.4   Deferred Maintenance Subaccount             84
        7.2.4   Intentionally Omitted                       84
Section 7.3     Requests for Disbursement from Mortgage
                Subaccounts                                 84
        7.3.1   Conditions Precedent to Disbursement        85
        7.3.2   Lender Right to Complete                    85
        7.3.3   Inspection                                  86
        7.3.4   Insufficient Account                        86
        7.3.5   Compliance With Laws                        86
        7.3.6   Insurance Requirements                      86
        7.3.7   Completion of Work                          86
Section 7.4     Lock Box Events; Application of Receipts    87
        7.4.1   Deposits into Clearing Account              87
        7.4.2   Application of Receipts                     87
        7.4.3   Intentionally Omitted                       88
        7.5     Ground Lease Reserve                        88
        7.6     Capital Expenditure Reserve                 88

ARTICLE VIII   SINGLE PURPOSE ENTITY/SEPARATENESS           89

Section 8.1    Representations, Warranties and Covenants    89
ARTICLE IX   REFINANCING THE LOAN; LOAN ASSUMPTION          92

Section 9.1   Intentionally Omitted                         92
Section 9.2   Intentionally Omitted                         92
Section 9.3   Right of First Refusal                        92
Section 9.4   Assumption of Loan                            93
Section 9.5   Conversion Option                             95



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SCHEDULES

Schedule A     Description of Land
Schedule B     Contracts
Schedule C     Leases
Schedule D     Litigation
Schedule E     Contingent Liabilities
Schedule F     Leasing Guidelines
Schedule G     Environmental Remediation Items
Schedule H     Deferred Maintenance Items

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
                       LOAN AGREEMENT

     THIS LOAN AGREEMENT (as amended from time to time in accordance with the terms hereof and in effect, this "Agreement"), dated as of June 1, 1998, by and between CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC, a Delaware limited liability company having an address at 11 Madison Avenue, New York, New York 10010, its successors and/or assigns ("Lender"), and WESMARK FIFTY, L.P., a South Carolina limited partnership, and MARK TWELVE ASSOCIATES, L.P., MARK PLAZA FIFTY, L.P., and BLACKMAN FIFTY, L.P., each a Pennsylvania limited partnership, having an address at 600 Third Avenue, Kingston, PA 18704, Attn:
Joshua Kane (collectively, the "Borrower").

                   W I T N E S S E T H:

        WHEREAS, Wesmark Fifty, L.P. has a leasehold interest in a certain tract of land known as Wesmark Plaza; Mark Twelve Associates, L.P. is the owner of the fee estate in a certain tract of land known as Union Plaza; Mark Plaza Fifty, L.P. has a leasehold interest in a certain tract of land known as Mark Plaza; and Blackman Fifty, L.P. is the owner of the fee estate in a certain tract of land known as Blackman Plaza; each as more particularly described in Schedule A annexed hereto (collectively, the "Land"), and the building and other improvements located thereon (collectively, the "Improvements");

        WHEREAS, Borrower has requested Lender to lend to it the principal sum of TWENTY MILLION SEVEN HUNDRED THOUSAND AND 00/100 DOLLARS ($20,700,000.00) (the "Loan") to be used to refinance the Premises (as hereinafter defined), to pay certain closing costs and to perform certain repairs and renovations to the Premises; and
        WHEREAS, Lender has advised Borrower that, subject to the terms of this Agreement and the documents to be executed in connection herewith, and based upon the representations, warranties, covenants and undertakings of Borrower herein and therein contained, Lender is willing to make the Loan to Borrower on the terms and conditions set forth herein and therein.

        NOW, THEREFORE, in consideration of the above premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Lender and Borrower hereby agree as follows:

                         ARTICLE I

     PARTICULAR TERMS; DEFINITIONS

        For all purposes of this Agreement, the following terms shall have the respective meanings hereinafter specified, such definitions to be applicable equally to the singular and plural forms of such terms:
        "ACM" shall mean asbestos-containing materials. "Affiliate" shall mean, with respect to a specified
Person, (i) a Person who, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, the specified Person, (ii) any Person who is an officer, director, partner, manager, employee, or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is an officer, partner, manager or trustee, or with respect to which the specified Person serves in a similar capacity, (iii) any Person who, directly or indirectly, has an Ownership Interest in the specified Person,
(iv) any Person in which the specified Person has an Ownership Interest, (v) the spouse, issue, or parent of the specified Person, and (vi) any Person which would constitute an Affiliate of any such Person described in clauses (i) through (v) above.
        "Affirmative Covenant" shall mean a promise or covenant by any Person to perform, act, suffer, permit or consent to.
        "Agreement" shall have the meaning ascribed to such term in the introductory paragraph hereof.
        "Aggregate Purchase Closing Costs" shall have the meaning ascribed to such term in Section 4.28 hereof.
        "Aggregate Purchase Price" shall have the meaning ascribed to such term in Section 4.28 hereof.
        "Annualized Net Operating Income" means the difference between (i) the sum of all Receipts generated during the twelve
(12) full calendar months immediately preceding any Determination Date (including any calendar month ending on a Determination
Date) less (ii) all Expenses paid during the twelve (12) full calendar months immediately preceding such Determination Date (including any calendar month ending on a Determination Date), provided, however, that if any Determination Date shall occur prior to the first anniversary of the Closing Date, then Annualized Net Operating Income as of such Determination Date shall mean the difference between (i) all Receipts generated from the Closing Date to such Determination Date (the "Ownership Period"), less (ii) all Expenses paid during the Ownership Period, with the resultant remainder divided by the number of days in such Ownership Period, and with the then resultant quotient multiplied by 365.

        "Approved Accountant" shall mean one of the so-called "Big Six" accounting firms or such other independent certified public accountant of nationally recognized standing selected by the Person required to deliver the applicable Financial Statements and other reports specified herein, which Approved Accountant shall be approved by Lender.
        "Approved Budget" shall have the meaning ascribed to such term in Section 4.14.1(iv) hereof.
        "Approved Contracts" shall mean the Contracts listed on Schedule B annexed hereto.
        "Approved Leases" shall mean the Leases set forth on Schedule C annexed hereto and all Leases entered into after the date of this Agreement in accordance with Section 4.6 hereof.
        "Assignees" shall have the meaning ascribed to such term in Section 6.8.1 hereof.
        "Assignment of Leases and Rents" shall mean, collectively, (i) that certain Assignment of Leases and Rents, dated as of the date hereof, made by Wesmark Fifty, L.P. and Mark Centers Limited Partnership, in favor of Lender; (ii) that certain Assignment of Leases and Rents, dated as of the date hereof, made by Mark Twelve Associates, L.P., in favor of Lender;
(iii) that certain Assignment of Leases and Rents, dated as of the date hereof, made by Mark Plaza Fifty, L.P. and Mark Centers Limited Partnership, in favor of Lender; and (iv) that certain Assignment of Leases and Rents, dated as of the date hereof, made by Blackman Fifty, L.P., in favor of Lender; each relating to the Loan, as the same may hereafter be amended or modified from time to time.
        "Bankruptcy Code" shall mean Title 11 of the United States Code, 11 U.S.C. Subsection 101 et seq., as amended.
        "Base Rate" shall mean the rate per annum equal to (i) three and 12/100 percent (3.12%) in excess of the then applicable Treasury Rate during the period prior to and including the Scheduled Maturity Date (without giving effect to the First Extension Term), (ii) four and 62/100 percent (4.62%) in excess of the Treasury Rate during the First Extension Term.
        "best knowledge" or "knowledge" shall mean, for the purpose of this Agreement and the other Loan Documents, the actual knowledge of the Person in question, after having made due inquiry. If any entity with respect to which this term would be applicable is a corporation, knowledge of such entity shall refer to actual knowledge of its officers or directors, after having made due inquiry. If any such entity is a partnership, knowledge of such entity shall refer to actual knowledge of each of its partners who participates in the management of such partnership (directly or indirectly), after having made due inquiry. If any such entity is a limited liability company, knowledge of such entity shall refer to actual knowledge of its managing members, after having made due inquiry. The knowledge of Borrower for purposes of this definition shall also include the knowledge of the Manager if it is an Affiliate of Borrower.
        "Borrower" shall have the meaning ascribed to such term in the introductory paragraph hereof.
        "Broker" shall have the meaning ascribed to such term in
Section 3.28 hereof.
        "Buyer" shall have the meaning ascribed to such term in
Section 9.4 hereof.
        "Capital Adequacy Events" shall have the meaning ascribed to such term in Section 2.5(d) hereof.
        "Capital Improvements" shall have the meaning ascribed to such term in Section 2.1.2 hereof.
        "Capital Improvements Holdback" shall have the meaning ascribed to such term in Section 2.1.2 hereof.
        "Cash Collateral Account" shall have the meaning ascribed to such term in the Cash Management Agreement.
        "Cash Management Agreement" shall mean that certain Cash Management Agreement, dated as of the date hereof, between Borrower and Lender, as the same may be amended or modified from time to time.
        "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 960, et seq.), as the same may be amended from time to time.
        "Certificates" means the securities issued in connection with a Securitization of the Loan.
        "Claim" shall have the meaning ascribed to such term in
Section 6.5(b) hereof.
        "Clearing Account" shall have the meaning ascribed to such term in the Cash Management Agreement.
        "Closing Date" shall mean the time of execution and delivery of this Agreement by Borrower to Lender.
        "Closing Date DCR" shall mean 1.10:1.00.
        "Closing Date Loan-to-Value Ratio" shall mean 0.75:1.00. "Closing Statement" shall have the meaning ascribed to such term in Section 2.10 hereof.
        "Collateral" shall mean all collateral pledged to Lender in respect of the Loan hereunder or under any of the other Loan Documents.
        "Collection Period" shall have the meaning ascribed to such term in the Cash Management Agreement.
        "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.
        "Completion Schedule" shall have the meaning ascribed to such term in Section 2.1.2 hereof.
        "Construction Documents" shall have the meaning ascribed to such term in Section 2.1.2(i) hereof.

        "Contract" shall mean (i) any management, brokerage or leasing agreement or (ii) any cleaning, maintenance, service or other contract or agreement of any kind (other than Leases) of a material nature (materiality for these purposes to include contracts in excess of $10,000 or which extend beyond one year (unless cancelable on thirty (30) days or less notice)), in either case relating to the ownership, leasing, management, use, operation, maintenance, repair or restoration of the Premises, whether written or oral.
        "control" (and the correlative terms "controlled by" and "controlling") shall mean, with respect to a specified Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through ownership of voting securities or partnership or other ownership interests, by contract or otherwise; provided, however, that, without limiting the generality of the foregoing,
(i) any Person (including family members of such Person) which owns, directly or indirectly, securities representing twenty percent (20%) or more of the value or ordinary voting power of a corporation or twenty percent (20%) or more of the partnership or other Ownership Interests (based upon value or vote) of any other Person is deemed to control such corporation or other Person,
(ii) a general partner shall always be deemed to control any partnership of which it is a general partner, and (iii) a manager or member-manager of a limited liability company shall always be deemed to control any limited liability company of which it is a manager or member-manager, as the case may be.
        "Conversion Option" shall have the meaning ascribed to such term in Section 9.5 hereof.
        "DCR" shall mean the ratio of (i) Annualized Net Operating Income as of any Determination Date (less any proceeds received by Borrower in respect of the Interest Rate Cap) to (ii) the payments of interest and principal that would be due and payable on the Outstanding Principal Balance as of such Determination Date and for the following twelve (12) month period, assuming a monthly constant payment of principal and interest based on the LIBOR Interest Rate in effect as of the date of such calculation and a principal amortization schedule of twenty-five (25) years.
        "Default" shall have the meaning ascribed to such term in Section 5.1 hereof.
        "Default Rate" shall have the meaning ascribed to such term in Section 2.7 hereof. In no event shall the Default Rate exceed the maximum interest rate permitted under applicable law.
        "Deferred Maintenance Funds" shall have the meaning ascribed to such term in Section 7.2.4 hereof.
        "Deferred Maintenance Items" shall have the meaning ascribed to such term in Section 7.2.4 hereof.

        "Deferred Maintenance Subaccount" shall have the meaning ascribed to such term in the Cash Management Agreement.
        "Deposit Bank" shall have the meaning ascribed to such term in the Cash Management Agreement.
        "Designated Officer" shall mean (i) if Borrower is a corporation, the chief financial officer of such corporation or such other officer of such corporation as is fully familiar with the financial affairs of Borrower and is approved by Lender, (ii) if Borrower is a partnership, such officer of Borrower's managing general partner as satisfies the first sentence of this definition, or (iii) if Borrower is a limited liability company, such officer of Borrower's managing member as satisfies the first sentence of this definition.
        "Designee" shall have the meaning ascribed to such term in Section 6.23 hereof.
        "Determination Date" shall mean each date as of which a determination of DCR is required to be made pursuant to Sections 7.2.1(d), 7.4.3 or 9.4(viii) hereof.
        "Disbursement Instructions" shall have the meaning ascribed to such term in the Cash Management Agreement.
        "Disbursement Period" shall mean a period of thirty (30) calendar days.
        "Disclosed Violations" shall have the meaning ascribed to such term in Section 3.9 hereof.
        "Disclosure Document" shall have the meaning ascribed to such term in Section 6.27.3 hereof.
        "Disqualified Person" shall have the meaning ascribed to such term in Section 3.31 hereof.
        "Dollar" or "$" shall mean lawful money of the United
States of America.
        "Domestic Business Day" shall mean any day except a Saturday, Sunday or other day on which commercial banks are required or permitted by law to close in New York City.
        "Easements" shall have the meaning ascribed to such term in Section 2.7 hereof.
        "Eligible Receivables" means accounts (as that term is defined in the Uniform Commercial Code of the State of New York) payable in Dollars, net of any credits, rebates, commissions, or discounts payable in respect thereof, arising from bona fide transactions in the ordinary course of Borrower's business or otherwise permitted hereunder (other than for goods, services or tenancies provided on consignment, on approval or otherwise subject to repurchase, return, rebate or reimbursement) that (1) have not remained unpaid for more than thirty (30) days after any invoice date therefor or the date on which the transactions giving rise thereto are completed; (2) are not subject to any Liens, setoffs, counterclaims or disputes existing with respect thereto or as to which any other facts exist or which would impair or delay the collectibility of all or any portion thereof;
(3) are not accounts with respect to which the account debtor or any officer or employee thereof is an officer, employee or agent of, or is otherwise an Affiliate of, Borrower or any Affiliate of Borrower, directly or indirectly; (4) are not accounts with respect to which the account debtor is the United States or any State or political subdivision thereof or any department, agency or instrumentality of the United States, any State or political subdivision thereof, unless there shall have occurred compliance with the United States Assignment of Claims Act or with any similar State or local law applicable thereto; (5) as to which neither Borrower nor Lender is aware of any facts existing or threatened which might have a material adverse effect with respect to the account debtor; (6) are not owed by a single account debtor or its Affiliates and represent more than twenty percent (20%) of all otherwise Eligible Receivables (accounts excluded from Eligible Receivables solely by reason of this subsection (6) shall nevertheless be considered Eligible Receivables to the extent of the portion of such accounts that does not exceed twenty percent (20%) of all otherwise Eligible Receivables); (7) are not owed by an account debtor who is, or whose Affiliates are, past due upon other accounts owed to Borrower or its Affiliates comprising more than fifty percent (50%) of the accounts of such account debtor or its Affiliates owed to Borrower or its Affiliates; and (8) are owed by account debtors deemed creditworthy at all times by Lender (as determined by Lender in its sole discretion). For purposes of (6) above, account debtor in the case of credit card receivables shall refer to the account obligor and not the credit card issuing entity.
        "Engineering Consultant" shall mean EMG.
        "Engineer's Report" shall mean the report dated May 20, 1998 prepared by the Engineering Consultant.
        "Entities" shall have the meaning ascribed to such term in Section 6.27.2(i) hereof.
        "Environmental Consultant" shall mean EMG and Conestoga Rovers & Associates, Ltd.
        "Environmental Costs" shall mean "Indemnified Costs" as such term is defined in the Environmental Indemnification Agreement.
        "Environmental Indemnification Agreement" shall mean that certain Environmental Indemnification Agreement, dated as of the date hereof, made by Borrower and Mark Centers Trust to Lender, as the same may hereafter be amended or modified from time to time.
        "Environmental Laws" shall mean CERCLA; The Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq.; The Hazardous Substances Transportation Act, 42 U.S.C. Section 9601, et seq.; The Emergency Planning & Community Right-to-Know Act of

1986, 42 U.S.C. Subscript 11001, et seq.; The Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; The Clean Air Act, 42 U.S.C. Subscript 7401 et seq.; The Clean Water Act, 33 U.S.C. Subscript 1251 et seq.; The Safe Drinking Water Act, 42 U.S.C.
Section 201 et seq.; as any of the foregoing may be amended from time to time; and any other federal, state and local laws or regulations, codes, statutes, orders, decrees, guidance documents, judgments or injunctions, now or hereafter issued, promulgated, approved or entered thereunder, relating to pollution, contamination or protection of the environment, including, without limitation, laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata, buildings or facilities) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.
        "Environmental Matter" shall mean any matter arising out of, relating to, or resulting from pollution, contamination or protection of the environment (including natural resources), and any matters relating to emission, discharge, release or threatened release, of Hazardous Substances into the air (indoor and outdoor), surface water, groundwater, soil, land surface or subsurface, buildings or facilities or otherwise arising out of, relating to, or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport, handling, release or threatened release of Hazardous Substances.
        "Environmental Remediation Funds" shall have the meaning ascribed to such term in Section 7.2.3 hereof.
        "Environmental Remediation Items" shall have the meaning ascribed to such term in Section 7.2.3 hereof.
        "Environmental Remediation Subaccount" shall have the meaning ascribed to such term in the Cash Management Agreement.
        "Environmental Report" shall mean, collectively, (i) the reports for Mark Plaza dated June, 1996, February 1998 and May 20, 1998; (ii) the report for Blackman Plaza, dated February, 1998 (iii) the report for Union Plaza, dated September, 1996 and May 20, 1998 and (iv) the report for Wesmark Plaza, dated January, 1998, prepared by the Environmental Consultant.
        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder from time to time.
        "Eurodollar Business Day" shall mean any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London, England.

        "Event of Default" shall have the meaning ascribed to such term in Section 5.1 hereof.
        "Excess Interest" shall have the meaning ascribed to such term in Section 2.8 hereof.
        "Exchange Act" shall mean the Securities and Exchange
Act of 1934, as amended.
        "Excluded Revenue Items" shall have the meaning ascribed to such term in the definition of "Receipts" set forth below.
        "Expenses" shall mean all actual and customary operating expenses and all other unanticipated or non-recurring expenses for or in connection with the Premises (as adjusted by Lender to reflect, inter alia, timing of the payment of expenses and such other factors as Lender shall reasonably determine to be relevant), including, without limitation (i) recurring expenses (e.g. capital or non-capital improvements, fixtures, furnishings and/or equipment replacements, and such others as determined by Lender), but excluding any of the same to the extent paid for out of any of the Mortgage Subaccounts, (ii) Taxes (whether paid directly by Borrower or escrowed with Lender in accordance with
Section 7.1 hereof), (iii) Insurance Premiums (whether paid directly by Borrower or escrowed with Lender in accordance with
Section 7.1 hereof), (iv) management fees due under the Management Agreement (whether paid or not) in an amount not to exceed four percent (4.0%) of Receipts, and (v) Ground Lease Reserve Payments.
        "Extension Notice" shall have the meaning ascribed to such term in Section 2.2.2 hereof.
        "Financial Statements" shall mean the financial statements and other documentation required to be delivered pursuant to Section 4.14 hereof.
        "Financing Notice" shall have the meaning ascribed to such term in Section 9.3 hereof.
        "First Extension Commencement Date" shall have the meaning ascribed to such term in Section 2.2.2 hereof.
        "First Extension LIBOR Interest Rate" shall have the meaning ascribed to such term in Section 2.3.2 hereof.
        "First Extension Term" shall have the meaning ascribed to such term in Section 2.2.2 hereof.
        "Fixed Amortization Payment" shall have the meaning ascribed to such term in Section 2.4.2 hereof.
        "Funding Losses" shall have the meaning ascribed to such term in Section 2.5(a) hereof.
        "Funding Party" shall mean any bank or other entity, if any, which is indirectly or directly funding Lender with respect to the Loan, in whole or in part, including, without limitation, any direct or indirect assignee of, or participant in, the Loan.
        "General Partner" shall mean, collectively, Wesmark
Fifty Realty Corp., a South Carolina corporation, and Newcastle

Fifty Realty Corp., Mark Plaza Realty Corp., and Blackman Fifty Realty Corp., each a Pennsylvania corporation.
        "Governmental Authority" shall mean the United States, the State of South Carolina, the Commonwealth of Pennsylvania, the Cities of Union, Wilkes-Barre, and Edwardsville, Pennsylvania and Sumter, South Carolina, and any political subdivision of any of the foregoing, and any agency, department, commission, board, court, bureau or instrumentality of any of them.
        "Ground Lease Reserve" shall have the meaning ascribed to such term in Section 7.5 hereof.
        "Ground Lease Reserve Subaccount" shall have the meaning ascribed to such term in the Cash Management Agreement.
        "Hazardous Substances" shall mean asbestos, ACM, PCBs, urea-formaldehyde and urea-formaldehyde foam insulation, nuclear fuel or waste, petroleum products and any hazardous waste, toxic substance, related components, related constituents, pollutant or contaminant, -including, without limitation, any substance defined or treated as a "hazardous substance", "extremely hazardous substance" or "toxic substance" (or comparable term) in any applicable Environmental Law and any other material, which may give rise to Environmental Costs.
        "Improvements" shall have the meaning ascribed to such term in the Recitals hereof.
        "Indebtedness" shall mean any and all liabilities and obligations owing by any Person to any Person, including principal, interest, charges, fees, reimbursements and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, original, renewed or extended, (i) in respect of any borrowed money (whether by loans, the issuance and sale of debt securities or the sale of any property to another Person subject to an understanding, agreement, contract or otherwise to repurchase such property) or for the deferred purchase price of any property or services (other than trade accounts payable, or accrued expenses, that are or would be incurred in the ordinary course of business of such Person ("Trade Payables") and payable within ninety (90) days), (ii) as lessee under any leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (iii) under direct or indirect guarantees and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise assure any creditor against loss in respect of the obligations of others, (iv) in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such indebted Person, or (v) in respect of unfunded vested benefits under plans covered by ERISA or any similar liabilities to, for the benefit of, or on behalf of, any employees of such indebted Person.
        "Indemnified Parties" shall mean each of Lender, the Affiliates of Lender and the Participants and their respective successors, assigns, partners, members, shareholders, officers, directors, employees, agents and attorneys. "Independent Director" shall mean a duly appointed member of the board of directors of the relevant Person (which shall be an entity) who shall not have been, at the time of such appointment or at any time in the preceding five (5) years, (i) a direct or indirect, legal or beneficial, owner in such Person or any of its Affiliates, (ii) a creditor, supplier, employee, officer, director, family member, manager or contractor of such Person or any of its Affiliates, or (iii) a natural person who controls (whether directly, indirectly, or otherwise) such Person or any of its Affiliates or any creditor, supplier, employee, officer, director, manager or contractor of such Person or any of its Affiliates.
        "Initial LIBOR Interest Rate" shall have the meaning ascribed to such term in Section 2.3.1 hereof.
        "Insolvent" shall mean (i) the inability of a Person to pay its debts as they become due and/or (ii) the fair value of such Person's debts is greater than the fair value of such Person's assets.
        "Insurance Premiums" shall have the meaning ascribed to such term in Section 7.1 hereof.
        "Interest Accrual Period" shall mean, with respect to any Payment Date, the calendar month preceding such Payment Date, provided, however, that no Interest Accrual Period shall end later than the Maturity Date (other than for purposes of calculating interest at the Default Rate), and the initial Interest Accrual Period shall begin on the date of this Agreement.
        "Interest Reserve Funds" shall have the meaning ascribed to such term in Section 7.2.1 hereof.
        "Interest Reserve Subaccount" shall have the meaning ascribed to such term in the Cash Management Agreement.
        "Interest Reserve Subaccount Deficiency" shall mean, on any date of determination, the amount by which the Interest Reserve Target exceeds the amount then on deposit in the Interest Reserve Subaccount.
        "Land" shall have the meaning ascribed to such term in the Recitals hereof.
        "Law Change" shall have the meaning ascribed to such term in Section 2.9(c) hereof.
        "Lease" shall mean any lease now or hereafter on or affecting the Premises, or any part thereof, whether written or oral, and all licenses and other agreements for the use and/or occupancy of the Premises, or any part thereof, as the same shall have been or shall hereafter be amended.
        "Lease Termination Payment" shall mean any payment received by or on behalf of Borrower in connection with any early termination, cancellation or surrender of an unexpired Lease or other agreement for the use or occupancy of any portion of the Premises, including, without limitation, any cancellation or surrender payments, any reimbursement to or on behalf of Borrower of Tenant Improvements, and any reimbursement to or on behalf of Borrower of any Leasing Commissions.
        "Leasing Guidelines" shall have the meaning ascribed to such term in Section 4.6(c) hereof.
        "Legal Requirement" shall mean any law, statute, ordinance, order, rule, regulation, decree or other requirement of a Governmental Authority, and all conditions of any Permit.
        "Lender" shall have the meaning ascribed to such term in the introductory paragraph hereof.
        "Lender's Counsel" shall mean Schulte Roth & Zabel LLP, located in New York, New York, and any other law firm acting as counsel to Lender.
        "Lender's Counsel Fees" shall mean all fees and disbursements of Lender's Counsel.
        "Lender's Proposed Financing" shall have the meaning ascribed to such term in Section 9.3 hereof.
        "LIBOR" shall mean, with respect to any Interest Accrual Period, the rate per annum (rounded upwards, if necessary, to the nearest one-sixteenth (1/16th) of one percent (1%)) reported, with respect to the initial Interest Accrual Period, at 11:00 a.m. London time on the date of this Agreement (or if such date is not a Eurodollar Business Day, the immediately preceding Eurodollar Business Day), and thereafter, at 11:00 a.m. London time on the date two (2) Eurodollar Business Days prior to the first day of such Interest Accrual Period, on Telerate Access Service Page 3750 (British Bankers Association Settlement Rate) as the non-reserve adjusted London Interbank Offered Rate for U.S. dollar deposits having a thirty (30) day term and in an amount of $1,000,000 or more (or on such other page as may replace Telerate Page 3750 on that service or such other service or services as may be nominated by the British Bankers Association for the purpose of displaying such rate, all as determined by Lender in its sole but good faith discretion). In the event that (i) more than one such LIBOR is provided, the average of such rates shall apply, or (ii) no such LIBOR is published, then LIBOR shall be determined from such comparable financial reporting company as Lender in its sole but good faith discretion shall determine. LIBOR for any Interest Accrual Period shall be adjusted from time to time by increasing the rate thereof to compensate Lender and any Funding Party for any aggregate reserve requirements (including, without limitation, all basic, supplemental, marginal and other reserve requirements and taking into account any transitional adjustments or other scheduled changes in reserve requirements during any Interest Accrual Period) which are required to be maintained by Lender or such Funding Party with respect to "Eurocurrency Liabilities" (as presently defined in Regulation D of the Board of Governors of the Federal Reserve System) of the same term under Regulation D, or any other regulations of a Governmental Authority having jurisdiction over Lender or such Funding Party of similar effect.
        "LIBOR Interest Rate" shall mean, as of any date, whichever of the Initial LIBOR Interest Rate or the First Extension LIBOR Interest Rate is then in effect in accordance with the provisions of Section 2.3 hereof.
        "Licensor" shall have the meaning ascribed to such term in Section 4.26.1 hereof.
        "Liens" shall have the meaning ascribed to such term in
Section 4.3 hereof.
        "Limited Partners" shall have the meaning ascribed to such term in Section 3.1.3 hereof.
        "Liquid Assets" means, as to any Person as at any particular date, all amounts that would be included as assets on a consolidated balance sheet of such Person and its subsidiaries as at such date computed in accordance with generally accepted accounting principles consistently applied, but only to the extent such assets consist of the following items: (i) cash; (ii) marketable securities registered and/or traded on recognized national exchanges; (iii) marketable direct obligations issued or unconditionally guaranteed by the United Stated Government or issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States, in each case maturing within one year form the date of acquisition thereof; (iv) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public agency or instrumentality thereof maturing within one year from the date of acquisition thereof and, at the at the time of acquisition, having the highest rating obtainable from any Rating Agency; (v) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any commercial bank organized under the laws of the United States or any state thereof or the District of Columbia having combined capital and surplus of not less than $250,000,000; (vi) demand deposits in the ordinary course of business with commercial banks or savings banks or savings and loan associations having membership in the Federal Deposit Insurance Corporation or any other governmental authority that insures demand deposits, in amounts not exceeding the maximum amounts of such insurance; and (vii) Eligible Receivables.

        "Loan" shall have the meaning ascribed to such term in the Recitals hereof.
        "Loan Amount" shall mean $20,700,000.00.
        "Loan Documents" shall mean this Agreement, the Note, the Mortgage, the Assignment of Leases and Rents, the Environmental Indemnification Agreement, the Cash Management Agreement and any other document or agreement now or hereafter executed by Borrower or any other Person for the benefit of Lender securing, evidencing or otherwise relating to the Loan.
        "Loan Interest" shall have the meaning ascribed to such term in Section 6.27.1 hereof.
        "Loan Pool" shall have the meaning ascribed to such term in Section 6.27.1 hereof.
        "Loan Taxes" shall have the meaning ascribed to such term in Section 2.9(a) hereof.
        "Major Lease" shall mean any Lease described on Schedule C annexed hereto, which is marked with an asterisk, and any other Lease which either (i) is with an Affiliate of Borrower or (ii) when taken together with all Leases, if any, to Affiliates of the tenant thereunder demises in excess of five percent (5%) of the net rentable square feet in the Improvements. For purposes of this definition only, in determining the net rentable square footage demised under any Lease, all space in the Improvements which may in the future be demised to the tenant under such Lease by reason of such tenant exercising any right or option contained in such Lease shall be included in the calculation of the square footage demised under such Lease.
        "Management Agreement" shall mean that certain
Management Agreement dated May 28, 1998 between Manager and Borrower, for the management of the Premises, as the same may be amended or modified in accordance with the terms hereof and any replacement thereof entered into in accordance with the terms of this Agreement.
        "Manager" shall have the meaning ascribed to such term in Section 4.13.1(a) hereof. The Manager on the date hereof is Mark Centers Limited Partnership.
        "Manager Assignment and Subordination" shall have the meaning ascribed to such term in Section 4.13.1(b) hereof.
        "Material Adverse Effect" shall mean a material adverse effect on (i) the property, business, operations, financial condition, prospects or liabilities of any Significant Party,
(ii) the ability of any Significant Party to perform its material obligations under any of the Loan Documents, including, without limitation, the timely payment of principal of or interest on the Loan or other amounts payable in connection therewith by any Significant Party liable therefor,(iii) the validity or enforceability of any of the Loan Documents by or against any

Significant Party, (iv) the rights and remedies of Lender under any of the Loan Documents, or (v) without limiting the foregoing, the Premises or any use or occupancy thereof and/or the Collateral and the priority of the Liens thereon in favor of Lender.
        "Maturity Date" shall mean the day which is the earlier to occur of (i) the Scheduled Maturity Date, or (ii) the date on which payment of the Loan shall have been accelerated pursuant to the terms of this Agreement.
        "Monthly Interest Payment" shall have the meaning ascribed to such term in Section 7.2.1(b) hereof.
        "Mortgage" shall mean (i)that certain Fee and Leasehold Mortgage, Security Agreement, Assignment of Leases and Fixture Filing, dated as of the date hereof, made by Wesmark Fifty, L.P. and Mark Centers Limited Partnership, in favor of Lender; (ii) that certain Mortgage, Security Agreement, Assignment of Leases and Fixture Filing, dated as of the date hereof, made by Mark Twelve Associates, L.P. in favor of Lender; (iii) that certain Fee and Leasehold Mortgage, Security Agreement, Assignment of Leases and Fixture Filing, dated as of the date hereof, made by Mark Plaza Fifty, L.P. and Mark Centers Limited Partnership in favor of Lender; and (iv) that certain Mortgage, Security Agreement, Assignment of Leases and Fixture Filing, dated as of the date hereof, made by Blackman Fifty, L.P. in favor of Lender; each as the same may hereafter be amended, modified, increased, consolidated or extended from time to time.
        "Mortgage Subaccounts" shall have the meaning ascribed to such term in the Cash Management Agreement.
        "Negative Covenant" shall mean a promise or covenant by any Person to not act, perform, suffer, permit or consent to.
        "Nominal Principal Amount" shall have the meaning ascribed to such term in Section 4.24 hereof.
        "Note" shall mean that certain Mortgage Note, dated the date hereof, made by Borrower to Lender, in the original principal amount of $20,700,000.00, as the same may hereafter be amended, modified, extended or substituted from time to time.
        "Notices" shall have the meaning ascribed to such term in Section 6.6 hereof.
        "Obligated Party" shall have the meaning ascribed to such term in Section 5.2(i) hereof.
        "Obligations" shall mean Borrower's obligation to pay the principal, interest and any other sums payable to Lender in respect of the Loan hereunder and/or under the Note, the Mortgage or any of the other Loan Documents, and to perform and observe all of the terms, covenants and provisions of each of the Loan Documents.
        "Officer's Certificate" shall mean a certificate delivered to Lender and signed by the President or a Vice

President of Borrower (or if, at any time, Borrower shall be a partnership or limited liability company, by such an officer of a general partner or managing member, as the case may be, of Borrower, or if such general partner or managing member is a limited liability company, by such an officer of such general partner or managing member, as the case may be). Any Officer's Certificate shall be based on the actual knowledge, upon due inquiry, of the officer executing the same and shall contain a statement by such officer that (i) in the ordinary course of the performance of his duties he would normally obtain knowledge of, or (ii) he has made such inquiry as in his judgment is reasonably sufficient to obtain knowledge of, the existence of any condition or event necessary to make the statement(s) otherwise set forth in such Officer's Certificate.
        "Organizational Documents" shall mean, with respect to any Person who is not a natural person, the certificate or articles of incorporation, memorandum of association, articles of association, trust agreement, by-laws, partnership agreement, limited partnership agreement, certificate of partnership or limited partnership, limited liability company articles of organization, limited liability company operating agreement or any other organizational document, and all shareholder agreements, voting trusts and similar arrangements with respect to its stock, partnership interests, membership interests or other equity interests.
        "Outstanding Principal Balance" shall mean, as of any date, the outstanding principal balance of the Loan.
        "Ownership Interest" shall mean, with respect to any Person, ownership of the right to profits and losses of, and/or the right to exercise voting power to elect directors, managers, operators or other management of, or otherwise to affect the direction of management, policies or affairs of, such Person, whether through ownership of securities or partnership, membership or other interests therein, by contract or otherwise.
        "Ownership Period" shall have the meaning ascribed to such term in the definition of "Annualized Net Operating Income" set forth above.
        "Participants" shall have the meaning ascribed to such term in Section 6.8.2 hereof.
        "Party In Interest" shall have the meaning ascribed to such term in Section 3.31 hereof.
        "Payment Date" shall mean July 1, 1998 and the first day of each month thereafter during the Term.
        "PCBs" shall mean polychlorinated biphenyls.
        "Permit" shall mean all approvals, consents, registrations, franchises, permits, licenses, variances, certificates of occupancy and other authorizations with regard to zoning, landmark, ecological, environmental, air quality, subdivision, planning, building or land use required by any Governmental Authority for the construction, lawful occupancy and operation of the Improvements and the actual and contemplated uses thereof.
        "Permitted Encumbrances" shall mean the encumbrances listed on Schedule B of the Title Policy.
        "Person" shall mean any individual, partnership, corporation (including a business trust), limited liability company, joint stock company, estate, trust, unincorporated association, joint venture or other entity or a government or an agency or political subdivision thereof.
        "Placement Party" shall have the meaning ascribed to such term in Section 6.27.1 hereof.
        "Premises" shall mean the Land, the Improvements and all personal property and other items described in the granting clauses of the Mortgage, and any other property owned and/or leased by Borrower and used or usable in the operation of the Improvements.
        "Prohibited Transaction" shall mean a prohibited transaction as described under Section 406 of ERISA or Section 4975 of the Code which is not the subject of a statutory exemption under Section 408(b) of ERISA or an administrative exemption granted pursuant to Section 408(a) of ERISA.
        "Proposed Financing" shall have the meaning ascribed to such term in Section 9.3 hereof.
        "Quarterly DCR Test" shall have the meaning ascribed to such term in Section 7.4.3 hereof.
        "Rating Agencies" shall mean (i) any nationally-recognized statistical rating organizations that provide a rating on any of the Certificates on the date of issuance of such Certificates, or (ii) prior to the issuance of the Certificates, Standard & Poor's Rating Group, a division of The McGraw Hill Corporation, and any other nationally-recognized statistical rating organization that has been designated by Lender in its sole discretion.
        "Receipts" shall mean all receipts, revenues, income (including service charges), fees, payments and proceeds of sales of every kind received by or on behalf of Borrower, directly or indirectly, from operating the Premises for that period, and services rendered to, and rentals, percentage rentals and other fees, payments and charges received from, tenants, sub-tenants, licensees, concessionaires and occupants of commercial, public and retail space located in or at the Premises, calculated on a cash basis, whether in cash or on credit, including, without limitation, revenues from the rental of parking at the Premises, the fair market value of any barter transaction, and other fees and charges resulting from the operations of the Premises by or on behalf of Borrower in the ordinary course of business, and proceeds, if any, from business interruption or other loss of income insurance (net of the costs of collection thereof) and also including any proceeds received by Borrower in respect of the Interest Rate Cap; provided, however, that Receipts shall not include (i) non-recurring income and non-Premises related income (as determined by Lender in its reasonable discretion), (ii) security deposits received from any tenant unless and until the same are applied to rent or any other of such tenant's obligations in accordance with the terms of such tenant's Lease,
(iii) any loan proceeds or proceeds of capital or equity contributions received by Borrower, (iv) gratuities or service charges or other similar receipts which are to be paid over to Premises employees or persons occupying similar positions for performing similar duties; (v) proceeds of insurance or other money or credits received in settlement for loss, theft or damage to property relating to or used in or at the Premises; (vi) excise taxes, sales taxes, use taxes, gross receipts taxes, value added taxes, or other taxes or similar charges payable to any Governmental Authority; (vii) condemnation awards; (viii) proceeds from the sale of furniture, fixtures and/or equipment no longer required for the operation of the Premises; and (ix) Lease Termination Payments (the revenue exclusions in the preceding clauses (i) through (ix), collectively, the "Excluded Revenue Items"). In determining Receipts, the occupancy factor utilized for the Premises shall be the lesser of (a) the actual occupancy rate (paying rent), (b) the market occupancy rate for projects similar to the Premises in the locality in which the Premises is located or (c) an assumed ninety-five percent (95%) occupancy rate.
        "Related Party" shall have the meaning ascribed to such term in Section 6.20 hereof.
        "Remaining Receipts" shall have the meaning ascribed to such term in Section 7.4.2(a)(v) hereof.
        "Renovation Budget" shall have the meaning ascribed to such term in Section 2.1.2 hereof.
        "Rent Roll" shall mean a rent roll for the Premises supplied to Lender, in such form as Lender shall reasonably request. The Rent Roll must indicate whether any tenant is in arrears in the payment of rent or expense reimbursement obligations under its Lease, and the duration and amount of any such arrears.
        "Retained Receipts" shall have the meaning ascribed to such term in Section 7.4.2(b) hereof.
        "RICO" shall have the meaning ascribed to such term in
Section 6.20 hereof.
        "Sale" shall have the meaning ascribed to such term in
Section 9.4 hereof.

        "Sale Loan-to-Value Ratio" shall mean, as of the date of a sale, the ratio, expressed as a percentage, of (i) the Outstanding Principal Balance, all accrued and unpaid interest thereon and all other obligations of Borrower to Lender, to (ii) the market value of the Premises, as determined by an MAI appraisal made in connection with any proposed Sale within thirty
(30) days after the Sale Notice or as shall otherwise be determined by Lender in its sole discretion and in good faith.
        "Sale Notice" shall have the meaning ascribed to such term in Section 9.4 hereof.
        "Scheduled Maturity Date" shall mean December 1, 1998, as the same may be extended pursuant to Section 2.2 hereof.
        "Secured Refinancing" shall have the meaning ascribed to such term in Section 9.1 hereof.
        "Securities Act" shall mean the Securities Act of 1933, as amended.
        "Securitization" shall have the meaning ascribed to such term in Section 6.27.1 hereof.
        "Securitization Indemnification" shall have the meaning ascribed to such term in Section 6.27.3 hereof.
        "Securitization Indemnified Party" shall have the meaning ascribed to such term in Section 6.27.3 hereof.
        "Servicer" shall have the meaning ascribed to such term in Section 2.11 hereof.
        "Servicing Fee" shall have the meaning ascribed to such term in Section 2.11 hereof.
        "Significant Party" shall mean each of Borrower and General Partner.
        "Survey" shall mean, collectively (i) that survey of Blackman Plaza, dated May 18, 1998, prepared by Clough, Harbour & Associates, LLP; (ii) that survey of Wesmark Plaza dated May 19, 1998, prepared by Cox & Dinkins, Inc.; (iii) that survey of Union Plaza, dated May 8, 1998, prepared by Frank R. Taylor Engineering; and (iv) that survey of Mark Plaza, daed May 21, 1998, prepared by G. Dunda Associates.
        "Sweep Commencement Date" shall have the meaning ascribed to such term in that certain Cash Management Agreement, by and between Borrower and Lender, dated as of the date hereof.
        "Tax and Insurance Deposits" shall have the meaning ascribed to such term in Section 7.1.1 hereof.
        "Tax and Insurance Escrow Subaccount" shall have the meaning ascribed to such term in the Cash Management Agreement.
        "Taxes" shall have the meaning ascribed to such term in the Mortgage.
        "Term" shall mean the period commencing on the date hereof and ending on the date on which the entire Outstanding Principal Balance and all other sums that shall be due and payable to Lender hereunder and under any of the other Loan

Documents shall be paid in full to Lender.
        "Title Insurer" shall mean Commonwealth Land Title
Insurance Company .
        "Title Policy" shall mean, collectively, those certain title insurance policies, dated the date hereof, issued by the Title Insurer to Lender under Policy Nos. 103057-PA, CMW980038, K137196LA, and H185936EP in the aggregate amount of $27,700,000.00.
        "Total Capitalization" shall mean the aggregate sum of
(i) the Aggregate Purchase Price, (ii) the Aggregate Purchase Closing Costs, provided that the Aggregate Purchase Closing Costs shall not include fees or expenses of any nature paid to any Affiliate of Borrower or General Partner, except for such sums as are disclosed in writing to Lender and, in any event, are not in excess of sums which would otherwise be payable to an unrelated third-party for similar services, (iii) a reasonable amount, as determined by Lender, for working capital (which sum shall include the Interest Reserve Funds), and (iv) the amount shown on the Renovation Budget as needed to complete the Capital Improvements.
        "Trade Payables" shall have the meaning ascribed to such term in the definition of "Indebtedness" set forth above.
        "Transfer" shall have the meaning ascribed to such term in Section 4.2(a) hereof.
        "Treasury Rate" shall mean, with respect to any Interest Accrual Period, the rate per annum (rounded upwards, if necessary, to the nearest one-sixteenth (1/16th) of one percent (1%)) reported, with respect to the initial Interest Accrual Period, at 11:00 a.m. New York time on the date of this Agreement (or if such date is not a Domestic Business Day, the immediately preceding Domestic Business Day), and during any Interest Accrual Period thereafter, at 11:00 a.m. New York time on the date two
(2) Domestic Business Days prior to the first day of each such Interest Accrual Period, on United States Treasury Securities, adjusted to a constant maturity of one (1) year.
        "U.S. Person" shall mean any Person that is (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized under the laws of the United States or any state thereof or (iii) any estate or trust that is subject to United States federal income taxation, regardless of the source of its income.
        "Update Certificate" shall have the meaning ascribed to such term in Section 2.1.2(vii) hereof.
        "Work" shall have the meaning ascribed to such term in
Section 7.3 hereof.

                       ARTICLE II

                        THE LOAN
Section 2.1    Funding.

        2.1.1 Initial Funding. On the date hereof (the "Closing Date"), subject to the terms and conditions of this Agreement, and relying upon the representations and warranties set forth herein, Lender shall disburse $16,700,000.00 to or on behalf of Borrower.
        2.1.2 Capital Improvements Holdback. A portion of the Loan proceeds in an amount equal to $2,000,000.00 (the "Capital Improvements Holdback") shall be retained by Lender as a holdback for the costs and expenses incurred in connection with the making and/or construction of capital improvements at Wesmark Plaza pursuant to the lease between Mark Centers Limited Partnership and Theatre Management, Inc. ("Tenant"), as approved by Lender (the "Capital Improvements"). Within ninety (90) days of the Closing Date, Borrower shall submit to Lender, for approval by Lender and its independent consultant, a description of the Capital Improvements, including a schedule for completion ("Completion Schedule") and a construction budget (the "Renovation Budget"). Lender shall endeavor to approve or disapprove such items within ten (10) Domestic Business Days after Lender's receipt thereof. Lender shall make disbursements of portions of the Capital Improvements Holdback to the Borrower (except as otherwise provieded herein) subject to the following conditions:
               (i) Lender and its independent consultant shall have reviewed and approved the Renovation Budget, the Completion Schedule, final plans and specifications for construction of the Capital Improvements, a fixed price contract with a bondable general contractor which shall not be an Affiliate for construction of the Capital Improvements, and any and all architect's and engineer's agreements relating to such Capital Improvements, which approval shall not be unreasonably withheld (all of the foregoing and all other documents and reports used in preparation for or in the actual construction of the Capital Improvements shall collectively be called the "Construction Documents");
               (ii) at least ten (10) Domestic Business Days prior to the date of any such advance, Borrower shall provide Lender with a written request for payment executed by Borrower and a copy of a corresponding request for payment from Borrower by Tenant, together with copies of invoices, lien waivers, applications for payments, canceled checks, or other evidence of payment of amounts due and payable by, or already paid by Borrower in connection with the Capital Improvements, it being understood and agreed that (i) Lender will make advances to or on behalf of Borrower for items not yet paid for by Borrower provided such items are consistent with the Renovation Budget and the payment therefor is immediately remitted to the Person on whose behalf the advance was requested, and (ii) Lender will advance sums to Borrower to be utilized as an advance deposit on items such as carpet, furniture and special order items, provided that Lender shall have received evidence reasonably satisfactory to it that such deposits are required by the applicable vendors;
               (iii) no Default shall have occurred and be continuing, either at the time of the request for an advance under this Section, or at the time of the funding of such advance;
               (iv) Lender shall have received, at Borrower's expense, an endorsement to the Title Policy insuring the priority of the Mortgage with respect to such advance and indicating that no intervening liens exist against the Premises;
               (v) Lender shall have approved, in its reasonable discretion, the Capital Improvements, the Completion Schedule and the Renovation Budget;
               (vi) Borrower shall have delivered evidence satisfactory to Lender, in its sole discretion, that the Capital Improvements Holdback is sufficient to complete the Capital Improvements or, if insufficient, Borrower shall have deposited with Lender funds necessary to complete the Capital Improvements (such deposit to be disbursed before any balance of the Capital Improvements Holdback);
               (vii) Borrower shall have delivered to Lender a certificate (an "Update Certificate") executed by the chief financial officer of the managing General Partner of Borrower stating that all representations and warranties of Borrower set forth in Article 5 hereof remain true and correct as of the date of the request for such advance or setting forth any exceptions to such representations and warranties;
               (viii) Intentionally Omitted
               (ix) Lender's independent consultant shall have inspected and approved the portion of the Capital Improvements completed;
               (x) such advances shall be made no more than once in a sixty (60) day period in minimum increments of $100,000.00 (with the exception of the final advance);
               (xi) such advances shall be utilized to pay the actual costs of the Capital Improvements as portions of same are completed and, at Lender's option, with prior notice to Borrower, advances shall be made by Lender directly to the architect, contractor, supplier or other third party; and

               (xii) Borrower shall complete the Capital
Improvements within the time frame provided for in the Completion
Schedule.
        Section 2.1.3 Ground Lease Holdback. A portion of the Loan proceeds in an amount equal to $1,000,000.00 (the "Ground Lease Holdback") shall be retained by Lender as a holdback as additional security in connection with the ground lease on Mark Plaza (the "Ground Lease"). Lender shall advance the Ground Lease Holdback to Borrower upon the earlier to occur of (i) the purchase of the entire fee interest in Mark Plaza by either Mark Centers Limited Partnership or Mark Plaza Fifty, L.P., and (ii) payment in full of the entire Outstanding Principal Balance. Lender's obligation to disburse the Ground Lease Holdback in the event condition (i) occurs shall be conditioned upon (a) no Default having occurred and continuing at the time of such advance, (b) Lender having received, at Borrower's expense, an endorsement to the Title Policy insuring the priority of the Mortgage with respect to such advance and indicating that no intervening liens exist against the Premises, and (c) Borrower shall executing any documents required by Lender to subject such fee interest to the lien of the Mortgage and paying all of Lender's expenses in connection therewith.
        Section 2.1.4 Interest Reserve Holdback. A portion of the Loan proceeds in an amount equal to $1,000,000.00 (the "Interest Reserve Holdback") shall be retained by Lender as a holdback for interest costs. If, on any Payment Date, there are insufficient Receipts for the prior calendar month to cover the payment of interest then due and payable to Lender pursuant to
Section 2.4 hereof (each, a "Monthly Interest Payment"), Lender shall be entitled, but not obligated, to draw on the Interest Reserve Holdback and apply the funds to the payment of such Monthly Interest Payment (or the portion thereof for which insufficient Receipts for the prior calendar month exist), and the Interest Reserve Holdback shall be reduced by an equal amount; provided, however, that Lender shall not be obligated to draw on the Interest Reserve Holdback for application to the Monthly Interest Payment if a Default has occurred and is continuing. In connection with any such advance of funds from the Interest Reserve Holdback, Lender shall receive at Borrower's expense, an endorsement to the Title Policy insuring the priority of the Mortgage with respect to such advance and indicating that no intervening liens exist against the Premises. Notwithstanding the foregoing, Borrower expressly acknowledges and agrees that in the event that on any day on which a Monthly Interest Payment is due and payable (i) an Event of Default has occurred and is continuing hereunder, or (ii) the amount of such Monthly Interest Payment exceeds the Interest Reserve Holdback then on deposit,

Borrower shall remain liable for the payment of all Monthly Interest Payments as and when due.
        Section 2.2 Loan Term.
        2.2.1 Maturity Date. The Loan shall mature on the Maturity Date, at which time the entire Loan shall be due and payable.
        2.2.2 First Extension Option. Borrower shall have the right to extend the Scheduled Maturity Date to June 1, 1999 (the period commencing on the first (1st) day following the original Scheduled Maturity Date and ending on June 1, 1999 being referred to herein as the "First Extension Term"), provided that: (i) Borrower shall have given Lender its written notice of such extension (an "Extension Notice") not less than thirty (30) days nor more than ninety (90) days prior to the original Scheduled Maturity Date; (ii) on or before the date of the commencement of the First Extension Term (the "First Extension Commencement Date"), Borrower shall have paid or caused to be paid to Lender a non-refundable extension fee equal to one percent (1.00%) of the Loan Amount; and (iii) no Event of Default shall have occurred and be continuing at the time of the delivery of the Extension Notice with respect to the First Extension Term or on the First Extension Commencement Date. In the event the original Scheduled Maturity Date is extended by the First Extension Term in accordance with the terms hereof, thereafter, all references herein and in any of the other Loan Documents (except any such references in this Section 2.2.2 to the "Scheduled Maturity Date" shall be deemed to refer to the last day of the First Extension Term.
        2.2.3  Intentionally Omitted.
        Section 2.3 Interest Rate.
        2.3.1 Initial Term. Subject to the further provisions of this Agreement, including, without limitation, Sections 2.3.2, 2.3.3, 2.5 and 2.7 hereof, the Outstanding Principal Balance shall bear interest throughout the Term at a floating rate per annum equal to three and 12/100 percent (3.12%) in excess of LIBOR (the aggregate rate referred to in the preceding clause being referred to as the "Initial LIBOR Interest Rate") for any Interest Accrual Period commencing prior to the First Extension Term Commencement Date.
        2.3.2 First Extension Term. In the event that Borrower shall exercise the extension option for the First Extension Term in accordance with the terms hereof, for each Interest Accrual Period commencing on or after the First Extension Commencement Date throughout the remaining Term, subject to the further provisions of this Agreement, including, without limitation, Sections 2.5 and 2.7 hereof, the Outstanding Principal Balance shall bear interest at a floating rate per annum equal to four and 62/100 percent (4.62%) in excess of LIBOR (the aggregate rate referred to in the preceding clause being the "First Extension LIBOR Interest Rate").
        2.3.3  bold offIntentionally Omitted.
        2.3.4 Calculation of Interest. All interest payable hereunder shall be computed on the basis of a 360-day year for the actual number of days elapsed. In computing the number of days during which interest accrues, the day on which funds are initially advanced shall be included regardless of the time of day such advance is made, and the day on which funds are repaid shall, subject to Section 2.4.5 hereof, be excluded.
        Section 2.4 Payments.
        2.4.1 Interest. Prior to the Maturity Date, interest accruing on the Outstanding Principal Balance during each Interest Accrual Period shall be payable by Borrower monthly in arrears on each Payment Date.
        2.4.2 Interest During First Extension Term. In the event that Borrower shall exercise the extension option for the First Extension Term in accordance with the terms hereof, commencing on December 1, 1998 and on each Payment Date thereafter throughout the then remaining Term, interest accruing on the Outstanding Principal Balance during each Interest Accrual period shall be payable by Borrower monthly in arrears on each Payment Date.
        2.4.3  bold offIntentionally Omitted.
        2.4.4 Repayment of Outstanding Principal Balance. The entire Outstanding Principal Balance, together with all accrued and unpaid interest thereon and all other amounts payable hereunder or under any of the other Loan Documents, shall, to the extent not sooner paid pursuant to the terms of the Note and the other Loan Documents, be due and payable in full on the Maturity Date.
        2.4.5 General. All sums payable to Lender hereunder shall be payable, without setoff, deduction or counterclaim, in immediately available funds, no later than 12:00 P.M. New York City time on the date when due by wire transfer to the following account: Bank of America, San Francisco, CA, ABA Number: 121-000-358, Account Number: 1417-1-06816, Account Name: Pacific Mutual Life in Trust for Credit Suisse First Boston Mortgage Capital LLC, Reference: Mark Centers Trust, or to such other account or address as Lender may from time to time designate in a written notice to Borrower. Payments received by Lender in immediately available funds on any day after 12:00 P.M. New York City time shall be treated for all purposes of the Loan as having been paid and received by Lender on the next Domestic Business Day. Notwithstanding anything to the contrary contained herein, when any payment is due hereunder or under any of the other Loan Documents on a day which is not a Domestic Business Day, such payment shall be made on the next succeeding Domestic Business Day.
        Section 2.5 Funding Losses; Change in Law, Etc.
          (a) Borrower hereby agrees to pay to Lender any amount necessary to compensate Lender and any Funding Party for any losses or costs (including, without limitation, the costs of breaking any "LIBOR" contract, if applicable, or funding losses determined on the basis of Lender's or such Funding Party's reinvestment rate and the interest rate thereon) (collectively, "Funding Losses") sustained by Lender or any Funding Party: (i) if the Loan, or any portion hereof, is repaid for any reason whatsoever on any date other than a Payment Date (including, without limitation, from condemnation or insurance proceeds);
(ii) upon the conversion of the interest rate on the Loan to the Base Rate in accordance with Section 2.5(b) hereof; (iii) as a consequence of (A) any increased costs that Lender or any Funding Party may sustain in maintaining the borrowing evidenced hereby or (B) the reduction of any amounts received or receivable from Borrower, in either case, due to the introduction of, or any change in, law or applicable regulation or treaty (including the administration or interpretation thereof), whether or not having the force of law, or due to the compliance by Lender or the Funding Party, as the case may be, with any directive, whether or not having the force of law, or request from any central bank or domestic or foreign governmental authority, agency or instrumentality having jurisdiction; and/or (iv) any other set of circumstances not attributable to Lender's or a Funding Party's acts. Payment of Funding Losses hereunder shall be in addition to any obligation to pay a prepayment premium under Section 2.6 hereof in circumstances where such prepayment premium would be due and owing.
          (b) If Lender determines (which determination shall be conclusive and binding upon Borrower, absent manifest error) (i) that Dollar deposits in an amount approximately equal to the then Outstanding Principal Balance are not generally available at such time in the London Interbank Market for deposits in Eurodollars,
(ii) that the rate at which such deposits are being offered will not adequately and fairly reflect the cost to Lender or a Funding Party of maintaining a LIBOR Interest Rate on the Loan (or the portion of the Loan being funded by such Funding Party), or of funding the same in such market for such Interest Accrual Period, due to circumstances affecting the London Interbank Market generally, (iii) that reasonable means do not exist for ascertaining LIBOR, or (iv) that the LIBOR Interest Rate would be in excess of the maximum interest rate which Borrower may by law pay, then, in any such event, Lender shall so notify Borrower and, as of the date of such notification with respect to an event described in clause (ii) or (iv) above, or as of the expiration of the applicable Interest Accrual Period with respect to an event described in clause (i) or (iii) above, interest shall accrue at the Base Rate until such time as the situations described above are no longer in effect, or as otherwise provided herein; provided, however, if the situation described in clause
(ii) above occurs, (x) Borrower shall have the option, to be exercised by written notice to Lender, to pay Lender (in the manner reasonably required by Lender) for such increased cost of maintaining the LIBOR Interest Rate, and (y) if the same only affects a portion of the Loan, then only such portion shall have interest accrue at the Base Rate (provided the remaining portion is at least $1,000,000), and interest shall continue to accrue on the remaining portion at the LIBOR Interest Rate.
          (c) If the introduction of, or any change in, any law, regulation or treaty, or in the interpretation thereof by any governmental authority charged with the administration or interpretation thereof, shall make it unlawful for Lender or any Funding Party to maintain the LIBOR Interest Rate with respect to the Loan, or any portion thereof, or to fund the Loan, or any portion thereof, in Eurodollars in the London Interbank Market, then, (i) the Loan (or such portion of the Loan) shall thereafter bear interest at the Base Rate (unless the Default Rate shall be applicable), and (ii) Borrower shall pay to Lender the amount of Funding Losses (if any) incurred in connection with such conversion. The accrual of interest at the Base Rate shall continue until such Payment Date, if any, as the situation described in this Section 2.5(c) is no longer in effect.
          (d) If Lender or a Funding Party, as the case may be, shall have determined that the applicability of any law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", or the adoption of any other law, rule, regulation or guideline (including, but not limited to, any United States law, rule, regulation or guideline) regarding capital adequacy, or any change becoming effective in any of the foregoing or in the enforcement or interpretation or administration of any of the foregoing by any court or any domestic or foreign governmental authority, central bank or comparable agency charged with the enforcement or interpretation or administration thereof, or compliance by Lender or its holding company or such Funding Party or its holding company, as the case may be, with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of Lender, Lender's holding company, such Funding Party or such Funding Party's holding company, as the case may be, to a level below that which

Lender or its holding company or the Funding Party or its holding company, as the case may be, could have achieved but for such applicability, adoption, change or compliance (taking into consideration Lender's or its holding company's or such Funding Party's or its holding company's, as the case may be, policies with respect to capital adequacy) (the foregoing being hereinafter referred to as "Capital Adequacy Events"), then, upon demand by Lender, Borrower shall pay to Lender, from time to time, such additional amount or amounts as will compensate Lender or such Funding Party for any such reduction suffered.
          (e) Any amount payable by Borrower under Section 2.5(a) or 2.5(d) hereof shall be paid to Lender within five (5) days of receipt by Borrower of a certificate signed by an officer of Lender setting forth the amount due and the basis for the determination of such amount, which statement shall be conclusive and binding upon Borrower, absent manifest error. Failure on the part of Lender to demand payment from Borrower for any such amount attributable to any particular period shall not constitute a waiver of Lender's right to demand payment of such amount for any subsequent or prior period. Lender shall use reasonable efforts to deliver to Borrower prompt notice of any event described in Sections 2.5(a) or 2.5(d) hereof and of the amount to be paid under this Section 2.5 as a result thereof; provided, however, any failure by Lender to so notify Borrower shall not affect Borrower's obligation to make the payments to be made under this Section 2.5 as a result thereof. All amounts which may become due and payable by Borrower in accordance with the provisions of this Section 2.5 shall constitute additional interest hereunder and shall be secured by the Mortgage and the other Loan Documents.
          (f)  If Lender or any Funding Party requests
compensation for any losses or costs to be reimbursed pursuant to any one or more of the provisions of Sections 2.5(a)(iii), 2.5(a)(iv) or 2.5(d) hereof, or if any event occurs as described in Sections 2.5(b) or 2.5(c) hereof which would cause the Note no longer to bear interest at the LIBOR Interest Rate then, upon request of Borrower, Lender or such Funding Party shall use reasonable efforts, in a manner consistent with such institution's practice in connection with loans like the Loan, to designate a different lending office for funding or booking the Loan or to assign its rights and obligations under this Agreement to another of its offices, branches or Affiliates if such designation or assignment, in Lender's sole but good faith judgment, (i) would eliminate, mitigate or reduce amounts payable by Borrower in connection with Funding Losses or Capital Adequacy Events or, with respect to an event described in Sections 2.5(b) or 2.5(c) hereof, would allow the Loan to continue to bear interest at the LIBOR Interest Rate without additional cost to

Lender, and (ii) would not be otherwise prejudicial to Lender. Borrower hereby agrees to pay all reasonably incurred costs and expenses incurred by Lender or any Funding Party in connection with any such designation or assignment.
        Section 2.6 Prepayment.
          (a)  Borrower may, at any time elect to prepay the Loan
(i) in whole, but not in part, on any Domestic Business Day provided, and with respect to each such prepayment (x) Borrower has given Lender written notice of such prepayment not more than sixty (60) days and not less than fifteen (15) days prior to the date of such prepayment, including, without limitation, any amounts due under Section 2.5 hereof, and (y) such prepayment is accompanied by all interest accrued on the amount so prepaid and all other fees and other sums due hereunder and under the other Loan Documents, if any, up to and including the date of prepayment.
          (b)  Intentionally Omitted.
        Section 2.7 Default Interest; Late Charge.
          (a) If any payment of principal, interest or other sum payable hereunder, or under any of the other Loan Documents, is not paid when due (including by reason of failure to pay all principal, interest and all other amounts due hereunder and under the other Loan Documents on the Maturity Date (or such earlier date as the same may become due, whether by acceleration or otherwise)), such principal amount, interest or other sum shall bear interest at a rate per annum (the "Default Rate") equal to six percent (6%) in excess of LIBOR (or, if at such time Lender shall have notified Borrower that reasonable means do not exist for ascertaining LIBOR as provided in clause (iii) of Section 2.5(b) hereof, the Treasury Rate), which Default Rate shall so apply from the date such amount was due until the date such amount is indefeasibly paid to Lender. Without limiting the foregoing, upon the occurrence of, and during the continuance of, an Event of Default hereunder, the entire principal balance of the Loan shall bear interest at the Default Rate. Interest at the Default Rate shall be paid immediately upon demand, which demand may be made as frequently as Lender shall elect.
          (b) If any installment of interest or principal (including, without limitation, the entire Outstanding Principal Balance on the Maturity Date) is not paid within five (5) days after the date when due, or if any other amount payable hereunder or under any other Loan Document is not paid within ten (10) days after written notice thereof is given to Borrower, Borrower shall pay to Lender a late charge of three percent (3%) of the amount so overdue in order to defray part of the expense incident to handling such delinquent payment or payments. Such late charge shall be immediately due and payable without notice or demand by Lender. Such late charge shall be in addition to, and separate from, any increase in interest due hereunder as a result of calculation of interest due hereunder at the Default Rate. Acceptance by Lender of any late charge or interest at the Default Rate shall not be deemed a waiver of any of Lender's rights hereunder or under the other Loan Documents with respect to such late payment.
        Section 2.8 Excess Interest. It is agreed that, notwithstanding any provision to the contrary in this Agreement, the Note, the Mortgage or any of the other Loan Documents, no such provision shall require the payment or permit the collection of any amount ("Excess Interest") in excess of the maximum amount of interest permitted by law to be charged for the use or detention, or the forbearance in the collection, of all or any portion of the indebtedness evidenced by the Note. If any Excess Interest is provided for, or is adjudicated to be provided for, in the Note, this Agreement or any of the other Loan Documents, then in such event:
               (i) the provisions of this Section 2.8 shall govern and control;
               (ii) neither Borrower nor any of the other Persons required to pay any amounts with respect to the Loan shall be obligated to pay any Excess Interest;
               (iii) any Excess Interest that Lender may have received hereunder shall, at the option of Lender, (i) be applied as a credit against the then Outstanding Principal Balance (without payment of prepayment premium) due hereunder, accrued and unpaid interest thereon not to exceed the maximum amount permitted by law, or both, (ii) be refunded to the payor thereof, or (iii) any combination of the foregoing;
               (iv) the applicable interest rate or rates shall be automatically subject to reduction to the maximum lawful rate and this Agreement, the Note, the Mortgage and the other Loan Documents shall be deemed to have been, and shall be, reformed and modified to reflect such reduction in such interest rate or rates; and
               (v) neither Borrower nor any of the other Persons required to pay any amounts with respect to the Loan shall have any action or remedy against Lender for any damages whatsoever, or any defense to enforcement of this Agreement, the Note, the Mortgage or any of the other Loan Documents, arising out of the payment or collection of any Excess Interest.
        Section 2.9 Loan Taxes.
          (a) Any and all payments by Borrower to Lender hereunder and under the other Loan Documents shall, provided that Lender complies with the requirements of Section 2.9(c) hereof, be made free and clear of, and without deduction for, any and all present or future taxes, levies, imposts, deductions, charges, withholdings or liabilities with respect thereto, except for the following, for which Borrower shall not be responsible: (i) taxes imposed on or measured by Lender's net income or net receipts; or
(ii) franchise taxes imposed on Lender by the jurisdiction in which (A) Lender is organized, (B) Lender is "doing business" (unless such determination of "doing business" is made solely as a result of Lender's interest in the Loan and the security therefor), or (C) Lender's applicable lending office is located (all such taxes, levies, imposts, deductions, charges or withholdings and liabilities (except those described in the foregoing clauses (i) and (ii)) being hereinafter referred to as "Loan Taxes"). If Borrower shall be required by law to deduct or withhold any Loan Taxes from or in respect of any sum payable hereunder or under any other Loan Document, then (1) any such sum payable hereunder or under any other Loan Document shall be increased as may be necessary so that after making all required deductions or withholdings (including deductions applicable to additional sums payable under this Section 2.9), Lender receives an amount equal to the sum it would have received had no such deductions or withholdings (including deductions applicable to additional sums payable under this Section 2.9) been made, (2) Borrower shall make such deductions or withholdings, and (3) Borrower shall pay the full amount deducted or withheld to the relevant taxing authority in accordance with applicable law. Borrower will indemnify Lender for the full amount of any Loan Taxes (including, without limitation, any Loan Taxes (as well as taxes described in clauses (i) and (ii) of the second preceding sentence) imposed by any jurisdiction on any amounts payable under this Section 2.9) paid or payable by Lender and any liability (including, without limitation, penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Loan Taxes were correctly or legally asserted. A certificate as to the amount of such payment or liability delivered to Borrower by Lender shall be conclusive absent manifest error. The agreements and obligations of Borrower contained in this Section 2.9 shall survive the payment in full of principal and interest under this Agreement and the Note.
          (b) Within thirty (30) days after the date of any payment of Loan Taxes withheld by Borrower in respect of any payment to Lender, Borrower will furnish to Lender the original or a certified copy of a receipt or other evidence satisfactory to Lender evidencing payment thereof.
          (c) If Lender is a U.S. Person (other than the lender originally named herein), Lender shall deliver to Borrower, upon request, a Form W-9 (unless it establishes to the reasonable satisfaction of Borrower that it is otherwise eligible for an exemption from backup withholding tax or other withholding tax). If Lender is not a U.S. Person, Lender shall deliver to Borrower, upon request, a Form W-8 and either (i) a Form 1001 which indicates a 0% rate of tax or (ii) a Form 4224. If Lender is not a U.S. Person, Lender further undertakes to deliver to Borrower additional Forms W-8, 1001, 4224 (or any successor forms) or other manner of certification, as the case may be, (A) on or before the date that any such form expires or becomes obsolete,
(B) after the occurrence of any event requiring a change in the most recent form previously delivered by it to Borrower, and (C) such extensions or renewals thereof as may reasonably be requested by Borrower, certifying that Lender is entitled to receive payments hereunder without deduction or withholding of any Loan Taxes. However, in the event that any change in law, rule, regulation, treaty or directive, or in the interpretation or application thereof (a "Law Change"), has occurred prior to the date on which any delivery pursuant to the preceding sentence would otherwise be required which renders such form inapplicable, or which would prevent Lender from duly completing and delivering any such form, or if such Law Change results in Lender being unable to deliver a Form W-9 (or other satisfactory evidence that it is otherwise eligible for an exemption from backup withholding tax or other withholding tax), Lender shall not be obligated to deliver such forms but shall, promptly following such Law Change, but in any event prior to the time the next payment hereunder is due following such Law Change, advise Borrower in writing whether it is capable of receiving payments without any deduction or withholding of Loan Taxes. In the event of such Law Change, Borrower shall have the obligation to make Lender whole and to "gross-up" under Section 2.9(a) hereof, despite the failure by Lender to deliver such forms.
          (d) If Lender receives a refund in respect of Loan Taxes paid by Borrower, it shall promptly pay such refund, together with any other amounts paid by Borrower pursuant to
Section 2.9(a) hereof in connection with such refunded Loan Taxes, to Borrower; provided, however, that Borrower agrees to promptly return such refund to Lender if it receives notice from Lender that it is required to repay such refund. Nothing contained herein shall be construed to require Lender to seek any refund and Lender shall have no obligation to Borrower to do so.
          (e) All amounts payable under this Section 2.9 shall constitute additional interest hereunder and shall be secured by the Mortgage and the other Loan Documents. The provisions of this Section 2.9 shall survive any payment or prepayment of the Loan and any foreclosure or satisfaction of the Mortgage.
          (f) Any reference under this Section 2.9 to "Lender" shall be deemed to include any Participant and any Assignees.
        Section 2.10 Uses of Loan Proceeds. The uses of the proceeds of the Loan shall be as set forth on a closing statement to be executed by Borrower and Lender on the Closing Date (the "Closing Statement"). Borrower shall deliver such information and documentation as Lender shall reasonably request to verify that the uses are as set forth on the Closing Statement. To the extent that Borrower shall not apply any amounts necessary for any of such uses as indicated on the Closing Statement, the Loan shall be reduced by an equal amount.
        Section 2.11 Servicing. The Loan shall be serviced by an insured financial servicer selected by Lender in its sole discretion (the "Servicer"). Lender may change the Servicer from time to time without the consent of Borrower, on notice to Borrower. Lender expressly acknowledges and agrees that the Servicer's fees (the "Servicing Fee"), shall be payable by Lender.
                        ARTICLE III
     CERTAIN REPRESENTATIONS AND WARRANTIES OF BORROWER

        As an inducement to Lender to enter into this Agreement and to make the Loan, Borrower hereby represents and warrants as follows, which representations and warranties shall be true and correct as of the date hereof and which shall survive the Closing Date hereunder and shall remain true and correct until all of the Obligations are repaid in full:
        Section 3.1 Borrower Organization, Enforceability,
Etc.
        3.1.1 Borrower Status. Borrower is a duly formed limited partnership under the laws of the State of South Carolina or the Commonwealth of Pennsylvania, as applicable, validly existing and in good standing under the laws of the State of South Carolina or the Commonwealth of Pennsylvania, as applicable, and has full power and authority to execute and deliver to Lender this Agreement and all other Loan Documents to which it is a party, and to own and operate the Premises and perform the obligations and carry out the duties imposed upon Borrower by this Agreement and the other Loan Documents. All Loan Documents to be executed by Borrower have been duly authorized, approved, executed and delivered by all necessary parties and constitute the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms. Borrower is authorized to do business in the State of South Carolina or the Commonwealth of Pennsylvania, as applicable, and is not required by applicable law to be authorized to do business in any other jurisdiction.
        3.1.2 General Partner. General Partner shall mean, collectively:
        (i) Wesmark Fifty Realty Corp., which (a) is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation; (b) is in good standing under the laws of, and is authorized to transact business in, all jurisdictions where it conducts business, including the State of South Carolina; (c) has all requisite power and authority to own its properties and to carry on its business as now being conducted; (d) is the sole general partner of Wesmark Fifty, L.P. and owns a one percent (1%) general partnership interest in Wesmark Fifty, L.P., free and clear of all liens, claims, and encumbrances, except as otherwise contemplated or permitted under this Agreement; (e) has full right, power and authority to execute and deliver this Agreement and the other Loan Documents on its own behalf and on behalf of Wesmark Fifty, L.P.; and (f) shall have full right, power and authority to make all material business decisions for Wesmark Fifty, L.P. during the Term;
        (ii) Newcastle Fifty Realty Corp., which (a) is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation; (b) is in good standing under the laws of, and is authorized to transact business in, all jurisdictions where it conducts business, including the Commonwealth of Pennsylvania; (c) has all requisite power and authority to own its properties and to carry on its business as now being conducted; (d) is the sole general partner of Mark Twelve Associates Fifty, L.P. and owns a one percent (1%) general partnership interest in Mark Twelve Associates Fifty, L.P., free and clear of all liens, claims, and encumbrances, except as otherwise contemplated or permitted under this Agreement; (e) has full right, power and authority to execute and deliver this Agreement and the other Loan Documents on its own behalf and on behalf of Mark Twelve Associates Fifty, L.P.; and
(f) shall have full right, power and authority to make all material business decisions for Mark Twelve Associates Fifty, L.P. during the Term;
        (iii) Mark Plaza Fifty Realty Corp., which (a) is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation; (b) is in good standing under the laws of, and is authorized to transact business in, all jurisdictions where it conducts business, including the Commonwealth of Pennsylvania; (c) has all requisite power and authority to own its properties and to carry on its business as now being conducted; (d) is the sole general partner of Mark Plaza Fifty, L.P. and owns a one percent (1%) general partnership interest in Mark Plaza Fifty, L.P., free and clear of all liens, claims, and encumbrances, except as otherwise contemplated or permitted under this Agreement; (e) has full right, power and authority to execute and deliver this Agreement and the other Loan Documents on its own behalf and on behalf of Mark Plaza Fifty, L.P.; and (f) shall have full right, power and authority to make all material business decisions for Mark Plaza Fifty, L.P. during the Term; and

        (iv) Blackman Fifty Realty Corp., which (a) is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation; (b) is in good standing under the laws of, and is authorized to transact business in, all jurisdictions where it conducts business, including the Commonwealth of Pennsylvania; (c) has all requisite power and authority to own its properties and to carry on its business as now being conducted; (d) is the sole general partner of Blackman Fifty, L.P. and owns a one percent (1%) general partnership interest in Blackman Fifty, L.P., free and clear of all liens, claims, and encumbrances, except as otherwise contemplated or permitted under this Agreement; (e) has full right, power and authority to execute and deliver this Agreement and the other Loan Documents on its own behalf and on behalf of Blackman Fifty, L.P.; and (f) shall have full right, power and authority to make all material business decisions for Blackman Fifty, L.P. during the Term.
        3.1.3 Limited Partners in Borrower. The sole limited partner in Wesmark Fifty, L.P., Mark Plaza Fifty, L.P. and Blackman Fifty, L.P. is Mark Centers Limited Partnership, which owns a ninety-nine percent (99%) limited partnership interest therein, free and clear of all liens, claims and encumbrances, except as otherwise contemplated or permitted under this Agreement.
        The sole limited partners in Mark Twelve Associates, L.P. are Mark Centers Limited Partnership and Marvin Slomowitz (each, a "Limited Partner," and collectively, the "Limited Partners"), who own an eighty-eight percent (88%) and an eleven percent (11%) limited partnership interest therein, respectively, free and clear of all liens, claims and encumbrances, except as otherwise contemplated or permitted under this Agreement.
        Section 3.2 Borrower Address. Borrower's principal place of business is at the address first set forth above, and shall not be changed during the Term without giving Lender at least thirty (30) days' prior notice thereof. Borrower uses no trade name, and has not and will not do any business under any name other than its actual name set forth herein.
        Section 3.3 Borrower's Organizational Documents. A true and complete copy of Borrower's Organizational Documents have been furnished to Lender. Borrower's Organizational Documents constitute the entire agreement among the partners in Borrower and are binding upon and enforceable against all of such partners in accordance with their respective terms. There are no other agreements, oral or written, among any of the partners in Borrower relating to Borrower. No party is in default of its obligations under Borrower's Organizational Documents and no condition exists which, with the giving of notice and/or the passage of time, would constitute a default under Borrower's Organizational Documents.
        Section 3.4 General Partner's Organizational
Documents. A true and complete copy of General Partner's Organizational Documents have been furnished to Lender. General Partner's Organizational Documents constitute the entire agreement relating to such General Partner among the shareholders in General Partner and are binding upon and enforceable against all of such shareholders in accordance with their respective terms. There are no other agreements, oral or written, among any of the shareholders in General Partner relating to General Partner. No party is in default of its obligations under General Partner's Organizational Documents and no condition exists which, with the giving of notice and/or the passage of time, would constitute a default under General Partner's Organizational Documents.
        Section 3.5 Title. Fee simple title or leasehold title, as applicable, to the Premises is, or contemporaneously with the funding of the Loan will be, owned or leased by Borrower, free and clear of all liens, claims, encumbrances, covenants, conditions, restrictions, security interests and claims of others, except for the Loan Documents, the Permitted Encumbrances and such exceptions as have been approved in writing by Lender.
        Section 3.6 Valid Liens. Subject to the Permitted Encumbrances, the Mortgage is a good and valid first mortgage lien on the Premises and first priority security interest in the personal property described in the Mortgage.
        Section 3.7 Uses. The Premises consists solely of a shopping center and related operations and is used for no other purpose.
        Section 3.8 No Structural Defects. To the best knowledge of Borrower, there are no structural defects in the Improvements, or material defects to the building systems thereof, except as shown in the Engineer's Report.
        Section 3.9 Compliance with Zoning, Etc.
          (a) Except as may be disclosed by the Engineer's Report or in the violations searches received from the Title Insurer in connection with the Title Policy (the "Disclosed Violations"), the Premises comply in all material respects with all applicable Legal Requirements. Borrower shall use its diligent efforts to cure, or cause to be cured, the Disclosed Violations and to have them removed of record. Any zoning or subdivision approval is based on no real property, or rights appurtenant thereto, other than the Premises. The Premises as improved and used are not in material violation of any recorded and, to the best knowledge of Borrower, unrecorded covenants, conditions or restrictions of any kind or nature affecting all or any part of the Premises, or any interest therein. To the best knowledge of Borrower, the Improvements can be fully rebuilt in the event of casualty or destruction thereof under the Permits applicable to the Premises, subject, however, to non-discretionary requirements of any Governmental Authority. No amendment or change in any such material Permit, and no amendment or change in zoning or any other land use control, has been sought or obtained by Borrower or any Affiliate of Borrower, or will be sought or obtained by Borrower or any Affiliate of Borrower, with respect to the Premises or the Improvements, except as specifically approved in writing by Lender.
          (b) Except as may be disclosed in the Disclosed Violations, all Permits required by any Governmental Authority for the operation of the Improvements and the actual and contemplated uses thereof, or otherwise required to be in compliance with any Environmental Laws, have been obtained. The copy of the certificate of occupancy for the Premises delivered to Lender prior to the date hereof is a true and correct copy of the permanent certificate of occupancy for the Premises, remains in full force and effect, and is not subject to any conditions or limitations, other than those of general applicability to all certificates of occupancy for shopping centers located in the Counties of Sumter, Lawrence and Luzerne, respectively.
          (c) Borrower has heretofore delivered to Lender true, correct and complete copies of each material Permit.
          (d) There are no pending or, to the best knowledge of Borrower, threatened actions, suits or proceedings to revoke, attack, invalidate, rescind or modify the zoning of the Premises, or any material Permits issued with respect to the Premises or any part thereof, or asserting that such Permits or the zoning of the Premises do not permit the use of the Premises as contemplated by the Loan Documents.
          Section 3.10 No Condemnation. Borrower has not received any notice of, and to the best of Borrower's knowledge there does not exist, any actual, proposed or threatened exercise of the power of eminent domain or other taking by any governmental or quasi-governmental body or agency, of all or any portion of the Premises, or any interest therein, or any right of access thereto.
          Section 3.11 No Casualty. The Improvements have suffered no material casualty or damage which has not been fully repaired and the cost thereof fully paid.
          Section 3.12 Purchase Options. Neither the Premises nor any part thereof are subject to any purchase options or other similar rights in favor of third parties.
          Section 3.13 No Encroachments. There are no material encroachments on the Land and the Improvements do not encroach upon any Easement, any other interest in real property, any adjoining land or any adjoining street, except as set forth in the Survey.
          Section 3.14 Litigation. Except as set forth on Schedule D annexed hereto, there are no actions, suits, proceedings, arbitrations, tenant disputes, labor disputes or governmental investigations pending, or, to the best knowledge of Borrower, threatened against or affecting Borrower, any Affiliate of Borrower or the Premises, which, if successful, could have a Material Adverse Effect. None of Borrower, General Partner or any other Significant Party is operating under, or is subject to, any order, writ, injunction, decree or demand of any court or any Governmental Authority. Other than as set forth on said Schedule D, no actions, suits, proceedings or arbitrations are pending or, to the best knowledge of Borrower, threatened against Borrower, General Partner or any other Significant Party which involve claims, damages or sums of money not covered (including all applicable deductibles) by insurance.
          Section 3.15 No Conflict with Law or Agreements. The execution and delivery of this Agreement and the other Loan Documents, and the performance and consummation of the transactions contemplated hereby and thereby, on the part of Borrower and all other Significant Parties (as applicable), and fulfillment of the terms of the Loan Documents by Borrower and the other Significant Parties (as applicable), (i) do not and will not conflict with, violate, or constitute a default (or a condition or event which, after notice or lapse of time or both, would constitute such a default) under any provision of any Organizational Document or any contractual obligation of Borrower or any other Significant Party, or any Legal Requirement or any court decree or order applicable to the Premises, Borrower or any other Significant Party, and (ii) will not result in, or require, the creation or imposition of any lien or encumbrance on, or conveyance of, any of Borrower's properties pursuant to any contractual obligation, and (iii) do not require the consent or approval of any Governmental Authority or other Person, except for consents and approvals already obtained.
          Section 3.16 Personal Property. All equipment and other personal property necessary for (or otherwise actually used in connection with) the proper and efficient operation and maintenance of the Premises, the actual and contemplated uses of the Premises and/or Borrower's compliance with its obligations under the Leases, are owned or leased by Borrower and constitute part of the Premises subject to the Mortgage and located thereat, other than (i) any such equipment which is owned by a utility company, or (ii) any such equipment and personal property which is owned by tenants of the Premises and utilized solely by such tenant.

          Section 3.17 Easements; Access; Utilities. All easements, cross easements, licenses, air rights and rights-of-way or other similar property interests (collectively, "Easements"), if any, necessary for the full utilization of the Improvements for their intended purposes have been obtained, are described in the Title Policy and are in full force and effect without default thereunder. The Premises has direct rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service the Premises for its intended uses. All public utilities necessary or convenient to the full use and enjoyment of the Premises are located either in the public right of way abutting the Premises (which are connected so as to serve the Premises without passing over other property) or in recorded easements serving the Premises and described in the Title Policy. All roads necessary for the use of the Premises for its current purposes have been completed and are available for public use.
          Section 3.18 No Flood Hazard, Etc. Except as set forth in the Survey, (i) the Premises are not situated in an area designated as having special flood hazards as defined by the Flood Disaster Protection Act of 1973, as amended, or designated a wetlands by any governmental entity having jurisdiction over such Premises, or (b) the Premises are situated in an area designated as having special flood hazards as defined by the Flood Disaster Protection Act of 1973, as amended, or as a wetlands by any governmental entity having jurisdiction over the Premises, but Borrower has obtained and paid for, and there is currently in effect, the flood insurance required under the terms of the Mortgage. No portion of the Premises is located on or adjacent to navigable waters and no portion of the Premises consists of filled-in land.
          Section 3.19 Premises Taxed as a Separate Tax Lot. The Premises are taxed as a separate and distinct tax lot. No part of the Premises shares a tax lot with any adjoining lands and for all purposes the Premises may be mortgaged, conveyed and otherwise dealt with as a single, independent parcel.
          Section 3.20   Leases.
          (a) Borrower has not entered into any Lease which continues in existence, and is not bound by any such Lease, other than the Approved Leases.
          (b) Rent has not been collected under any of the Leases more than one (1) month in advance of the due date.
Except as disclosed on the Rent Roll, the term of each Lease has commenced and the tenant has commenced the full payment of rent under such Lease without the tenant thereunder being entitled to any abatement thereof. Except as disclosed on the Rent Roll, the landlord is not required to perform any tenant work or pay any work allowances under any Lease. All security and other escrow deposits made under any Lease are being, and have been held, in accordance with all Legal Requirements and the terms of such Lease. Except as disclosed on the Rent Roll, no tenant under a Lease has any right of expansion, extension, cancellation or any other option pursuant to such Leases, and no tenant has any right of set off or reduction against rent.
          (c) Each of the Leases has been duly authorized, approved and executed by all parties thereto and constitutes the legal, valid and binding obligations of the parties thereto, enforceable against the parties thereto in accordance with their respective terms. Borrower has delivered true, correct and complete copies of the Leases (including all amendments and supplements thereto) to Lender.
          (d) Each of the Leases is in full force and effect and there are no monetary or other material defaults by Borrower thereunder, and, to the best knowledge of Borrower, except as set forth on the Rent Roll, there are no monetary or other material defaults by any tenant thereunder. None of Borrower, Manager or any other Person acting on Borrower's behalf has given or received any notice of default under any of the Leases that remains uncured or in dispute, and Borrower is not intending to deliver such a notice of default within the thirty (30) days following the date hereof.
          (e) Borrower has delivered to Lender true and correct copies of all guaranties of Leases and all such guaranties are in full force and effect and constitute the legal, valid and binding obligations of the parties thereto, enforceable against such parties in accordance with their respective terms.
          (f) The Rent Roll for the Premises delivered to Lender is true, correct and complete in all material respects.
          (g) Borrower has delivered to Lender a true, correct and complete list of all security deposits made by tenants at the Premises which have not been applied (including accrued interest thereon), all of which are held by Borrower in accordance with the terms of the applicable Lease and applicable Legal Requirements.
          (h) Each tenant under a Major Lease is free from bankruptcy or reorganization proceedings.
          (i) No tenant under any Lease (or any sublease) is an Affiliate of Borrower, except as may be disclosed otherwise on Schedule C annexed hereto.
          (j) There are no brokerage fees or commissions due and payable in connection with the leasing of space at the Premises, except as has been previously disclosed to Lender in writing, and no such fees or commissions will become due and payable in the future in connection with the Leases, including by reason of any extension of such Lease or expansion of the space leased thereunder, except as has previously been disclosed to Lender in writing.
          Section 3.21 Environmental. Borrower covenants and represents to Lender that, except as may be actually disclosed in the Environmental Report, (i) no Hazardous Substances are now, or have ever been, located, produced, used, stored, treated, transported, incorporated, discharged, emitted, released, deposited or disposed of in, upon, under, over or from the Premises in a manner that may give rise to any actual or potential liability to pay response costs or other damages, losses or expenses or otherwise violate any Environmental Laws;
(ii) no Hazardous Substances are currently located, stored or used at the Premises, except with respect to such Hazardous Substances which are (A) customarily located, stored or used in shopping centers similar to the Premises, or (B) unique and necessary to a tenant's business located in the Premises, provided that such Hazardous Substances described in clause
(ii)(A) or (ii)(B) are at all times stored, located and used in compliance with all Environmental Laws; (iii) no Hazardous Substances have been discharged, released or emitted, upon or from the Premises into the environment, and no threat exists of a discharge, release or emission of a Hazardous Substance upon or from the Premises into the environment, which discharge, release or emission, in either case, would subject the owner of the Premises to any damages, penalties or liabilities under any applicable Environmental Laws; (iv) the Premises have not ever been used as or for a mine, a landfill, a dump or other disposal facility, or a gasoline service station; (v) no underground storage tank is now located on or in the Premises or, if previously located therein, each such tank has been removed therefrom in compliance with all applicable Environmental Laws and any clean-up of the surrounding soil in connection therewith has been completed; (vi) no asbestos, ACM, materials containing urea-formaldehyde, or transformers, capacitors, ballasts or other equipment that contain PCBs are located about the Premises; (vii) the Premises have never been used by Borrower or any Affiliate of Borrower or, to the best of Borrower's knowledge, after due inquiry, any other Person (including any prior owner of the Premises), as a permanent or temporary treatment, storage or disposal site for any Hazardous Substance; (viii) (A) no violation of any Environmental Law now exists in, upon, under, over or from the Premises, (B) no notice of any such violation or any alleged violation thereof has been issued or given by any Governmental Authority, and (C) there is not now any investigation or report involving the Premises by any Governmental Authority or agency which in any way relates to Hazardous Substances; (ix) no Person has given any notice of or asserted any claim, cause of action, penalty, cost or demand for payment or compensation, whether or not involving any injury or threatened injury to human health, the environment or natural resources, resulting or allegedly resulting from any activity or event described in clauses (i)-(viii) above and, to the best knowledge of Borrower, no basis for such a claim exists; (x) there are not now, nor to Borrower's best knowledge have there ever been, any actions, suits, proceedings or damage settlements relating in any way to Hazardous Substances in, upon, under, over or from the Premises; (xi) no oral or written notification of a Release (as such term is defined in 42 U.S.C. Subscript 9601(22)) of any Hazardous Substances has been filed by or on behalf of Borrower through authorized employees or agents and the Premises are not listed on the United States Environmental Protection Agency's List of Hazardous Waste Sites or any other list of Hazardous Substance sites maintained by any federal, state or local Governmental Authority; (xii) there are no environmental liens on the Premises and, to the best knowledge of Borrower, no governmental actions have been taken or are in process which could subject the Premises to such liens; (xiii) Borrower has not transported or arranged for the transportation of any Hazardous Substances to any location which is listed or proposed for listing under CERCLA or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations; (xiv) no environmental or engineering investigations, studies, audits, tests, reviews or other analyses have been conducted by, or are in the possession of, Borrower or its Affiliates in relation to the Premises, other than the Environmental Report; Borrower has delivered a true, correct and complete copy of the Environmental Report to Lender; and (xv) to the best of Borrower's knowledge, the Environmental Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make any statement contained therein or herein, in light of the circumstances under which such statement was made, not misleading.
          Section 3.22 Americans with Disabilities Act. The Premises is in compliance in all material respects with all of the requirements of the Americans with Disabilities Act of 1990.
          Section 3.23 No Default. There is no Default on the part of Borrower under this Agreement, the Note, the Mortgage or any other Loan Document.
          Section 3.24   No Offsets.  Borrower has no
counterclaims, offsets or defenses with respect to the Loan, the Note or any other Loan Document.
          Section 3.25 Financial Statements. All financial statements of Borrower and Mark Centers Trust heretofore delivered to Lender in connection with the Loan are true and correct in all material respects and fairly present the financial condition of the subjects thereof as of the respective dates thereof, and no material adverse change has occurred in the financial condition reflected therein, or the operations or business of, such Persons since the respective dates of the most recent financial statements delivered to Lender. The financial statements heretofore delivered have been prepared in accordance with the procedures and accounting principles and standards required by Section 4.14 hereof.
          Section 3.26 No Insolvency. None of Borrower or any other Significant Party is Insolvent, and none of the foregoing Persons will be rendered Insolvent by the execution of this Agreement, the Note or any other Loan Documents, or by the consummation of the transactions contemplated hereby or thereby.
          Section 3.27 Fraudulent Conveyance. Borrower (i) has not entered into the transactions contemplated by this Agreement or any other Loan Document with the actual intent to hinder, delay, or defraud any creditor, and (ii) has received reasonably equivalent value in exchange for its obligations under the Note, this Agreement and the other Loan Documents. Giving effect to the transactions contemplated by the Loan Documents, the fair salable value of Borrower's assets exceeds, and will, immediately following the execution and delivery of the Loan Documents and the advance of the Loan proceeds thereunder, exceed, Borrower's total probable liabilities, including, without limitation, the maximum amount of its subordinated, unliquidated, disputed and/or contingent liabilities. Borrower's assets do not, and, immediately following the execution and delivery of the Loan Documents and the advance of the Loan proceeds thereunder, will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debts and liabilities (including, without limitation, contingent liabilities and other commitments) beyond its ability to pay such debts and liabilities as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Borrower).
          Section 3.28 Broker. No broker or consultant has been retained by Borrower or any Affiliate of Borrower in connection with the Loan or the Loan Documents. Borrower will indemnify, defend and hold the Indemnified Parties harmless from and against all loss, cost, liability and expense arising from the claims of all brokers and consultants relating to the Loan and/or the Premises with whom Borrower, any Affiliate of Borrower or any employee or agent of Borrower has dealt, including, without limitation, sales, mortgage or leasing brokers or consultants.
          Section 3.29 Fiscal Year. Each fiscal year of Borrower commences on [January 1].

          Section 3.30 No Other Financing. Borrower has not borrowed any funds which have not heretofore been repaid in full, except for the Loan.
          Section 3.31   ERISA.
               (a) The execution, delivery and performance of this Agreement, the Mortgage and the other Loan Documents do not constitute a Prohibited Transaction, assuming solely for this purpose that Lender is a party in interest as defined in Section 3(14) of ERISA ("Party In Interest") or a disqualified person as defined in Section 4975(e)(2) of the Code ("Disqualified Person") with respect to an employee benefit plan, if any, which has directly or indirectly invested in Borrower or in any General Partner.
               (b) Borrower has made, and shall continue to make, all required contributions to all employee benefit plans, if any, within the time periods required by the applicable provisions of ERISA and any other federal or state law, and Borrower has no knowledge of any material liability which has been incurred by Borrower which remains unsatisfied for any taxes or penalties with respect to any employee benefit plan or any multi-employer plan. Each such plan has been administered in compliance with its terms and the applicable provisions of ERISA and any other federal or state law.
          Section 3.32 FIRPTA. Borrower is not a "foreign person" within the meaning of Sections 1445 or 7701 of the Code.
          Section 3.33 PUHCA. Borrower is not a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company", all as defined in the Public Utility Holding Company Act of 1935, as amended.
          Section 3.34 Insurance. All Insurance Policies (as defined in the Mortgage) required to be obtained and maintained by Borrower pursuant to the Mortgage are in full force and effect and the premiums due thereon have been paid in full. Borrower and the Premises are in compliance with the provisions of such Insurance Policies and the provisions relating to Insurance Policies in the Mortgage, and no notice of cancellation, termination or default has been received with respect to any such policy.
          Section 3.35 No Margin Stock. None of the proceeds of the Loan will be used by Borrower for the purpose of purchasing or carrying "margin stock" within the meaning of Regulation G, T, U or X issued by the Board of Governors of the Federal Reserve System, as at any time amended, and Borrower agrees to execute all instruments which may be necessary from time to time, if any, to comply with all the requirements of Regulation U of the Federal Reserve System, as at any time amended.

          Section 3.36   Investment Company Act.  Borrower is not
(i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (ii) subject to any other United States federal or state law or regulation which purports to restrict or regulate its ability to borrow money.
          Section 3.37 Taxes. Borrower has filed all federal, state and local tax returns required to be filed prior to the date hereof and has paid all taxes, charges and assessments shown to be due from Borrower on such tax returns. All Taxes due and owing in respect of, and affecting, the Premises have been paid. There are no pending, or to Borrower's best knowledge, proposed special or other assessments for public improvements or otherwise affecting the Premises.
          Section 3.38 Full and Accurate Disclosure. No statement of fact made by Borrower in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading [provided, that with respect to any third party information provided by the seller of the Premises to Borrower, the foregoing representation is made to Borrower's best knowledge after due inquiry]. There is no material fact presently known to Borrower which has not been disclosed to Lender which adversely affects, nor as far as Borrower can foresee, might adversely affect, the Premises or the business, operations or condition (financial or otherwise) of Borrower, other than with regard to market risk inherent in projecting future operations.
          Section 3.39   Contracts.
               (a) Borrower has not entered into, and is not bound by, any Contract which continues in existence, except the Approved Contracts.
               (b) Each of the Contracts is in full force and effect, there are no monetary or other material defaults by Borrower thereunder and, to the best knowledge of Borrower, there are no monetary or other material defaults thereunder by any other party thereto. None of Borrower, Manager or any other Person acting on Borrower's behalf has given or received any notice of default under any of the Contracts that remains uncured or in dispute.
               (c) Borrower has delivered true, correct and complete copies of the Contracts (including all amendments and supplements thereto) to Lender.
               (d) Except for the Manager under the Management Agreement, no Contract has as a party an Affiliate of Borrower. All fees and other compensation for services previously performed under the Management Agreement have been paid in full.

          Section 3.40 Other Obligations and Liabilities. Borrower has no liabilities or other obligations that arose or accrued prior to the date hereof that, either individually or in the aggregate, could have a Material Adverse Effect. Borrower has no known material contingent liabilities, except as may be set forth on Schedule E annexed hereto.
          Section 3.41 Documents. Borrower has furnished (or caused to be furnished) to Lender true and complete copies of all material documents relating to the Premises which a reasonably prudent institutional Lender, making a loan in a similar amount and on similar terms as the Loan, would want to have the opportunity to review prior to agreeing to make such loan or prior to agreeing to any of the material terms thereof.

                       ARTICLE IV

             CERTAIN COVENANTS OF BORROWER

        Borrower hereby covenants and agrees with Lender as follows:
        Section 4.1 Payment and Performance of Obligations. Borrower shall pay and otherwise perform the Obligations in accordance with the terms of the Loan Documents.
        Section 4.2 Transfers.
          (a) Borrower will not, directly or indirectly, sell, assign, convey, pledge, hypothecate, encumber or otherwise transfer (each of the foregoing constituting a "Transfer") the Premises or any part thereof, or any interest therein, or suffer, consent to or permit the foregoing, without, in each instance, the prior written consent of Lender. Borrower will not permit any owner (directly or indirectly) of a legal or beneficial interest in Borrower including, without limitation, any owner, (directly or indirectly) of a legal or beneficial ownership interest in General Partner to Transfer such interest, whether by transfer of stock, assignment of partnership interest or other transfer of legal or beneficial interest in Borrower or in any direct or indirect owner thereof, or otherwise permit any new or additional legal or beneficial ownership interests in Borrower or any direct or indirect owner to be issued, including, without limitation, by admission of new general partners, without, in each instance, the prior written consent of Lender.
          (b) To the extent that Lender elects to consent to any Transfer as to which its consent is required hereunder, Lender shall be entitled to condition its consent on such matters as Lender may elect, in its sole discretion, including, without limitation, execution of instruments of assignment and assumption with respect to the Loan Documents and the Collateral, payment of a transfer fee or other consideration, delivery of Officer's Certificates and affidavits and indemnities, including an affidavit and indemnification regarding Code Sections 1445 and 7701, agreements restricting actions which may or may not be taken by any transferee or its owners or restrictions in any such Person's Organizational Documents with respect thereto, additional or replacement security for the Loan, restrictions as to the use of any consideration paid for such Transfer, and opinions, including opinions regarding the assumptions of obligations hereunder, substantive consolidation and such other matters as Lender may request. Within ten (10) days after the closing of any Transfer, whether or not such Transfer required Lender's consent, if (i) the Premises or any part thereof or any interest therein, or (ii) any direct or indirect ownership interests in Borrower, is transferred, Borrower will provide Lender with a copy of the deed or other instrument of Transfer to the transferee. Borrower will promptly after request therefor provide Lender with such other information and documentation with respect to such Transfer as Lender shall reasonably request, including, without limitation, information as to ownership of such transferee.
          (c) Upon the occurrence of any Transfer, the provisions of this Section 4.2 shall continue to apply to the transferee as if it were the transferor hereunder, and any consent by Lender permitting a transaction otherwise prohibited under this Section 4.2, or any right of Borrower or any other Person to Transfer without such consent, shall not constitute a consent to or waiver of any right, remedy or power of Lender to withhold its consent on a subsequent occasion to a transaction not otherwise permitted by the provisions of this Section 4.2. Notwithstanding the giving of any consent hereunder by Lender, Borrower shall not engage in any Prohibited Transaction.
          (d) Notwithstanding the provisions of this Section 4.2, Obsolete Collateral (as such term is defined in the Mortgage) may be sold or otherwise disposed of, provided, however, that either (i) such Obsolete Collateral has been or is contemporaneously being replaced by Collateral (as such term is defined in the Mortgage) of at least equal value and utility which is subject to the Lien of the Mortgage with the same priority as with respect to the Obsolete Collateral, or (ii) such Obsolete Collateral may be removed without adversely affecting the maintenance, safety and operations at the Premises.
        Section 4.3 Liens. Borrower shall not create, suffer or permit to exist any mortgage, pledge, lien, security interest (including, without limitation, a purchase money security interest), encumbrance, charge, attachment, levy, distraint or other judicial process (collectively, "Liens") on, of or against, or otherwise affecting, all or any portion of the

Premises (including, without limitation, fixtures and other personal property), or any other property of Borrower (whether tangible or intangible and now owned or hereafter acquired) in favor of any Person other than Lender, without the prior written consent of Lender (which consent may be withheld in Lender's sole discretion) in each instance, other than the Permitted Encumbrances.
        Section 4.4  Indebtedness.
          (a) Borrower shall not without Lender's prior written consent, create, incur or assume any Indebtedness, except for (i) the Loan, (ii) Trade Payables in connection with the operation of the Premises payable within ninety (90) days, which shall in no event exceed at any one time $500,000 (or such greater sum as shall be included in any Approved Budget), and (iii) Indebtedness evidenced by capital lease agreements which are secured solely by the assets financed thereby, but in no event shall all of such capital leases, in the aggregate, exceed at any time $2,000,000. Each month, together with the other financial statements required to be furnished hereunder, Borrower shall furnish Lender a Certification detailing the Indebtedness then outstanding, including the number of days (in increments of 30 days) that each Trade Payable of Borrower has been outstanding. Borrower shall not create, incur or assume any other Indebtedness, if doing so would cause Borrower to be in violation of Section 8.1(vii) hereof, or any other provision of this Agreement or the other Loan Documents applicable thereto.
          (b) Notwithstanding that any Trade Payables incurred with respect to the Premises are otherwise permitted hereunder, Borrower shall (subject to the terms of the next sentence) pay any portion of such Trade Payables which becomes due and payable within sixty (60) days following the date on which each such amount is due and payable. Except with respect to the Loan, nothing contained in this Section 4.4 shall be deemed to require Borrower to pay any amount, so long as Borrower is in good faith, and by proper legal proceedings, diligently contesting the validity, amount or application thereof, provided, however, that in each case, at the time of the commencement of any such action or proceeding, and during the pendency of such action or proceeding (i) adequate reserves with respect thereto are maintained on the books of Borrower in accordance with generally accepted accounting procedures (as determined by the Approved Accountant), (ii) such contest operates to suspend collection or enforcement, as the case may be, of the contested amount and such contest is maintained and prosecuted continuously and with diligence, and (iii) Borrower shall deliver to Lender cash in an amount equal to one hundred twenty-five percent (125%) of the amounts being contested which exceed $100,000 in the aggregate and any estimated additional interest, charge or penalty arising from such contest. Any cash so delivered shall constitute additional security for the Loan. Any such cash shall be held and invested in the same manner and subject to the same general terms as amounts deposited in the Cash Collateral Account at any time after a Sweep Commencement Date under the Cash Management Agreement and, upon the occurrence of an Event of Default, Lender may apply such monies in the same manner as other monies held in the Cash Collateral Account. Borrower shall execute such instruments as Lender shall require to evidence Lender's perfected first priority security interest therein and to effectuate the provisions hereof. If, prior to the occurrence of an Event of Default, Borrower shall provide evidence satisfactory to Lender, in its reasonable judgment, that Borrower has paid the disputed amount, or otherwise settled the same and paid any amount to be paid under such settlement, or that Borrower has received a final unappealable judgment in its favor that it need not pay any disputed amount, together with an Officer's Certificate confirming the foregoing, then Lender shall return any cash deposited with Lender with respect to such disputed amount. If Borrower ceases to contest continuously and with due diligence any contest described above, or fails to provide Lender with evidence satisfactory to Lender that it is doing so within ten (10) days after Lender's request, or if there shall be a final judgment against Borrower with respect thereto, then Lender may apply all or any portion of the cash to pay such disputed amount and Lender shall have no liability to Borrower for any determination made by Lender, in good faith, that it is entitled to do so or as to the amount to then be paid with respect to such disputed amount, whether or not that determination is found to be accurate.
        Section 4.5 Compliance with Restrictive Covenants,
Etc.
          (a) Borrower will not modify, waive in any material respect or release any Easements, restrictive covenants or other Permitted Encumbrances, or suffer, consent to or permit the foregoing, without Lender's prior written consent, which consent may be granted or denied in Lender's sole discretion. Borrower will timely comply in all material respects with the terms of all Easements, restrictive covenants and all other Permitted Encumbrances. Borrower shall take such further actions as Lender may reasonably request from time to time with respect to such Easements, restrictive covenants or Permitted Encumbrances.
          (b) Borrower shall observe and comply with any conditions and requirements necessary to preserve and extend any and all rights, privileges, franchises and concessions that are applicable to the Premises, the use and occupancy thereof, or the business conducted thereat, and will timely comply in all material respects with all regulations, rules, ordinances, statutes, orders and decrees of any Governmental Authority or court applicable to it and/or the Premises or any part thereof.
        Section 4.6   Leases.
          (a) Except as permitted in this Section 4.6, Borrower will not enter into, modify, amend, consent to the cancellation or surrender of (except to the extent such cancellation or surrender is by the tenant thereunder pursuant to a pre-existing right to do so under a Lease) or terminate any Lease, whether now existing or hereafter entered into, without the prior written consent of Lender, which may be granted or withheld in Lender's sole discretion. Notwithstanding the foregoing, Lender shall use its commercially reasonable discretion in granting or withholding its consent with respect to a new Lease or a modification of a Lease, provided, however, that (i) the tenant under the Lease in question is not an Affiliate of Borrower, (ii) such transaction is entered into on arms length terms (without consideration of any other relationship Borrower or any Affiliate of Borrower may have with the tenant or any Affiliate of such tenant), and (iii) the fair market value of the Premises and the ability of Borrower to make all payments under the Loan Documents is not adversely affected thereby.
          (b) Borrower will timely comply with all material terms and conditions on its part to be performed under each Lease. Borrower shall neither do nor neglect to do, nor permit to be done, anything which may cause the termination of any Lease, other than due to the default of the tenant(s) under such Lease. Borrower shall not collect any rent or other payment under any Lease more than one month in advance of the due date thereof. Borrower will use its best efforts to require the performance of all of the obligations of tenants and other Persons bound by the Leases and to enforce the Leases, subject, however, to the limitation on termination described in this
Section 4.6.
          (c) Borrower may, without Lender's prior written consent, enter into any Lease which will not be a Major Lease when such Lease comes into effect, provided that each of the following conditions is satisfied: (i) the rent and other material business terms of such Lease satisfy the then applicable Leasing Guidelines; (ii) the Lease does not provide for the rent to decline at any point during the term of such Lease; (iii) such Lease does not contain any options to purchase or other rights with respect to the ownership of the Premises; (iv) such Lease does not contain any restrictions on the landlord's rights to lease remaining portions of the Premises, except that such Lease may contain options to lease additional space in the Premises in accordance with the Leasing Guidelines; (v) such Lease does not contain any options for the tenant thereunder to terminate such Lease, other than in the event of a material casualty or condemnation or other events referenced in the Leasing Guidelines; (vi) such Lease does not contain any extraordinary landlord obligations (including obligations which an unaffiliated landlord would have difficulty performing); (vii) such Lease is entered into on the standard form of Lease which Lender has previously approved, with such changes therein as are necessitated by the business terms satisfying the Leasing Guidelines or such other non-material changes thereto as a proposed tenant may request and Borrower is willing to agree to;
(viii) such Lease is entered into on arms length terms, without consideration of any relationship Borrower or any Affiliate of Borrower may otherwise have with the tenant thereunder or any Affiliate thereof; and (ix) the Lease shall contain each of the provisions required by this Section 4.6. As used herein, the term "Leasing Guidelines" shall mean a schedule setting forth basic economic terms a Lease must satisfy in order to be entered into without Lender's consent in accordance with this Section 4.6, including: (A) minimum fixed rent per square foot; (B) minimum and maximum term; (C) maximum free rent period; (D) maximum cost of tenant improvement and other work under such Lease to be funded by the landlord under such Lease or allowance or contribution by the landlord to be paid to the tenant; (E) charges for electricity, taxes and operating expenses; (F) options to extend or expand; (G) creditworthiness of tenant; and
(H) other material economic concessions. The initial Leasing Guidelines are annexed hereto as Schedule F and may not be changed without the prior written consent of Lender. Borrower shall, simultaneously with the delivery of the quarterly Financial Statements of Borrower, deliver to Lender any proposed changes to the Leasing Guidelines based on changes in the market. Lender will not unreasonably withhold its consent to any such changes, provided that Borrower provides to Lender a letter from a brokerage company acceptable to Lender setting forth that the proposed changes reflect changes in the leasing market in the applicable city or town. Effective as of the date that any changes are made to the Leasing Guidelines as aforesaid, the term "Leasing Guidelines" will refer to the Leasing Guidelines as modified as provided above, and Borrower shall deliver to Lender a revised Leasing Guidelines reflecting the same.
          (d) Borrower may, without Lender's prior written consent, modify or amend any Lease which is not a Major Lease, provided that either (i) such modification or amendment is required to be entered into pursuant to the terms of such Lease, or (ii) each of the following conditions is satisfied: (A) such amendment or modification is entered into on an arms-length basis without consideration of any relationship of Borrower or any Affiliate of Borrower with the tenant thereunder or any Affiliate thereof; (B) such Lease would not be a Major Lease and would, after such amendment or modification, satisfy the conditions set forth in clauses (ii), (iii), (iv), (v), (vi), (vii) and (ix) of Subsection 4.6(c) hereof, to as great an extent as it did prior to such amendment or modification; (C) such amendment or modification does not release any party from its liability under the Lease or reduce the square footage demised thereunder; (D) to the extent that any additional space is demised pursuant to such amendment or modification, with respect thereto, such amendment or modification satisfies this Section 4.6; (E) such amendment or modification does not reduce the rent paid under the Lease; (F) after such amendment, such Lease, as modified, continues to be subordinate to the Liens of the Mortgage and the Assignment of Leases and Rents; and (G) such amendment or modification does not otherwise have a material adverse effect on the fair market value of the Premises or the Lien of the Mortgage on the Premises. Borrower may, without the prior written consent of Lender, terminate any Lease which is not a Major Lease in its good faith exercise of its remedies under such Lease, or at law or in equity, by reason of a material monetary default having continued under such Lease for at least thirty (30) days after notice to the tenant thereof. Without first obtaining Lender's prior written consent, Borrower shall not consent to any assignment or subletting of any Lease unless the consent of Borrower may not be withheld under such circumstances under the terms of the applicable Lease, except that Borrower may, without Lender's prior written consent, consent to any assignment or subletting which does not release the liability of any Person then liable thereunder as tenant, guarantor or otherwise (1) if such assignment or subletting is of a Lease which is not a Major Lease, or (2) is for a sublease under a Major Lease, which, if Borrower had entered into such sublease directly, would not constitute a Major Lease.
          (e) Each Lease executed by Borrower after the date hereof shall provide, in a manner satisfactory to Lender, for (i) automatic subordination of such Lease to the Liens of the Mortgage and the Assignment of Leases and Rents, (ii) attornment by the tenant or licensee thereunder to Lender promptly after the giving by Lender of a notice to such tenant requiring such attornment, (iii) the tenant or licensee thereunder to give a notice to Lender of each material default by the landlord or licensor thereunder, simultaneously with the giving of notice of such default to such landlord or licensor, (iv) Lender to have the right, but not the obligation, to cure any default by the landlord or licensor thereunder after the expiration of the landlord's or licensor's cure period, if any, and (v) execution and delivery (not more than ten (10) days after a request therefor) of an estoppel certificate satisfactory to Lender. Without limiting the foregoing, each Lease shall also provide that Lender (or any other successor to the landlord or licensor acquiring the Premises by foreclosure, deed in lieu of foreclosure or otherwise in connection with the enforcement of the Loan Documents) shall not be: (A) liable for any previous act or omission of the landlord or licensor under such Lease; (B) subject to any credit, demand, claim, counterclaim, offset or defense which theretofore accrued to such tenant or licensee against the landlord or licensor; (C) unless consented to by Lender or permitted without Lender's consent under this Section 4.6, bound by any previous modification of such Lease, or by any previous prepayment of more than one month's fixed rent or additional rent; (D) bound by any covenant or obligation of the landlord or licensor to perform, undertake or complete any work in the leased space of the Premises or to prepare it for occupancy; (E) required to account for any security deposit of the tenant or licensee other than any security deposit actually delivered to Lender by Borrower; (F) bound by any obligation to make any payment to such tenant or licensee or grant any credits, except for services, repairs, maintenance and restoration provided for under the Lease to be performed by landlord or licensor after the date of such attornment; and (G) responsible for any monies owing by the landlord or licensor to such tenant or licensee. Lender shall, upon request, execute and exchange with any tenant under a Major Lease or any other Lease of office space at the Premises demising one full floor or more of office space, a non-disturbance, subordination and attornment agreement in such form as Lender shall approve in its sole and absolute discretion, provided, however, that Borrower shall deliver with such request an Officer's Certificate stating that such Lease was entered into in accordance with the terms of this Section 4.6 and any other provisions of the Loan Documents applicable thereto. All actual out of pocket costs and expenses of Lender (including, without limitation, attorneys' fees and disbursements) in connection with Lender's review of any Lease and the negotiation, preparation, execution and delivery of any non-disturbance agreement shall be paid by Borrower within five (5) days after request therefor by Lender. Prior to seeking Lender's consent to any Lease, Borrower shall deliver to Lender a copy of such Lease, blacklined to show the changes from the standard form of Lease previously approved by Lender.
          (f) All security deposits of tenants, whether held in cash or any other form, shall not be commingled with any other funds of Borrower and, if cash, shall be deposited by Borrower at such commercial or savings bank or banks as may be reasonably satisfactory to Lender. Any bond or other instrument which Borrower is permitted to hold in lieu of cash security deposits under any applicable legal requirements (i) shall be maintained in full force and effect in the full amount of such deposits unless replaced by cash deposits as herein above described, (ii) shall be issued by an institution reasonably satisfactory to Lender, (iii) shall, if permitted pursuant to any legal requirements, name Lender as payee or mortgagee thereunder (or at Lender's option, be fully assignable to Lender), and (iv) shall in all respects comply with any applicable Legal Requirements and otherwise be satisfactory to Lender. Borrower shall, upon request, provide Lender with evidence satisfactory to Lender of Borrower's compliance with the foregoing. Following the occurrence and during the continuance of any Event of Default, upon Lender's demand, Borrower shall turn over to Lender the security deposits (and any interest theretofore earned thereon) with respect to all or any portion of the Premises, to be held by Lender subject to the terms of the Leases. If Borrower is entitled to retain a security deposit, then such amount shall be transferred by Borrower into the Clearing Account.
        Section 4.7 Delivery of Notices. Borrower will promptly, but in no event later than five (5) days after Borrower becomes aware of any of the following events, furnish a written notice to Lender (together with the applicable correspondence and papers relating thereto) specifying the nature and period of existence of such condition or event and, with respect to events described in clause (i) below, what action Borrower is taking or proposes to take with respect thereto (compliance with the provisions of this Section 4.7 shall not be deemed or construed to constitute a waiver of or consent to any Default or Event of Default of which Borrower has given Lender notice pursuant to this Section 4.7):
               (i) any Default hereunder or under any of the other Loan Documents, or any Event of Default;
               (ii) (A) any receipt or delivery by Borrower of a notice of default or termination, (B) any proposed action with respect to any default, or (C) any failure by any person or entity to perform any material obligation, maintain any material representation or warranty or satisfy any material condition, in each instance, in connection with any Lease, the Management Agreement, any material Contract, any Easement, any recorded instrument or any Permit;
               (iii)     the filing of any action, suit or
proceeding against or affecting Borrower or the Premises that, if adversely determined, could singly or collectively (A) impair the validity or enforceability of this Agreement or any of the other Loan Documents or otherwise have a Material Adverse Effect, or
(B) result in a Lien on any portion of the Premises; and/or
               (iv) any notice received from any Governmental Authority asserting a violation of any material Legal Requirement and any correspondence to or from Borrower with respect thereto.

        Without limiting the generality of the foregoing, Borrower will transmit to Lender, immediately upon receipt thereof, any communication (addressed to Borrower or any Affiliate of Borrower) which relates to matters which could adversely affect Lender's security for the Loan or could have an adverse effect on the financial condition of Borrower and/or any other Significant Party, and will promptly respond fully to any inquiry of Lender made with respect thereto.
        Section 4.8 ERISA.
          (a)  In addition to the prohibitions set forth in
Section 4.2 hereof, and not in limitation thereof, Borrower shall not Transfer or hypothecate its interest or rights in this Agreement or in the Premises, or attempt to do any of the foregoing or suffer any of the foregoing, nor shall any Person owning a direct or indirect interest in Borrower Transfer any of its rights or interest (direct or indirect) in Borrower, attempt to do any of the foregoing or suffer any of the foregoing, nor shall Borrower or any Person owning a direct or indirect interest in Borrower take, without limitation, any action or fail to take any action, if, in any such case, doing so would (i) cause the Loan or the exercise of any of Lender's rights in connection therewith to constitute a Prohibited Transaction (unless Borrower furnishes a legal opinion reasonably satisfactory to Lender that the same is exempt from the Prohibited Transaction provisions of ERISA and the Code or otherwise does not constitute a Prohibited Transaction), assuming solely for this purpose that Lender is a Party In Interest or a Disqualified Person with respect to an employee benefit plan, if any, which has directly or indirectly invested in Borrower or General Partner, or (ii) otherwise result in Lender being deemed in violation of any applicable provisions of ERISA with respect to the Loan. Borrower and General Partner shall take such steps as are necessary to assure that each of them (and their respective shareholders, partners and members) does not commit any act, or fail to commit any act, the occurrence of which or the failure of which to occur would cause the Loan to be a Prohibited Transaction.
          (b) If the provisions of this Section 4.8 are violated, Borrower agrees, at its own cost and expense, to take such steps as Lender shall reasonably request to prevent the occurrence of a Prohibited Transaction or to correct the occurrence of a Prohibited Transaction. Borrower agrees to indemnify, defend and hold the Indemnified Parties free and harmless from and against all loss, costs (including attorney's fees and expenses), taxes, penalties, damages and expenses any Indemnified Party may suffer by reason of the investigation, defense and settlement of claims based upon a breach of the foregoing provisions. The provisions of Section 6.5 hereof shall apply to such indemnification. The foregoing indemnification shall survive repayment of the Loan.
        Section 4.9 Agreements with Affiliates. Borrower shall not enter into any contract, agreement or other arrangement with any Affiliate of Borrower without Lender's prior written consent, which consent shall not be unreasonably withheld provided such contract or agreement provides for market rates which would be charged by third parties which are not Affiliates in respect of the goods and/or services provided thereunder. If requested by Lender, such contract or agreement shall provide Lender the right to terminate it upon Lender's (or its designee's) acquisition of the Premises through foreclosure, a deed-in-lieu of foreclosure, Uniform Commercial Code sale or otherwise.
        Section 4.10 After Acquired Property. Borrower will grant to Lender a first lien security interest in and to all equipment and other personal property owned by Borrower, whether or not used in the construction, maintenance and/or operation of the Improvements, immediately upon acquisition of same or any part of same.
          Section 4.11 Books and Records. Borrower shall keep and maintain at all times at its principal office complete, true and accurate books of account and records reflecting the results of its operations. Borrower shall permit Lender, its agents, consultants and representatives, upon reasonable notice (which may be given orally or in writing) and at reasonable times, to examine and audit the books and records of Borrower and make copies thereof, at Borrower's expense. Borrower shall cause the Manager and its Affiliates to make all records relating to the Premises available to Lender and shall cause the Manager to cooperate with any examination, audit or other inquiry (including causing the personnel responsible for the Premises to be available to respond to inquiries).
          Section 4.12   Delivery of Estoppel Certificates.
               (a)  Borrower shall, from time to time, within ten
(10) days after written request from Lender, furnish to Lender or such other party (or parties as may be requested by Lender) a written certificate setting forth the unpaid principal of and interest due on the Note and any other sums evidenced or secured by the Mortgage, and/or the other Loan Documents, stating the date through which interest has been paid, and stating whether or not any offsets, defenses or counterclaims exist with respect to the Loan Documents. If requested, such certificate will also attach true and correct copies of any Loan Documents and state such other information as Lender shall require. Upon request of Lender, Borrower shall cause Manager within ten (10) days after such request to furnish Lender or such other party or parties as

Lender may request, a written certificate certifying as to such matters as Lender may reasonably request.
          (b) Borrower shall use all reasonable efforts to deliver to Lender upon request, which may be made from time to time, tenant estoppel certificates from each commercial tenant at the Premises in form and substance reasonably satisfactory to Lender.
          Section 4.13   Management, Etc.
          4.13.1    Management.
          (a) The Premises are at all times to be managed on Borrower's behalf in a competent and professional manner appropriate for shopping centers similar to the Premises by a prominent professional managing agent ("Manager"). Prior to engaging such Manager or executing a Management Agreement, such Manager and Management Agreement shall be subject to approval by Lender in its reasonable discretion, it being understood that Mark Centers Limited Partnership is hereby approved by Lender as Manager for the building and the agreement in existence on the date hereof with Manager, is approved as the Management Agreement.
          (b) Borrower represents it has delivered to Lender a true, correct and complete copy of the Management Agreement, which Management Agreement is hereby approved by Lender, subject to the terms of the Assignment and Subordination of even date herewith between Lender, Borrower and Manager (the "Manager Assignment and Subordination"); provided, however, that the terms and conditions of any subsequent Management Agreement between Manager and Borrower, or any amendment or modification of any Management Agreement between Manager and Borrower, and any compensation of Manager with respect to its services performed at or in connection with the Premises (other than an extension of the existing Management Agreement for compensation which is no greater, and on terms and conditions no less favorable to Borrower, than those contained in the existing Management Agreement) are subject to approval by Lender in its sole and absolute discretion.
          (c) Subject to Lender's rights to terminate the Manager as set forth in Section 4.13.2 hereof, Lender's consent to a proposed new management company shall not be unreasonably withheld provided (i) no Event of Default shall have occurred and be continuing, (ii) such proposed change shall have arisen due to the exercise by General Partner of any rights it may have to replace the Manager which are contained in Borrower's Organizational Documents in effect on the date hereof. As a condition to its retention as Manager, each Manager shall execute and deliver a subordination and recognition agreement in respect of its Management Agreement, which agreement shall also contain
(A) an estoppel from the Manager to the effect, inter alia, that the Management Agreement is in full force and effect and (B) an acknowledgment by the Manager of the provisions of Section 4.13.2, and which shall otherwise be satisfactory in form and substance to Lender.
          4.13.2 Management Termination. In the event that there shall have occurred and be continuing an Event of Default and the Debt has been accelerated, then, upon Lender's request, Borrower shall replace the present Manager with a managing agent approved by Lender in its sole discretion.
          Section 4.14   Financial Statements; Audit Rights.
          4.14.1 Statements to be Delivered. Until the Loan is repaid in full, Borrower shall cause the following financial statements and documentation to be delivered at the time and in the form and manner referenced below:
               (i) audited statements of financial position (balance sheet) of Borrower as of the close of each fiscal year of Borrower during the Term, and of Receipts, Expenses and retained earnings, changes in financial position and cash flows for such fiscal year, which statements shall be duly certified by the Designated Officer to fairly represent the financial condition of Borrower as of the date thereof and to have been prepared in accordance with generally accepted accounting principles and accompanied by an opinion of the Approved Accountant (which opinion shall be unqualified and shall not contain any "statement of emphasis") to the effect that such financial statements present fairly, in all material respects, the financial condition of Borrower as of the end of the fiscal year being reported on and that the results of the operations and cash flows for said year are in conformity with generally accepted accounting principles, consistently applied, and that the examination of the Approved Accountant in connection with such financial statements has been conducted in accordance with generally accepted auditing standards and included such tests of the accounting records and such other auditing procedures as the Approved Accountant deemed necessary in the circumstances;
               (ii) an unaudited quarterly balance sheet of Borrower, a statement of profits and losses and a calculation of net cash flows for the applicable quarter, including Receipts and Expenses and occupancy and firm statistics, such quarterly financial statements to be certified by a Designated Officer to fairly represent the financial condition of Borrower as of the date thereof and to have been prepared in accordance with generally accepted accounting principles;
               (iii) a monthly operating statement showing all Receipts, Expenses and net cash flow for the applicable calendar month, year-to-date results and variances from the same month in the prior calendar year and from the Approved Budget, and such other matters as Lender shall reasonably require, which monthly operating statements shall be certified by a Designated Officer to be true, correct and complete in all material respects and shall be prepared on a cash basis;
               (iv) not later than each December 1 during the Term, Borrower shall submit to Lender a detailed budget for the Premises covering the calendar year commencing on the following January 1, each of which budgets shall be subject to Lender's approval (provided that Borrower shall have the option to submit to Lender a revised budget not later than June 30 of each year during the Term to adjust such budget on the basis of the actual results of Borrower to such point in such calendar year)(each such budget, when so approved, is referred to as an "Approved Budget"); until Lender shall approve a new budget, the Approved Budget from the prior year shall remain in effect. It is expressly understood and agreed that the budget for the 1998 calendar year shall be submitted to Lender for approval within thirty (30) days following the Closing Date;
               (v)  the annual Form 1065 (with accompanying
schedules K-1) (or any substitute therefor) prepared by Borrower;
               (vi) a schedule of all accounts payable at the end of each calendar quarter, certified by a Designated Officer to be true, correct and complete in all material respects;
               (vii)     monthly Rent Rolls, certified by a
Designated Officer to be true, correct and complete in all material respects; and
               (viii) such other reports and information which Lender reasonably requires certified by a Designated Officer to be true, correct and complete in all material respects.
          For the purposes of paragraphs (i), (ii), and (iii) of this Section, Lender shall accept Mark Centers Trust consolidated financial statements, provided such statements designate financial information on a property-by-property basis.
          4.14.2 Time for Delivery. The statements referred to in paragraph (i) of Section 4.14.1 hereof shall be delivered to Lender within ninety (90) days after the last day of each fiscal year of Borrower. The statements referred to in paragraphs (ii) and (vi) of Section 4.14.1 hereof shall be delivered to Lender within thirty (30) days after the last day of each calendar quarter. The reports referred to in paragraphs
(iii) and (vii) of Section 4.14.1 hereof shall be delivered to Lender within twenty (20) days after the last day of each calendar month. Notwithstanding anything to the contrary, the information required under paragraph (v) of Section 4.14.1 hereof shall be delivered to Lender simultaneously with delivery to the partners/members of Borrower but in no event later than ninety
(90) days after the last day of each fiscal year of Borrower.
All Financial Statements shall be in form and substance satisfactory to Lender.

          4.14.3    Officer's Certificate.   Each Financial
Statement described in paragraphs (i), (ii) and (iii) of Section
4.14.1 hereof shall be accompanied by an Officer's Certificate of Borrower certifying that, to the best of such officer's knowledge, Borrower has observed and performed, in all material respects, all of its covenants and other agreements contained in this Agreement and the other Loan Documents, whether there exists any material Default or Event of Default and, if there is, specifying the nature and period of existence thereof and the action Borrower is taking or proposing to take with respect thereto.
          Section 4.15 Maintenance of Non-Taxable Status. Borrower will maintain its status of being taxed as a partnership for the purposes of federal, state and local income taxes.
          Section 4.16 Lender's Attorneys' Fees and Expenses. Borrower shall appear in and defend any action or proceeding purporting to affect the security of the Mortgage or the security interests granted under any of the other Loan Documents, or the rights and powers of Lender under any of the Loan Documents, and Borrower (in addition to Lender's attorneys' fees and expenses to be paid by Borrower otherwise pursuant to this Agreement or the other Loan Documents) shall pay all of Lender's attorneys' fees and expenses in connection with the enforcement of this Agreement and the other Loan Documents and the collection of all amounts payable hereunder and thereunder. In case of any Default under this Agreement or any of the other Loan Documents, or if any action or proceeding is commenced in which it becomes necessary to defend or uphold the Lien or priority of the Mortgage or the other Loan Documents, or which adversely affects Lender's interests in the Premises or any part thereof, including, but not limited to, eminent domain, or proceedings of any nature affecting the Premises or involving the bankruptcy, insolvency, arrangement, reorganization or other form of debtor relief with respect to Borrower or any other Significant Party or relating to a decedent, then Lender may, but without obligation to do so, and without releasing Borrower or any other Significant Party from any obligation hereunder or under the other Loan Documents, make such appearances, disburse such reasonable sums and take such action as Lender deems necessary or appropriate to protect Lender's interest in the Premises. All costs incurred by Lender, including attorneys' fees and disbursements, in taking any action described above shall be paid by Borrower upon demand together with interest thereon at the Default Rate from the date paid by Lender through the date of repayment by Borrower and the same shall be deemed to constitute protective advances evidenced by the Note and secured by the Mortgage and the other Loan Documents. In addition to, and without limiting the generality of, the foregoing, if, at any time hereafter, Lender employs counsel (i) for advice or other representation (whether or not any suit has been, or shall thereafter be, filed, and whether or not other legal proceedings have been, or shall thereafter be, instituted, and whether or not Lender shall be a party thereto) with respect to the Loan, the Premises or any part thereof, this Agreement or any of the other Loan Documents, or (ii) to protect, collect, lease, sell, take possession of, foreclose upon or liquidate all or any part of the Premises, or to attempt to enforce any security interest or Lien in all or on any part of the Premises, or to enforce any rights of Lender or any of Borrower's obligations hereunder or under any of the other Loan Documents, or any obligations of any other Person which may be obligated to Lender by virtue of this Agreement or any other agreement, instrument or document heretofore or hereafter delivered to Lender by or for the benefit of Borrower, then, in any such event, all of the attorneys' fees and expenses arising from such services, and all expenses, costs and charges relating thereto, shall be paid by Borrower upon demand, together with interest thereon at the Default Rate from the date paid by Lender through the date of repayment by Borrower, and the same shall be deemed to constitute protective advances evidenced by the Note and secured by the Mortgage and the other Loan Documents.
          Section 4.17   Environmental.
          (a) Borrower shall not (and it shall not permit any tenant, subtenant, contractor, agent or manager to) locate, produce, use, store, treat, transport, incorporate, discharge, emit, release, deposit or dispose of any Hazardous Substance in, upon, under, at, over or from the Premises, except that Borrower (its tenants, subtenants, manager, contractors or agents) may store, locate and use on the Premises Hazardous Substances which are (i) customarily located, stored or used in [hotels] similar to the Premises, or (ii) unique to a tenant's business located in the Premises, provided that such Hazardous Substances described in clauses (i) or (ii) above are at all times stored, located and used in compliance with all Environmental Laws. Borrower shall not permit any Hazardous Substances to be located, produced, used, stored, treated, transported, incorporated, discharged, emitted, released, deposited, disposed of or to escape in, upon, under, over or from the Premises in violation of any Environmental Law, and shall comply with all Environmental Laws which are applicable to the Premises. Borrower shall not engage in any conduct in connection with the Premises that may subject Borrower to Environmental Costs or contribute to or aggravate a release of Hazardous Substances. In addition to the foregoing restrictions, Borrower agrees that no asbestos, ACM, materials containing urea-formaldehyde, or transformers, capacitors, ballasts or other equipment that contain PCBs are, or will at any time be, located about the Premises.
          (b) Borrower shall, promptly within the time permitted by Environmental Laws, initiate and diligently pursue to completion, any and all remedial action required pursuant to any Environmental Laws in response to the presence of any Hazardous Substances at, on, under or about, or emanating from, the Premises, and shall take such remedial action as is required to minimize any impairment of Lender's Lien on, and security interest in, the Premises. If Borrower undertakes any remedial action with respect to any Hazardous Substance about the Premises, Borrower shall conduct and complete such remedial action in compliance with all applicable Environmental Laws. If any Hazardous Substance is removed or caused to be removed from the Premises by Borrower, the generator number assigned by the Environmental Protection Agency to such Hazardous Substance shall not be in the name of Lender, and Borrower shall assume any and all liability for such removed Hazardous Substance.
          (c)  The representations and warranties contained in
Section 3.21 hereof and the covenants contained in this Section
4.17 shall be deemed continuing covenants for the benefit of Lender and any successors and assigns of Lender, including, but not limited to, any purchaser at a foreclosure sale, any transferee of the title of Lender or any other purchaser at a foreclosure sale, and any subsequent owner of the Premises, and shall survive the termination of this Agreement, or the satisfaction or release of the Mortgage, any foreclosure of the Mortgage and/or any acquisition of title to the Premises or any part thereof by Lender, or anyone claiming by, through or under Lender, by deed in lieu of foreclosure or otherwise.
          (d) Borrower shall give prompt written notice to Lender of:
               (i) any proceeding or inquiry by any Governmental Authority with respect to the presence of any Hazardous Substance on the Premises or the migration thereof from or to other property;
               (ii) all claims made or threatened by any third party against Borrower or the Premises relating to any loss or injury resulting from any Hazardous Substance;
               (iii)     the storage, production, release,
discharge or disposal of any Hazardous Substances on the Premises other than in accordance with all applicable Environmental Laws; and/or
               (iv) Borrower's discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Premises that could cause the Premises or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of the Premises under any Environmental Law or to be otherwise subject to any restrictions on the ownership, occupancy, transferability or use of the Premises under any Environmental Law.
          (e) Borrower shall keep Lender apprised of the status of, and any material developments in, any governmental investigation relating to Environmental Matters at or about the Premises, any and all enforcement, clean-up, removal or other governmental or regulatory actions instituted, completed or threatened pursuant to any Environmental Law with respect to the Premises and any other claims, actions or proceedings with respect to the Premises relating to Environmental Matters. Borrower shall provide Lender with copies of all communications with all Governmental Authorities relating to Hazardous Substances Claims. Without Lender's prior written consent, Borrower shall not enter into any settlement agreement, consent decree or other compromise with respect to any such governmental investigation or action, or other claim, action or proceeding relating to Hazardous Substances which Borrower does not have the funds available to pay or which may adversely affect Lender's Lien on, or the value of, the Premises.
          (f) The foregoing rights and remedies contained in this Section 4.17 are cumulative with, and in addition to, any rights and remedies Lender may have against Borrower or any other Significant Party under the other terms and provisions of this Agreement, under any other Loan Document or under any Environmental Law, including, without limitation, CERCLA.
          Section 4.18   Report Updates.
          (a) Lender reserves the right at any time during the Term to conduct or require Borrower to conduct, at Borrower's expense, such environmental inspections, audits and tests as Lender shall deem reasonably necessary or advisable from time to time utilizing a company acceptable to Lender; provided, however, that Borrower shall not be required to pay for such environmental inspections, audits and tests more often than once every two (2) years so long as: (i) no Event of Default exists under this Agreement or any other Loan Document; (ii) Lender has no cause to believe, in Lender's sole but good faith judgment, that there has been a release or a threatened release of Hazardous Substances at the Premises or that Borrower or the Premises is in violation of any applicable Environmental Law; (iii) such inspections, audits and tests are not being obtained in satisfaction of the provisions of Section 6.27 hereof; and (iv) such inspection, audit or test has not been recommended in any other audit, inspection, test or consultants report previously conducted with respect to the Premises. In the event that any environmental site assessment report prepared for the Premises recommends that an operations and maintenance plan be implemented for any Hazardous Substance, including, without limitation, asbestos, Borrower shall cause such operations and maintenance plan to be prepared and implemented at Borrower's expense upon request of Lender and in accordance with the recommendation.
          (b) Lender shall have the right from time to time throughout the Term to order additional engineering reports with respect to the Premises. Such additional engineering reports shall be paid for by Borrower in accordance with Section 6.4 hereof; provided, however, that Borrower shall not be required to pay for such additional engineering reports more frequently than once every two (2) years unless (i) an Event of Default has occurred, (ii) any such additional engineering report is being obtained pursuant to Section 6.27 hereof, (iii) any such additional engineering report is required by applicable Legal Requirements to be obtained, or (iv) in Lender's sole but good faith judgment, an adverse change in the condition of the Premises has occurred.
          (c) Lender shall not be liable for any action or inaction by Borrower with respect to any remedial or other response activity in connection with any Hazardous Substance or any repair or replacement recommended in any engineering report, notwithstanding any review or approval of Borrower's method of remediation or repair or replacement, as applicable, or any response by Lender.
          Section 4.19 Lender Access to Premises. Borrower will permit Lender and its agents, consultants or representatives, to enter upon the Premises on reasonable notice (which may be given orally or in writing) at reasonable times to inspect the Improvements. Lender or its agents, consultants or representatives as part of any inspection may take soil, air, water, building material and other samples, subject to the rights of tenants under Leases.
         Section 4.20    Lease Termination Payments.
Notwithstanding anything contained in this Agreement to the contrary, within three (3) Domestic Business Days of receipt by or on behalf of Borrower of any Lease Termination Payment, Borrower shall pay such Lease Termination Payment to Lender. Any breach of the provisions of the preceding sentence and the continuation of such breach for two (2) or more Domestic Business Days shall constitute fraud for the purposes of Section 6.20 hereof. Lender shall, in its sole discretion, either (i) at any time after a Sweep Commencement Date, deposit the entire amount or any portion of any Lease Termination Payment into the Cash Collateral Account, (ii) apply the entire amount or any portion of any Lease Termination Payment as a mandatory prepayment of the Loan, or (iii) pay such Lease Termination Payment or any portion thereof at any time to Borrower, in which case such Lease Termination Payment or portion thereof shall be applied by Borrower to the cost of Tenant Improvements.

          Section 4.21 Delivery of Documents Regarding Ownership. Borrower will deliver to Lender, on demand made therefor by Lender, copies of all documents which evidence Borrower's title in or to any materials, fixtures or articles incorporated in the Improvements or subject to the Lien of any of the Loan Documents.
          Section 4.22 Use of Premises. Unless required by applicable law, Borrower shall not permit changes in the use of any part of the Premises from the use existing on the date hereof. Borrower shall not initiate or acquiesce in a change in the plat of subdivision or zoning classification of the Premises without Lender's prior written consent.
          Section 4.23 Insurance. Borrower shall at all times maintain all Insurance Policies required to be obtained and maintained by Borrower pursuant to the terms of the Mortgage.
          Section 4.24   Intentionally Omitted.
          Section 4.25 Construction. The Capital Improvements shall be completed in substantial accordance with the Construction Documents and in compliance with all applicable laws, regulations, ordinances, codes, permits, licenses, declarations, covenants, or restrictions of record or other agreements relating to the Premises or any part thereof.
          Section 4.26   Intentionally Omitted.
          Section 4.27 Liquid Assets. Borrower shall not permit its Liquid Assets at any time, as determined and certified as of the close of each fiscal quarter of Borrower, to be less than twenty five million and 00/100 Dollars ($25,000,000.00)].

                          ARTICLE V
                      EVENTS OF DEFAULT

          Section 5.1 Events of Default; Defaults. The term "Default" as used herein shall mean any one or more of the events set forth below prior to the expiration of the applicable notice or grace period, if any. The term "Event of Default", wherever used in this Agreement, shall mean any one or more of the events set forth below after the expiration of the applicable notice or grace period, if any.
          5.1.1 Non-Payment. Failure by Borrower to pay (i) any periodic installment of interest or principal when the same shall become due and payable hereunder or under the Note, in each case, within five (5) Domestic Business Days of the date when the same shall become due and payable, (ii) the outstanding principal balance of the Note, together with the interest accrued thereon and all other sums which may then be owed by Borrower to Lender, at maturity or upon prepayment of the Note in full, and (iii) any other sums to be paid by Borrower hereunder or under any other

Loan Documents, within ten (10) days following the date on which Lender gives Borrower written notice of such failure.
          5.1.2 Affirmative Covenants. Failure by Borrower or any other Person to duly keep, perform and observe any Affirmative Covenant or agreement in this Agreement, the Note, the Mortgage or any other Loan Document (unless same constitutes a Default under any other clause of this Section 5.1 or any other Loan Document, in which case, the grace or cure period, if any, set forth in such other clause shall govern) within thirty (30) days after Lender gives Borrower written notice of such failure; provided, however, that in the event such failure is not susceptible of cure within such thirty (30) day period, it shall not be an Event of Default hereunder if such failure is curable, Borrower commences to cure such failure within such thirty (30) day period, and Borrower diligently prosecutes such cure to completion within ninety (90) days after the expiration of such thirty (30) day period.
          5.1.3 Negative Covenants. If Borrower or any other Person shall breach or otherwise not comply with any Negative Covenant set forth herein or in any other Loan Document (unless same constitutes a Default under any other clause of this Section
5.1 or any other Loan Document, in which case, the grace or cure period, if any, set forth in such other clause shall govern) and such Default shall continue for five (5) Domestic Business Days after written notice thereof by Lender to Borrower, provided that no such notice and grace shall be required with respect to a knowing, intentional and willful breach of a Negative Covenant.
          5.1.4 Financial Statements. If any material inaccuracy shall exist in any of the Financial Statements or in any other financial statement or other information (i) furnished to Lender by Borrower, any other Significant Party, any officer of Borrower or of any other Significant Party (or their direct or indirect general partners, managers or managing members), or any other Person on behalf of the foregoing Persons, to Lender pursuant to the provisions of this Agreement or any other Loan Document, or (ii) furnished to or to be furnished to Lender to induce Lender to make the Loan or any advance thereunder, to extend the Term or to consent to any matter hereunder or under any other Loan Document.
          5.1.5 Representations. If, at any time, any representation, warranty or certification made by Borrower or any other Significant Party, as applicable, in this Agreement, the Note or any other Loan Document, or in any document delivered pursuant to any Loan Document, or otherwise delivered in connection with the Loan, shall be untrue, incorrect or misleading in any material respect when made, materiality to be reasonably determined by Lender.

          5.1.6 Other Loan Documents. If an "Event of Default" shall occur under the Mortgage or any other Loan Document (or under any document evidencing or securing or delivered in connection with any loan (other than the Loan) which Lender may hereafter elect to make to Borrower) or any other default shall occur and continue beyond the applicable notice or grace period, if any, under or with respect to any other Loan Document (or under or with respect to any of the documents evidencing or securing any such other loan).
          5.1.7 Demolition or Alterations. Except as permitted herein or in the other Loan Documents, the commencement of demolition of or material alterations (as such term is defined in the Mortgage) to the Premises without the prior written consent of Lender, which consent may be withheld by Lender in Lender's sole discretion.
          5.1.8 Failure to Deliver Estoppel Certificate. If Borrower shall fail to deliver any estoppel certificate required by Section 4.12 hereof within the time period provided in said Section.
          5.1.9 Reserves; Deposits. If Borrower or Manager fails to deposit any Receipts into the Clearing Account within the time period provided herein or in the Cash Management Agreement to do so.
          5.1.10 Cessation of Borrower. If Borrower or any other non-natural Person which is a Significant Party ceases to exist.
          5.1.11 Transfer. If, in violation of Section 4.2 hereof, (i) the Premises, or any part thereof, is Transferred, or
(ii) any direct or indirect legal or beneficial interest in Borrower is Transferred.
          5.1.12 Liens. If, in violation of Section 4.3 hereof, the Premises or any part thereof is mortgaged or any other Lien is voluntarily placed thereon by Borrower.
          5.1.13 Involuntary Bankruptcy, Etc. The entry by a court of (i) a decree or order for relief in respect of any Significant Party in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law; or (ii) a decree or order adjudging any Significant Party a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of any Significant Party under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of any Significant Party or of any substantial part of the property of any Significant Party, or ordering the winding up or liquidation of the affairs of any Significant Party, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of sixty (60) days.
          5.1.14 Voluntary Bankruptcy, Etc. (i) The commencement by any Significant Party of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law, or of any other case or proceeding, to be adjudicated a bankrupt or insolvent;
(ii) the consent by any Significant Party (A) to the entry of a decree or order for relief in respect of Borrower or such Significant Party in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law, or (B) to the commencement of any bankruptcy or insolvency case or proceeding against Borrower or such other Significant Party; (iii) the filing by any Significant Party of a petition or answer or consent seeking reorganization or relief under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law; (iv) the consent by any Significant Party to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of any Significant Party, or of any substantial part of any property of any Significant Party; (v) the making by any Significant Party of an assignment for the benefit of creditors; or (vi) the admission by any Significant Party in writing of its inability to pay its debts generally as they become due.
          5.1.15 Judgments. If, at any time, a judgment shall be rendered against a Significant Party which could adversely affect the ability of such Significant Party to perform any of its obligations, if any, under this Agreement, the Note or any other Loan Document; provided, however, that if such Significant Party appeals said judgment and (i) said appeal (A) is timely filed, (B) is diligently pursued, (C) is permitted by law, and
(D) has the effect of staying any action on such judgment, (ii) such Significant Party posts any security required by law or required by Lender in respect of said judgment, (iii) said judgment does not subject Lender or the Premises to any civil or criminal penalties, and (iv) such judgment is not a Lien on the Premises or any other Collateral, then it shall not be an Event of Default hereunder until such judgment is final and non-appealable.
          5.1.16    Termination or Modification of Leases.
Except as otherwise expressly permitted under Section 4.6 hereof, if any Major Lease shall be terminated or materially modified or amended by Borrower without the prior written consent of Lender.
          5.1.17 Organizational Documents. If at any time (i) any Organizational Document of Borrower or General Partner is modified in violation of Article 8 hereof; (ii) Borrower or

General Partner shall fail to comply with the bankruptcy remote single purpose entity requirements of its Organizational Documents; or (iii) Borrower or General Partner shall otherwise violate Article 8 hereof.
          5.1.18 Delivery of Financial Statements. If Borrower or Manager fails to deliver to Lender any Financial Statement required to be delivered hereunder or under the Cash Management Agreement or any other Loan Document, and such failure continues (i) for fifteen (15) days after the date such Financial Statement was required to be so delivered with respect to any Financial Statement required to be delivered to Lender on a monthly basis, (ii) for thirty (30) days after the date such Financial Statement was required to be so delivered with respect to any Financial Statement required to be delivered to Lender on a quarterly basis, (iii) for sixty (60) days after the date such Financial Statement was required to be so delivered with respect to any Financial Statement required to be delivered to Lender on an annual basis, or (iv) for thirty (30) days after request therefor by Lender with respect to any other Financial Statement.
          5.1.19 ERISA. If Borrower shall breach any of the provisions of Section 4.8 hereof.
          5.1.20 Termination of Management Agreement, etc.. If, without Lender's prior written consent, (i) the Manager resigns or is removed or the Management Agreement terminates, unless, in the case of a Management Agreement with an entity which is not an Affiliate of Borrower, such Management Agreement is replaced, within twenty (20) days after notice of such resignation, removal or termination with a replacement Management Agreement and Manager satisfying the provisions of Section 4.13.1 hereof; (ii) there is any material change in the Management Agreement or termination thereof by reason of any default thereunder by Borrower; or (iii) with respect to any Manager which is an Affiliate of Borrower, the ownership, management or control of such Manager is transferred to a Person who is not an Affiliate of Borrower.
          5.1.21 Other Conditions for Acceleration. The occurrence of any conditions set forth herein or in the Note, the Mortgage or any other Loan Document permitting Lender to accelerate the Loan.
          5.1.22 Material Adverse Change. If, in Lender's reasonably exercised commercial business judgment, there shall occur a material adverse change (including by reason of a material default by a tenant under a Major Lease or a material change in the financial condition of the tenant under such Lease or of any guarantor thereof) in (i) the condition (financial or otherwise), operations, performance, business, properties (including, without limitation, the Premises) or prospects of Borrower, (ii) the ability of Borrower or any other Significant

Party to make any payment or to otherwise perform any or all of its obligations, if any, under this Agreement, the Note and/or any other Loan Document to which it is a party, (iii) the legality, validity or enforceability of this Agreement, the Note and/or any other Loan Document, or (iv) the Lien and security interest of Lender pursuant to the Mortgage or any other Loan Document purporting to grant to Lender a Lien on any Collateral.
          5.1.23 Denial of Obligation. If Borrower shall take the position in any written communication with Lender, or in any litigation, that any Loan Document is no longer the valid, binding and enforceable obligation of Borrower or any other party thereto.
          5.1.24 Misapplication of Receipts. If Borrower shall (i) apply any monies delivered to Borrower pursuant to
Section 8 of the Cash Management Agreement (or the Disbursement Instructions effectuating the same) other than to pay amounts permitted to be paid with such funds pursuant to the provisions of Section 8 of the Cash Management Agreement, and such breach shall continue for three (3) Domestic Business Days following notice thereof; provided, however, that no such notice and grace shall be required with respect to an intentional breach of such provision; or (ii) fail to pay to Lender any amounts required to be paid to Lender pursuant to Section 8(c) of the Cash Management Agreement at the time such payment is to be made to Lender thereunder.
          5.1.25 Failure to Provide Further Assurances. If, after fifteen (15) days, notice from Lender to Borrower that Borrower has failed to comply with any of the provisions of
Section 6.25 hereof, Borrower fails to cure such Default.
          Section 5.2 Rights upon Event of Default. Upon the occurrence and during the continuance of any Event of Default, Lender shall, in addition to all other remedies conferred upon Lender at law or in equity or by the terms of the Note, the Mortgage and the other Loan Documents, have the right, but not the obligation, to pursue any one or more of the following remedies, concurrently or successively, it being the intent hereof that all such remedies shall be cumulative and that no such remedy shall be to the exclusion of any other:
               (i)  take any action which, in Lender's sole
judgment, is necessary or appropriate to effect observance and performance of the covenants, agreements and obligations (under this Agreement and the other Loan Documents) of Borrower or any other Person providing Collateral pursuant to, or obligated to perform any of the terms and provisions of, this Agreement or the other Loan Documents (each, an "Obligated Party");
               (ii) declare the Note to be immediately due and payable;

               (iii) use and apply any monies deposited in or credited to, as the case may be, the Clearing Account, the Cash Collateral Account, the Tax and Insurance Escrow Subaccount, the Deferred Maintenance Subaccount, the Interest Reserve Subaccount, the Ground Lease Reserve Subaccount, the Environmental Remediation Subaccount, the Capital Improvements Holdback, the Ground Lease Holdback and the Interest Reserve Holdback, or any other monies deposited by Borrower with Lender, regardless of the purpose for which the same were deposited, to cure any Default or Event of Default, or to apply such monies on account of any indebtedness under this Agreement or any of the other Loan Documents which is due and owing to Lender, or to operate the Premises, or for any other purposes described herein or in any other Loan Document;
               (iv) institute an action, suit or proceeding at law or in equity for the specific performance of any covenant, condition or agreement contained herein or in the Mortgage, Note or any other Loan Document, or in aid of the execution of any power granted hereunder or for the enforcement of any other appropriate legal or equitable remedy; and/or
               (v) setoff against the obligations to Lender of Borrower or any other Obligated Party, any sum owed by Lender or any Affiliate of Lender in any capacity to Borrower or such other Obligated Party, or any property of any of them in the possession of Lender or any Affiliate of Lender.
        Section 5.3 Waiver of Stay, Extension and Moratorium Laws, Appraisal and Valuation, Redemption and Marshaling.
          (a) Borrower shall not at any time insist upon, or plead, or in any manner whatever claim or take any benefit or advantage of any stay or extension or moratorium law, any exemption from execution or sale of any of the Collateral, or any part of any thereof, wherever enacted, which may affect the covenants and terms of performance of the Loan Documents, nor claim, take or insist upon any benefit or advantage of any law now or hereafter in force providing for the valuation or appraisal of any of the Collateral, or any part of any thereof, prior to any sale or sales thereof which may be made pursuant to any provision of any Loan Document, or pursuant to the decree, judgment or order of any court of competent jurisdiction; nor, after any such sale or sales, claim or exercise any right under any statute to redeem the property so sold, or any part thereof, and Borrower hereby expressly waives all benefit or advantage of any such law or laws, and covenants not to hinder, delay or impede the execution of any power herein granted or delegated to Lender, but to suffer and permit the execution of every power as though no such law or laws had been made or enacted. Borrower, for itself and all who may claim under it, waives, to the extent that it lawfully may, all right to have the Premises marshaled upon any foreclosure.
          (b) In the event that any bankruptcy or insolvency proceeding under any federal, state or local law is filed by or against Borrower or any of its assignees or designees at any time prior to full satisfaction of the Loan, Lender shall, to the extent permitted by law, be absolutely and unconditionally entitled to relief from any automatic stay imposed with respect to Borrower or its assignees or designees and/or the Premises by the filing of such bankruptcy or insolvency proceeding, including, but not limited to, the stay imposed by section 362(a) of the Bankruptcy Code, 11 U.S.C. Subscript 362(a), effective as of any such filing, without further action by Lender or order of any court, and Lender shall be authorized to exercise all of its rights and remedies with respect to the Premises, including, but not limited to, commencing a foreclosure action, seeking the appointment of a receiver therein and selling the Premises therein, and Borrower hereby irrevocably consents to the foregoing. Without limiting the previous sentence, Borrower hereby irrevocably consents to, shall not oppose or contest, and shall not request or cause any creditors' committee or any party in interest to oppose or contest, any application for relief from the automatic stay or for "adequate protection," as that term is defined in the Bankruptcy Code, which may be filed by Lender in any future bankruptcy or insolvency proceeding with respect to Borrower and/or the Premises. No other action, inaction or agreement by Lender in any future bankruptcy or insolvency proceeding shall be deemed to be a waiver of the rights given to Lender hereby.
        Section 5.4 Preferences. Lender shall have no obligation to marshal any assets in favor of Borrower or any other party or against or in payment of the Loan. To the extent Borrower makes a payment to Lender, which payment or the proceeds or any part thereof are subsequently invalidated, declared to be fraudulent, preferential or avoidable, set aside or required to be repaid to a trustee, receiver or any other party having requisite authority under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligation hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received.

                        ARTICLE VI
                     GENERAL PROVISIONS

        Section 6.1 Rights Cumulative; Waivers.
          (a) Each right, power and remedy conferred upon Lender herein or in any of the other Loan Documents is cumulative and in addition to every other right, power or remedy, express or implied, now or hereafter provided by law or in equity, and each and every right, power and remedy herein set forth or otherwise so existing may be exercised, concurrently or independently, from time to time as often and in such order as may be deemed expedient to Lender. The exercise of one right, power or remedy shall not be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy; and no delay or omission of Lender in the exercise of any right, power or remedy accruing hereunder or arising otherwise shall impair any such right, power or remedy, or be construed to be a waiver of any Default or acquiescence therein. Enumeration of special rights or powers herein, in the Mortgage or in the other Loan Documents shall not be construed to limit any grant of general rights or powers herein, in the Mortgage or in the other Loan Documents or to limit Lender's exercise of any and all rights granted under the laws of the State of New York, the state where the Premises are located or the United States of America. No act of Lender shall be construed as an election to proceed under any provision herein or in any other Loan Document to the exclusion of any other provision herein or in any other Loan Document. Except as otherwise specifically required herein, notice of the exercise of any right, remedy or power granted to Lender by this Agreement or any other Loan Document is not required to be given. Lender shall be entitled to enforce payment of the Loan and any other amount payable under the Loan Documents, and performance of this Agreement and the other Loan Documents, and to exercise all rights and remedies under this Agreement or the other Loan Documents or otherwise at law or in equity, notwithstanding that some or all of the indebtedness secured thereby may now or hereafter be otherwise secured, whether by mortgage, security agreement, pledge, lien, assignment or otherwise. Neither the acceptance of this Agreement nor its enforcement shall prejudice or in any manner affect Lender's right to realize upon or enforce any other security now or hereafter held by Lender, it being agreed that Lender shall be entitled to enforce this Agreement, the Mortgage and any other security now or hereafter held by Lender hereunder, under any of the other Loan Documents or otherwise, in such order and manner as Lender may determine in its absolute discretion.
          (b) Lender may, by written notice to Borrower, at any time and from time to time, waive in whole or in part, and absolutely or conditionally, any Default or Event of Default hereunder. Any such waiver shall be subject to such conditions or limitations as shall be specified in any such notice. In the case of any such waiver, the rights of Borrower shall be otherwise unaffected, and any Default or Event of Default so waived shall be deemed to be cured and not continuing only to the extent, and only on the conditions or limitations, set forth in such waiver, but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right, remedy or power consequent thereupon.
        Section 6.2 Lender's Action for its Own Protection
Only. The authority herein conferred upon Lender, and any action taken by Lender, to inspect the Premises, to review and/or approve all documents and instruments submitted to Lender, or otherwise, will be exercised and taken by Lender and by Lender's employees, agents, consultants or representatives for their own protection only and may not be relied upon by Borrower or any other party for any purposes whatever; and neither Lender nor Lender's employees, agents, consultants or representatives shall be deemed to have assumed any responsibility to Borrower or any other party with respect to any such action herein or under any of the other Loan Documents authorized to be taken by Lender or Lender's employees, agents and representatives. Any review, investigation or inspection conducted by Lender, any architect, engineer or other consultant retained by Lender, or any agent or representative of Lender, in order to verify independently Borrower's satisfaction of the covenants, agreements and obligations of Borrower under this Agreement or any of the other Loan Documents, or the validity of any representations and warranties made by Borrower or any other party (regardless of whether or not the party conducting such review, investigation or inspection should have discovered that any of such conditions precedent were not satisfied or that any such covenants, agreements or obligations were not performed or that any such representations or warranties were not true) shall not affect (or constitute, except as may specifically be provided in this Agreement or in the other Loan Documents to the contrary, a waiver by Lender of) (i) any representations and warranties under this Agreement or the other Loan Documents or Lender's reliance thereon, or (ii) Lender's reliance upon any certifications of Borrower or any other party in connection with the Loan, or any other facts, information or reports furnished to Lender by Borrower or any other party in connection with the Loan. Lender neither undertakes nor assumes any responsibility or duty to Borrower to select, review, inspect, supervise, pass judgment upon or inform Borrower of any matter in connection with the Premises, and Borrower shall rely entirely upon its own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or supply of information to Borrower by Lender in connection with such matters is for the protection of Lender only and neither Borrower nor any third party is entitled to rely thereon.
        Section 6.3 No Third Party Beneficiaries. All conditions to the obligations of Lender hereunder and under the other Loan Documents are imposed solely and exclusively for the benefit of Lender and its Assignees and Participants, if any, and its or their successors and assigns, and no other Person (other than Servicer) shall have standing to require satisfaction of such conditions in accordance with their terms, or be entitled to assume that Lender will refuse to advance proceeds of the Loan or refuse to agree or consent to any matter in the absence of strict compliance with any or all thereof, and no other Person (other than Servicer) shall, under any circumstances, be deemed to be the beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender at any time if, in its sole discretion, it deems it advisable to do so, it being further understood that Lender and its Assignees and Participants, if any, and its or their successors and assigns, shall have no obligation to see to it that the Improvements or any other work required or contemplated hereby or by the other Loan Documents are properly and/or timely completed.
        Section 6.4 Payment of Expenses, Etc.
          6.4.1 Payment of Expenses. Borrower will, on the Closing Date and at all times thereafter, pay all costs and fees incurred by Lender in connection with the preparation, negotiation, consummation, execution, administration, repayment, collection and enforcement of the Loan, the Loan Documents and any approval, consent, amendment, modification or waiver related thereto. Without limiting the generality of the foregoing, Borrower will pay:
               (i) all Lender's Counsel Fees in connection with the foregoing;
               (ii) all taxes and recording fees and expenses, including, without limitation, stamp and/or mortgage taxes and transfer taxes, if any;
               (iii) all fees and out-of-pocket expenses incurred by Lender, including all expenses of Lender and its respective agents and representatives, in connection with any Default or Event of Default hereunder, under the Note or under any other Loan Document or the collection or enforcement thereof;
               (iv) subject to Sections 4.18 and 6.27 hereof, all fees and expenses of any environmental, engineering, appraisal, construction, insurance or other consultants retained by Lender in connection with the Loan or the administration, enforcement or collection thereof; and

               (v) all brokers' fees and commissions relative to the Loan, the Premises and/or any lease or purchase contract affecting same.
        Without limiting the generality of the foregoing, to the extent that Lender, after the Closing Date, deems it necessary to employ counsel and/or any other consultant for whatever purpose relative to the Loan or Lender's interest in the Premises, including, without limitation, all future amendments, supplements, notices, recordings, approvals, consents and waivers with respect to the Loan Documents (or any proposal by Borrower therefor), whether or not consummated, the adjustment and collection of any and all insurance proceeds with respect to any insurance coverage required hereunder, or obtaining any and all awards in connection with any condemnation, the fees and expenses of such counsel and/or consultants shall be borne by Borrower. Any fees and expenses referred to in this Section 6.4 which are incurred by Lender are to be paid by Borrower within five (5) days after demand is made by Lender therefor. Borrower hereby agrees to indemnify, defend and hold Lender harmless from and against any loss, cost (including attorneys' fees) or damage whatsoever incurred by Lender as a result of Borrower's failure to pay any cost or expense contemplated hereby. The provisions of this Section 6.4.1 are not intended to limit any other obligation of Borrower or any other Obligated Party to pay fees and expenses of Lender or other Persons contained herein or in any other Loan Document.
               6.4.2     Advances Secured.  All costs and
expenses incurred and payments made by Lender under this Agreement or any of the other Loan Documents from time to time, which are to be paid or reimbursed by Borrower as described herein or in any of the other Loan Documents shall, as and when advanced or incurred by Lender, constitute protective advances evidenced by the Note and secured by the Mortgage and the other Loan Documents to the same extent and with the same effect as if the terms and provisions of this Agreement were set forth therein, whether or not the principal balance of the Note plus such protective advances shall exceed the face amount of the Note. If Borrower shall fail to reimburse or pay to Lender the amount of such protective advances by the applicable due date therefor, interest at the Default Rate shall accrue on such protective advances from the date such protective advances were made by Lender to and including the date that such protective advances are reimbursed or paid to Lender in full, together with all such accrued interest thereon.

        Section 6.5 Indemnification.
          (a) In addition to any other indemnifications provided herein or in the other Loan Documents, Borrower shall protect, defend, indemnify and save harmless the Indemnified Parties from and against all liabilities, obligations, claims, demands, damages, penalties, causes of action, losses, fines, costs, expenses (including, without limitation, attorneys' fees and disbursements) and Environmental Costs, imposed upon or incurred by or asserted against any Indemnified Party (other than by reason of such Indemnified Party's gross negligence or willful misconduct, provided that such gross negligence or willful misconduct is determined to have occurred by a final and unappealable decision of a court of competent jurisdiction) by reason of (i) ownership or holding of the Mortgage, this Agreement, the other Loan Documents, the Premises or any interest therein or any other Collateral, including any funds deposited with Lender, (ii) receipt and application of any Receipts or an Indemnified Party's payment or non-payment of cost and expenses of operating the Premises, (iii) any accident, injury to or death of Persons or loss of or damage to property occurring on or about the Premises or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways, (iv) any design, construction, alteration, operation, maintenance, use, nonuse or condition of the Premises or any part thereof or on adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways, (v) any failure on the part of Borrower to perform or comply with any of the terms of this Agreement or any other Loan Document, (vi) performance of any labor or services or the furnishing of any materials or other property in respect of the Premises or any part thereof, (vii) any failure of the Premises to comply with any Legal Requirements, (viii) the presence in, at or under the Premises of any Hazardous Substance, or any release or discharge on or from the Premises of any Hazardous Substance, (ix) any representation or warranty made in the Note, the Mortgage, this Agreement or any of the other Loan Documents being false or misleading in any material respect as of the date such representation or warranty was made, (x) except to the extent any such claims are made solely as a result of any dealings between Lender and any broker, finder or similar person claiming to be entitled to a commission in connection with the Loan, and with whom Borrower has had no dealings in connection with the Loan, any claim by brokers, finders or similar Persons claiming to be entitled to a commission in connection with the Loan, any Lease or any other action involving the Premises or any part thereof, (xi) the claims of any tenant of any portion of the Premises or any person acting through or out of any tenant or otherwise arising out of or as a consequence of any Lease, (xii) any claim that the relationship of Lender and Borrower is other than that of lender and borrower, and/or (xiii) the execution and delivery of this Agreement, the Mortgage and the other Loan Documents, the transactions contemplated hereby or thereby and the performance by the parties hereto of their respective obligations hereunder or thereunder. Any amounts payable to any Indemnified Party by reason of the application of this Section 6.5 shall become immediately due and payable and shall bear interest at the Default Rate from the date loss or damage is sustained by any Indemnified Party until paid. The obligations and liabilities of Borrower under this Section 6.5 shall survive any termination, satisfaction or assignment of this Agreement and the exercise by Lender of any of its rights or remedies hereunder, including, but not limited to, the acquisition of the Premises by foreclosure or a conveyance in lieu of foreclosure.
          (b) In case any claim, action or proceeding (a "Claim") is brought against any Indemnified Party in respect of which indemnification may be sought by such Indemnified Party pursuant to this Section 6.5, such Indemnified Party shall give notice thereof to Borrower, provided, however, that the failure of such Indemnified Party to so notify Borrower shall not limit or affect such Indemnified Party's rights to be indemnified pursuant to this Section 6.5, except to the extent such delay shall materially and adversely prejudice Borrower's defense of such Claim. Upon receipt of such notice of Claim, Borrower shall, at its sole cost and expense, diligently defend any such Claim with counsel reasonably satisfactory to such Indemnified Party (it being understood that counsel selected by Borrower's insurance carrier shall be deemed to be acceptable to such Indemnified Party, provided that such insurer is an acceptable insurer under this Agreement and the other Loan Documents or otherwise was accepted by Lender as an insurer), which counsel may, without limiting the rights of Indemnified Party pursuant to the next succeeding sentence, also represent Borrower in such Claim. In the alternative, the Indemnified Parties may elect to conduct their own defense through counsel of their own choosing, and at the expense of Borrower, if (i) the Indemnified Parties reasonably determine that the conduct of its defense by Borrower presents a conflict or potential conflict between Borrower and Lender that would make separate representation advisable or otherwise could be prejudicial to its interests, (ii) Borrower refuses to defend or (iii) Borrower (or, if applicable, its insurance carrier) shall have failed, in Lender's reasonable judgment, to diligently defend the Claim. Except as provided in the preceding sentence, Borrower shall not be responsible for the fees of counsel for any Indemnified Party incurred in connection with the indemnification contained in this Section 6.5. Borrower may settle any Claim against Indemnified Parties without such

Indemnified Parties' consent, provided that (i) such settlement is without any liability, cost or expense whatsoever to such Indemnified Parties, (ii) the settlement does not include or require any admission of liability or culpability by such Indemnified Parties under any Legal Requirement, whether criminal or civil in nature, and (iii) Borrower obtains an effective written release of liability for such Indemnified Parties from the party to the Claim with whom such settlement is being made, which release must be reasonably acceptable to such Indemnified Parties, and a dismissal with prejudice with respect to all claims made by the party with whom such settlement is being made, with respect to any pending legal action against such Indemnified Parties in connection with such Claim. If the Indemnified Parties are conducting their own defense as provided above, Borrower shall be responsible for any good faith settlement of such Claim entered into by such Indemnified Parties, and such Indemnified Parties shall not be required to obtain Borrower's consent to any such settlement. Nothing contained herein shall be construed as requiring any Indemnified Parties to expend funds or incur costs to defend any Claim in connection with the matters for which such Indemnified Parties are entitled to indemnification pursuant to this Section 6.5.
        Section 6.6 Notices.  Any notice, report, demand or
other instrument authorized or required to be given or furnished ("Notices") shall be in writing and shall be given as follows:
(i) by hand delivery; (ii) by deposit in the United States mail as first class certified mail, return receipt requested, postage paid; (iii) by overnight nationwide commercial courier service; or (iv) by telecopy transmission with a confirmation copy to be delivered by duplicate notice in accordance with any of clauses
(i) through (iii) above, in each case, to the party intended to receive the same at the following address(es):
               Lender:   Credit Suisse First Boston Mortgage
                         Capital LLC
                         Principal Transactions
                         11 Madison Avenue
                         New York, New York   10010
                         Attention:   Asset Management
                   Re:   Mark Centers Trust/Marc Warren
                         Telecopier:   (212) 325-8162
          with a copy to: Credit Suisse First Boston Mortgage
                          Capital LLC
                          Legal & Compliance Department
                          11 Madison Avenue
                          New York, New York 10010
                          Attention:   Colleen Graham, Esq.
                   Re:    Mark Centers Trust/Marc Warren
                          Telecopier:   (212) 325-8220
        and
                          Pacific Life Insurance Company
                          700 Newport Center Drive
                          Newport Beach, California  92660
                          Attention:  Wendy Balden, Account
                                      Representative
                          Telecopier:  (714) 640-3560
        or any successor Servicer
        and
                         Schulte Roth & Zabel LLP
                         900 Third Avenue
                         New York, New York  10022
                         Attention:  Bruce Cybul, Esq.
                         Telecopier:   (212) 593-5955
               Borrower: 600 Third Avenue
                         Kingston, PA  18704
                         Attention:   Joshua Kane
                         Telecopier:   (717) 288-1028
          with a copy to:
                         Wachtel & Masyr, LLP
                         110 East 59th Street
                         New York, NY  10022
                         Attention:  Marvin J. Levine, Esq.
                         Telecopier:  (212) 909-9464

     Any party may change the address to which any such Notice is to be delivered, by furnishing ten (10) days written notice of such change to the other parties in accordance with the provisions of this Section 6.6. Notices shall be deemed to have been given on the date they are actually received; provided, however, that the inability to deliver Notices because of a changed address of which no Notice was given, or rejection or refusal to accept any Notice offered for delivery shall be deemed to be receipt of the Notice as of the date of such inability to deliver or rejection or refusal to accept delivery. Notice for either party may be given by its respective counsel. Additionally, notice from Lender may also be given by Servicer.
        Section 6.7 No Oral Modification. Borrower recognizes that, in general, borrowers who experience difficulties in honoring their loan obligations, in an effort to inhibit or impede lenders from exercising the rights and remedies available to lenders pursuant to mortgages, notes, loan agreements or other instruments evidencing or affecting loan transactions, frequently present in court the argument, often without merit, that some loan officer or administrator of lender made an oral modification or made some statement which could be interpreted as an extension or modification or amendment of one or more debt instruments and that the borrower relied to its detriment upon such "oral modification of the loan document."
For that reason, and in order to protect Lender from such allegations in connection with the transaction contemplated by this Agreement, Borrower acknowledges that this Agreement, the Mortgage, the Note and the other Loan Documents and all instruments referred to in any of them can be extended, modified or amended only in a writing executed by Lender and Borrower and that none of the rights or benefits of Lender can be waived permanently except in a written document executed by Lender. Borrower further acknowledges Borrower's understanding that no officer or administrator of Lender has the power or the authority from Lender to make an oral extension or modification or amendment of any such instrument or agreement on behalf of Lender.
        Section 6.8 Assignment by Lender.
          6.8.1 Assignment. Lender may assign (and thereafter, at any time and from time to time, repurchase) all or a portion of its rights and obligations under this Agreement and the other Loan Documents to one or more Persons ("Assignees"; the term "Assignee" or "Assignees" shall, unless otherwise expressly indicated, include Lender) and, with respect to any Assignee, be released from its rights and obligations as Lender in respect of such portion of the Loan, this Agreement and the other Loan Documents.
          6.8.2 Participations. Lender and each of the other Assignees may sell participations in the Loan to one or more Persons (collectively, the "Participants"). Notwithstanding such sale, (i) the selling party's obligations to Borrower under this Agreement and the other Loan Documents shall remain unchanged by reason thereof, and (ii) the selling party shall remain solely responsible to Borrower for the performance of such obligations. In order to assist Lender in any sales of interests in the Loan, Borrower agrees for itself, and agrees to cause General Partner and the Manager, to reasonably cooperate with Lender in connection with any efforts by Lender to obtain one or more Assignees or Participants, to provide additional information and to execute and deliver such further documents, instruments or agreements, in each case, as Lender or any Assignee or Participant may reasonably require.

          6.8.3 Assignment and Acceptance. From and after the effective date of any assignment to an Assignee, (i) such Assignee shall be a party hereto and to each of the other Loan Documents to the extent of the applicable percentage or percentages assigned to such Assignee and, except as otherwise specified herein, shall succeed to the rights and obligations of Lender hereunder in respect of such applicable percentage or percentages, and (ii) Lender shall relinquish its rights and be released from its obligations hereunder and under the Loan Documents to the extent of such applicable percentage or percentages. The liabilities of Lender and each of the other Assignees shall be separate and not joint and several. Neither Lender nor any Assignee shall be responsible for the obligations of any other Assignee.
          6.8.4 Other Business. Lender, each Assignee and each Participant and their respective Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, Borrower, any Affiliate of Borrower, any of Borrower's subsidiaries and any Person who may do business with or own interests in or securities of Borrower or any such Affiliate or subsidiary, without any duty to account therefor to each other.
          6.8.5 Privity of Contract. This Agreement is being entered into by Lender individually and as agent for all present and future Assignees, and privity of contract is hereby created among Lender, all present and future Assignees and Borrower.
          6.8.6     Availability of Records.  Borrower
acknowledges and agrees that Lender may provide to any Assignees or prospective Assignees, and that Lender and each of the Assignees may provide to any Participants or prospective Participants, originals or copies of this Agreement, all other Loan Documents and all other documents, instruments, certificates, opinions, insurance policies, letters of credit, reports, requisitions and other materials and information of every nature or description, and may communicate all oral information, at any time submitted by or on behalf of Borrower, General Partner, the Manager, any other Significant Party or any Affiliate of any of the foregoing.
          Section 6.9 Severability. In the event that any of the covenants, agreements, terms or provisions contained in the Note, this Agreement, the Mortgage or any other Loan Document shall be invalid, illegal or unenforceable in any respect, the validity of the remaining covenants, agreements, terms or provisions contained herein or in the Note, the Mortgage or any other Loan Document shall be in no way affected, prejudiced or diminished thereby.

          Section 6.10 No Assignment by Borrower. Borrower shall not assign or transfer any of its rights hereunder without the prior written consent of Lender. Any assignment made without Lender's prior written consent shall be void.
          Section 6.11   Governing Law.  The place of
negotiation, execution and delivery of this Agreement is the State of New York. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, except that the provisions of the laws of the State of South Carolina or Commonwealth of Pennsylvania, as applicable, shall be applicable to the creation, perfection and enforcement of the Liens created by the applicable Mortgage. It is the intent of the parties hereto that the provisions of Section 5-1401 of the General Obligations Law of the State of New York apply to this Agreement.
          Section 6.12 Successors and/or Assigns. Subject to the restrictions on transfer and assignment contained in this Agreement and the other Loan Documents, whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and/or assigns of such party, and this Agreement shall inure to the benefit of and shall be binding on the parties hereto and the successors and/or assigns of such party.
          Section 6.13 Entire Contract. This Agreement and the other Loan Documents, including all annexes, schedules and exhibits hereto and all other documents furnished to Lender in connection with this Agreement and/or the Loan, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and thereof and shall supersede and take the place of any other instruments purporting to be an agreement of the parties hereto relating to the transactions contemplated hereby, including, without limitation, any letter of intent or loan commitment letter.
          Section 6.14 Liability. If Borrower consists of more than one Person, the obligations and liabilities of each such Person hereunder and under the other Loan Documents shall be joint and several.
          Section 6.15 Counterparts; Headings. This Agreement may be executed in counterparts, each of which shall constitute an original, and all of which, when taken together, shall constitute but one instrument. The captions and headings of the various sections of this Agreement are for purposes of reference only and are not to be construed as confining or limiting in any way the scope or intent of the provisions hereof. Whenever the context requires or permits, the singular shall include the plural, the plural shall include the singular, and the masculine, feminine and neuter shall be freely interchangeable.

          Section 6.16 Time of the Essence. Time is of the essence as to Borrower's obligations under this Agreement and the other Loan Documents.
          Section 6.17   Consents.
               6.17.1 No Subsequent Consent. Any consent or approval by Lender in any single instance shall not be deemed or construed to be Lender's consent or approval in any like matter arising at a subsequent date. Any consent or approval requested of and granted by Lender pursuant hereto or to any of the other Loan Documents shall be narrowly construed to be applicable only to Borrower and to the matter identified in such consent or approval and no third party shall claim any benefit by reason thereof. Wherever this Agreement, the Mortgage, the Cash Management Agreement or any other Loan Document refers to the consent or approval of Lender, or provides that any document or Person will be satisfactory or acceptable to Lender or words of similar import, (i) such consent or approval may be given or withheld by Lender, and such document or Person must be satisfactory or acceptable to Lender, in its sole and absolute discretion, unless otherwise expressly provided herein or therein, and (ii) such consent or approval shall not be effective unless given in writing. Wherever this Agreement, the Mortgage, the Cash Management Agreement or any other Loan Document refers to the provision of documents or other items being as Lender may require, provides for the selection by Lender of any person to provide reports or other items hereunder or thereunder or for the selection by Lender of any means of determining any matter, or otherwise refers to terms and conditions hereof or thereof being as Lender deems appropriate, any such requirement, selection or determination of appropriateness shall be made by Lender in its sole and absolute discretion, unless expressly provided otherwise herein or therein. The foregoing provisions are intended to be effective whether or not the applicable provision hereof or of any other Loan Document specifies that the applicable consent, approval or other matter is to be determined by Lender in its "sole and absolute discretion" or words of similar import.
          6.17.2 Withholding of Consent. Wherever in this Agreement, the Mortgage, the Cash Management Agreement or any other Loan Document, reference is made to any consent or approval not being "unreasonably withheld" or words of similar import, the same shall be deemed to include within its meaning (unless expressly provided otherwise) that if such consent or approval is to be granted, the same will occur within a commercially reasonable period of time. If Borrower believes that Lender has improperly failed to grant its consent or approval (or otherwise improperly failed to act as requested by Borrower as described in
Section 6.17.1 hereof (e.g., determined that a document is not acceptable to Lender) hereunder or under the Mortgage, the Cash

Management Agreement or any other Loan Document (including, without limitation, by failing to respond within a commercially reasonable period of time) where such consent or approval is required to be given by (or such action which was not taken is in breach of) the terms of this Agreement or such other Loan Document, Borrower's sole remedy shall be to obtain declaratory relief in a final, non-appealable judgment determining such withholding to have been improper, whereupon such consent or approval shall be deemed given (or such other action described in Section 6.17.1 hereof shall be deemed taken), and Borrower hereby waives all claims for damages or set-off resulting from any withholding of consent or approval (or failure to take any other action described in Section 6.17.1 hereof) by Lender.
          Section 6.18 No Partnership. Nothing contained in this Agreement or the other Loan Documents shall be deemed to create an equity investment in Borrower or the Premises on the part of Lender or a joint venture or partnership between Lender and Borrower, it being the intent of the parties hereto that only the relationship of lender and borrower shall exist with respect to the Premises. Borrower agrees that it shall report this transaction for income tax purposes, and file all related tax returns, in a manner consistent with the form of this transaction as a loan.
          Section 6.19 Waiver of Jury Trial. EACH OF BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, THE MORTGAGE, THE CASH MANAGEMENT AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF BORROWER, GENERAL PARTNER OR LENDER RELATING TO THE LOAN AND/OR THE LENDING RELATIONSHIP WHICH IS THE SUBJECT OF THIS AGREEMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.
          Section 6.20 Limited Recourse. Notwithstanding anything to the contrary contained in this Agreement or in any of the other Loan Documents, except as provided otherwise in this
Section 6.20, neither Borrower nor any direct or indirect member, shareholder, partner, principal, Affiliate, employee, officer, director, agent or representative of Borrower (each, a "Related Party") shall have any personal liability for (i) the payment of any sum of money which is or may be payable hereunder or under the Note or any other Loan Document, including, but not limited to, the repayment of the Loan, or (ii) the performance or discharge of any covenants, obligations or undertakings of Borrower hereunder or under any Loan Document, and no monetary or deficiency judgment shall be sought or enforced against Borrower or any Related Party with respect thereto; provided, however, that a judgment may be sought against Borrower or any Related Party to enforce the rights of Lender in, to or against the Premises, including the Receipts and any other Collateral, and Lender shall have full recourse to and the right to proceed against the Premises, the Receipts and any other Collateral. Notwithstanding the foregoing, nothing contained herein shall impair the validity of the Obligations or in any way affect or impair the Lien of the Mortgage, or the right of Lender to enforce any and all rights and remedies under and by virtue of the Note, this Agreement and/or any other Loan Document (limited, however, as expressly provided otherwise above), including, without limitation, naming Borrower as a party defendant in any foreclosure action, or limit Lender from pursuing or seeking to enforce the rights of Lender against any third parties, including any guarantor, indemnitor or surety under any guaranty or indemnity delivered in connection with this Agreement, the Note or any other Loan Document or otherwise in connection with the Loan. Additionally, the provisions of this Section 6.20 shall not relieve Borrower from any personal liability for, and Borrower shall be fully and personally liable for, (i) the full recourse obligation to pay the Obligations upon the occurrence of any event set forth in the following clauses (M) and/or (N), and
(ii) any liabilities, costs, losses (including, without limitation, any reduction in value of the Premises or any other Collateral, or the loss of any such Collateral or Lender's security interest therein), damages, expenses (including, without limitation, attorneys' fees and disbursements and court costs, if any), or claims suffered or incurred by Lender (or any Indemnified Party) by reason of or in connection with the occurrence of any event set forth in any of the following clauses
(A) through (O): (A) any fraud or breach of trust by Borrower or any Related Party, including by reason of any claim under the Racketeer Influenced and Corrupt Organizations Act ("RICO"); (B) the misapplication of any insurance proceeds or condemnation awards; (C) the failure of Borrower or any Related Party to direct or pay Receipts received by Borrower or any Related Party to the Clearing Account or the Cash Collateral Account; (D) the misapplication by Borrower or any Related Party (or at any such Person's direction) of monies held in or paid out from any account (including any reserve or escrow) maintained under this Agreement, the Cash Management Agreement or any of the other Loan Documents, including without limitation, monies paid to Borrower pursuant to Section 8 of the Cash Management Agreement and the related Disbursement Instructions; (E) any and all tenant security deposits held by Borrower not being properly applied, returned to tenants when due or delivered to Lender, any receiver or any Person purchasing the Premises at a foreclosure sale upon the taking of possession of the Premises by Lender, such receiver or other Person as provided herein; (F) a breach by Borrower of any of the covenants contained in Sections 4.2 or 4.8 hereof; (G) wrongful removal or destruction of property constituting the Premises or any intentional waste of the Premises by Borrower or a Related Party; (H) any Legal Requirement (including RICO) mandating the forfeiture by Borrower of the Premises, or any portion thereof, because of the conduct or purported conduct of criminal activity by Borrower or any Related Party in connection therewith; (I) any material misrepresentation, miscertification or breach of warranty by Borrower with respect to any representation, warranty or certification contained in this Agreement or any other Loan Document or in any document executed in connection therewith, pursuant to any of the Loan Documents or otherwise to induce Lender to make the Loan, or any advance thereof, or to release monies from any account held by Lender (including any reserve or escrow) or to take any other action with respect to any of the Collateral; (J) a breach of any of the provisions of Article 8 hereof (if and to the extent a substantive consolidation of Borrower and another Person occurs as a result thereof); (K) any damage or destruction of the Premises or any part thereof due to fire or other casualty to the extent not covered by insurance required under the Mortgage, but only to the extent the same would have been covered by insurance if Borrower had obtained and maintained the insurance coverage required under the Mortgage; (L) the amount of any Lien voluntarily placed on the Premises by Borrower (or any predecessor-owner of the Premises which is an Affiliate of Borrower) which is prior to the Lien of the Mortgage against the Property; (M) (1) Borrower or General Partner filing a voluntary petition under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law, or (2) any Related Party filing or joining in the filing of, an involuntary petition against Borrower or General Partner under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law, or (3) Borrower or General Partner filing an answer consenting to or acquiescing in any involuntary petition filed against it or against Borrower or General Partner by any other Person under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law, or (4) any Related Party consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee or examiner for Borrower or General Partner or any portion of the Collateral, or (5) Borrower or General Partner making an assignment for the benefit of creditors, or admitting its insolvency or inability to pay its debts as they become due; (N) Borrower or any Related Party contesting or in any way interfering with, directly or indirectly (collectively, a "Contest"), any foreclosure action, Uniform

Commercial Code sale and/or deed in lieu of foreclosure transaction commenced by Lender or with any other enforcement of Lender's rights, powers or remedies under any of the Loan Documents or under any document evidencing, securing or otherwise relating to any of the Collateral (whether by making any motion, bringing any counterclaim, claiming any defense, seeking any injunction or other restraint, commencing any action, seeking to consolidate any such foreclosure or other enforcement with any other action, or otherwise); or (O) the cost of enforcement of any of Lender's rights or remedies hereunder or under any of the other Loan Documents, or costs incurred in any bankruptcy or similar proceeding which may be brought by or against Borrower or General Partner. Nothing contained herein is intended to limit the obligations and personal liability of the guarantors under any guaranty and the indemnitors under any indemnity agreement, including, without limitation, the Environmental Indemnification Agreement, executed by Borrower or any other Person for the benefit of Lender.
          Section 6.21 Limitation on Liability. In no event shall Lender be liable to Borrower for consequential damages, whatever the nature of a breach by Lender of its obligations under this Agreement or any of the other Loan Documents and Borrower, for itself and all Related Parties, hereby waives all claims for consequential damages. Unless, within ninety (90) days after Borrower first has actual knowledge of the occurrence of any event about which Borrower has a dispute or claim, Borrower notifies Lender in writing of the general nature of its dispute or claim, Borrower shall be deemed to have waived any and all rights to raise such dispute or claim in any lawsuit, action or proceeding of any kind.
          Section 6.22 Jurisdiction, Venue, Service of Process. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, THE MORTGAGE OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT, AT LENDER'S OPTION, IN THE COURTS OF THE STATE OF NEW YORK, NEW YORK COUNTY OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK. BORROWER HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO BORROWER AT ITS ADDRESS FOR NOTICES PURSUANT TO SECTION 6.6 HEREOF. BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, THE MORTGAGE OR ANY OTHER LOAN DOCUMENT BROUGHT IN THE COURTS REFERRED TO ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR

CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST BORROWER IN ANY OTHER JURISDICTION.
          Section 6.23 Appointment of Agent for Service of Process. Borrower hereby designates Marvin J. Levine, Esq. ("Designee") as its agent and attorney-in-fact to accept service of process in any action or proceeding arising under or in connection with this Agreement, the Mortgage and/or the other Loan Documents. The foregoing designation is irrevocable and coupled with an interest. If Designee is not personally available, process may be served upon Designee by United States registered or certified mail, which service will be effective five (5) days after mailing, to the address of Designee set forth below:
                        Wachtel & Masyr, LLP
                        110 East 59th Street
                        New York, NY  10022

          Section 6.24   Rule of Construction.
This Agreement and the other Loan Documents shall not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared by counsel for one of the parties, it being recognized that both Lender and Borrower have contributed substantially and materially to the preparation of this Agreement and the other Loan Documents.
          Section 6.25   Further Assurances.
          (a) Borrower will, at its sole cost and expense, do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, conveyances, notes, mortgages, assignments, security agreements, financing statements and assurances as Lender shall from time to time require or deem advisable (i) to carry into effect the purposes of this Agreement and the other Loan Documents, (ii) for the better assuring, conveying, mortgaging, assigning and confirming unto Lender of all property and rights mortgaged, granted, bargained, alienated, confirmed, pledged, hypothecated, conveyed or assigned by this Agreement or any of the other Loan Documents or property intended now or hereafter to be, or which Borrower may be or may hereafter become bound to convey or assign to Lender, (iii) for facilitating the placement of a Loan Interest in a Loan Pool as described in Section 6.27 hereof, (iv) for the perfection of any Lien or security interest granted herein or in the other Loan Documents, and (v) for the better assuring and confirming of all of Lender's rights, powers and remedies hereunder and under the other Loan Documents. Borrower, on demand, will execute and deliver, and hereby authorizes Lender to execute in the name of Borrower or without the signature of Borrower to the extent Lender may lawfully do so, one or more financing statements, chattel mortgages or other instruments, to evidence more effectively the security interest of Lender in the Premises and the other Collateral.
          (b) Borrower forthwith upon the execution and delivery of this Agreement and thereafter, from time to time, will cause the Mortgage and any security instrument creating a Lien or security interest or evidencing the Lien of the Mortgage and the other applicable Loan Documents upon the Premises or other property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future Legal Requirement in order to publish notice of and fully to protect the Lien or security interest of, and the priority of, each of the Mortgage and the other Loan Documents upon, and the interest of Lender in, the Premises or other applicable property. Borrower will pay all filing, registration or recording fees, and all expenses incident to the foregoing and all taxes, duties, assessments and charges of any Governmental Authority arising out of or in connection with the execution and delivery of the Mortgage, any other security instrument, any instrument of further assurance or any other Loan Document. Upon Lender's request, Borrower shall, from time to time, furnish Lender with evidence reasonably satisfactory to Lender that such property is free of Liens and security interests (except as permitted hereunder), including searches of applicable public records.
          (c) Upon any failure by Borrower to do so, Lender may make, execute, record, file, re-record or refile any and all such mortgages, instruments, certificates and documents for and in the name of Borrower, and Borrower hereby irrevocably appoints (which appointment is coupled with an interest and with full power of substitution) Lender the agent and attorney-in-fact of Borrower to do so, and Borrower shall reimburse Lender, on demand, for all costs and expenses (including attorneys' fees) incurred by Lender in connection therewith. Upon foreclosure, the appointment of a receiver or any other relevant action, Borrower will, at the cost of Borrower and without expense to Lender, cooperate fully and completely to effect the assignment or transfer of any Permit, agreement or any other right necessary or useful to the operation of the Premises and shall deliver to Lender all books and records relating to the Premises.
          Section 6.26 Recitals. The Recitals set forth at the beginning of this Agreement are hereby incorporated into the substantive provisions of this Agreement.

          Section 6.27   Placement of Loan.
          6.27.1 Loan Pool. Borrower acknowledges that Lender, any Assignee or any Participant (each of Lender, any Assignee or any Participant, a "Placement Party") may elect to place the Loan, or its participation interest in the Loan, as the case may be (whichever of the Loan or such participation is to be so placed, is called the "Loan Interest") in a pool of loans, participation interests and/or notes secured by or dependent on the cash flow of mortgage loans, which will constitute security for a rated securities offering (such pool is called a "Loan Pool"; and such rated securities offering is called a "Securitization").
          6.27.2 Rating Agency Requirements. At the request of Lender, Borrower will, at its sole cost and expense (which shall not exceed $10,000.00), use its best efforts to satisfy the market standards to which Lender customarily adheres or which may be required in the marketplace or by any Rating Agency in order to enable a Placement Party to place a Loan Interest in a Loan Pool, including, without limitation, to:
                              (i)  structure and maintain its
organizational, operational and financial affairs and those of its Affiliates (collectively, the "Entities") as special-purpose bankruptcy remote entities to enable its counsel to render a reasoned opinion customarily given in securitization transactions that upon a petition for bankruptcy under the Bankruptcy Code, none of an Entity as a debtor in possession, its bankruptcy trustee or its creditors could cause a court to order the substantive consolidation of the assets and liabilities of such Entity with those of Borrower or General Partner, which counsel shall be reasonably satisfactory to, and which opinions or memoranda shall be satisfactory to, Lender and each Rating Agency;
                              (ii) provide such financial and
other information with respect to the Premises, the Manager and the Entities as may be reasonably requested by Lender or any Rating Agency for annual rating reviews, including, without limitation, occupancy statistics, average rents and periodic and annual financial statements (including cash flow statements) for the Premises (reviewed and, in the case of annual financial statements, audited) by a firm of certified public accountants reasonably acceptable to Lender and each Rating Agency (Lender acknowledging that the Approved Accountant is an accounting firm acceptable to Lender);
                              (iii)     prepare and deliver such
agreements and instruments relating to the Note, the Loan Interest, the Premises and the Entities, including (A) agreements to indemnify each Rating Agency, Lender and any servicer or trustee (except to the extent that any requested indemnification for any loss, claim, damage, cost, expense or liability results solely from the negligent, or with respect to Lender, grossly negligent acts or omissions by such indemnified party in performing the duties, functions and activities undertaken by it in connection with the placement of the Loan Interest in a Loan Pool, including, without limitation, any failure by the indemnified party or parties to comply with all applicable securities laws and regulations), and (B) amendments of any of the Loan Documents that are necessary to effect the placement of the Loan Interest in a Loan Pool, as may be reasonably requested by, and in form and scope reasonably satisfactory to, Lender and each Rating Agency; provided, however, that such amendments shall not, without the consent of Borrower, affect the terms and conditions of the Note or any other material obligation of Borrower under the Loan Documents;
                              (iv) cause to be performed such
site inspections, appraisals, market studies, environmental reviews and reports (Phase I assessments and, where appropriate, Phase II assessments), engineering reports and other due diligence investigations of the Premises customarily and reasonably requested by Lender or any Rating Agency in connection with the placement of the Loan Interest in a Loan Pool and the rating of any securities issued in connection therewith;
                              (v)  provide such business plans,
budgets and title insurance (including surveys) relating to the Premises as may be reasonably requested by Lender or any Rating Agency;
                              (vi) cause counsel to render
opinions as to "true sale" and bankruptcy remoteness and other matters customary in securitization transactions with respect to the Premises, the Entities, the Loan Interest and the Loan Documents, which counsel shall be reasonably satisfactory to, and which opinion shall be satisfactory to, Lender and each Rating Agency; provided, however, that Borrower shall not be responsible for providing a "true sale" opinion that relates solely to the sale by Lender of the Loan or a Loan Interest into a Loan Pool; and
                              (vii)     make the representations
and warranties contained in the Loan Documents as of the date of the closing of the transfer of the Loan Interest and make such other representations with respect to the Premises, the Entities, the Loan Interest and the Loan Documents as are customarily provided in securitization transactions and as may be reasonably requested by Lender or any Rating Agency in connection with such closing.
          6.27.3 Disclosure; Indemnification. At Lender's request, Borrower shall cooperate with Lender's preparation of a private placement memorandum or registration statement and amendments and supplements thereto (the "Disclosure Document") to privately place or publicly distribute the Note or the Loan Interest or securities issued in connection therewith in a manner that satisfies the requirements of the Securities Act and applicable state Legal Requirements. At the time of Lender's preparation of such Disclosure Document, Borrower shall execute and deliver to Lender and any underwriter or placement agent an instrument (a "Securitization Indemnification") (in form and substance reasonably satisfactory to Lender) (i) certifying as to the veracity of all written information that it supplied and which was incorporated in such Disclosure Document, and (ii) indemnifying and holding each of them and any Person who controls any of them, within the meaning of Section 15 of the Securities Act or Section 70 of the Exchange Act (each, a "Securitization Indemnified Party"), harmless against all costs, expenses and damages incurred by any Securitization Indemnified Party as a result of any untrue statement of a material fact made or supplied by Borrower as contained in such Disclosure Document or the failure by Borrower (after receipt of a draft of the Disclosure Statement) to specify for inclusion in the Disclosure Document any material fact regarding Borrower (or any General Partner), the Premises or the Loan necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, but only to the extent that such statement of material fact is made in reliance upon and in conformity with written information Borrower furnished for use therein or the omission of such a material fact is based upon Borrower's failure to specify such material fact or upon Borrower's furnishing inaccurate information that shows that such material fact is not material. If Lender (or a placement agent or underwriter acting on behalf of Lender) shall deliver a draft of the Disclosure Document to Borrower for its review, Borrower shall provide Lender (or the placement agent or underwriter acting on behalf of Lender) with its comments, if any, on such Disclosure Document as soon as practicable, but in all events within fifteen (15) days after receipt thereof, in the case of the first draft of such Disclosure Document, and within three (3) Domestic Business Days after receipt of any subsequent draft of such Disclosure Document. If, in connection with such review, Borrower advises Lender of the existence of a fact regarding Borrower (or any General Partner), the Premises or the Loan and advises Lender that it deems such fact material, Lender shall include such fact in the Disclosure Document or shall waive the rights of the Indemnified Parties with respect to such fact.
Upon receipt of the Securitization Indemnification, Lender shall execute and deliver to Borrower an instrument (in form and substance reasonably satisfactory to Borrower) indemnifying and holding Borrower harmless against all costs, expenses and damages incurred by it as a result of the preparation or distribution of, and any untrue statement of a material fact contained in, such Disclosure Document or the failure to include therein any material fact in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided, however, that such indemnification shall not apply if any such costs, expenses or damages arise out of or are based upon an untrue statement of a material fact or an omission to state a material fact in such Disclosure Document made in reliance upon and in conformity with written information furnished by Borrower expressly for use therein or (after receipt of a draft of the Disclosure Statement) the omission of a material fact concerning Borrower (or any General Partner), the Premises or the Loan (other than the express terms of the Loan Documents) necessary to make the statements in the Disclosure Statement not misleading. Borrower shall notify Lender if it is necessary to amend or supplement such Disclosure Document at any time in order that such Disclosure Document does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Lender shall prepare as soon as may be reasonably practicable an amendment or supplement to such Disclosure Document correcting such statement or omission. At the request of Lender, in connection with any sale of the Note or any Loan Interest, Borrower shall confirm, as of the date of such sale, that such Disclosure Document, as it may be so amended or supplemented, does not contain any untrue statement of a material fact concerning Borrower, any General Partner, the Premises or the Loan or omit to state a material fact concerning Borrower, any General Partner, the Premises or the Loan necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Borrower shall not be obligated to incur more than $10,000.00 in the aggregate for costs incurred to comply with this Section and Section 6.27.2.
          6.27.4 Trustee. It is expressly understood hereunder that in connection with the placement of any Loan Interest in a Loan Pool, Lender intends to transfer the Loan Interest to a trustee which shall hold such Loan Interest for the benefit of the holders of the interests in the Loan Pool. In connection therewith, Borrower shall execute and deliver or cause to be executed and delivered, all such additional instruments, and do, or cause to be done, all such additional acts as (i) may be necessary or proper to carry out such transfer, including, without limitation, the delivery of such instruments and documents, including assignments of mortgage (and similar documents), assignments of Loan Documents, re-certifications of surveys with respect to the Premises, and the delivery of such mortgagee's title insurance endorsements in favor of the trustee as may be required to confirm and/or evidence the transfer to the trustee of the title insurance issued to Lender in respect of the Premises or the Mortgage, including payment of all fees, title insurance premiums and other insurance premiums, and/ or (ii) Lender may reasonably request.
          6.27.5 Information Access. Lender shall be permitted to share any information provided by Borrower pursuant to this Section 6.27 in connection with the placement of a Loan Interest in a Loan Pool with the investment banking firms, each Rating Agency, accounting firms, law firms and other third-party advisory firms involved with any transfer of the Loan, the Loan Documents or the applicable Securitization. It is understood that the information provided by Borrower to Lender may ultimately be incorporated into the offering documents for the Securitization and thus various investors may also see some or all of the information.
          6.27.6 Timing of Transfer or Placement. Borrower acknowledges that any transfer of the Loan or the placement of a Loan Interest in a Loan Pool may occur at any time during the term of this Agreement and the provisions of this Section 6.27 shall be applicable throughout the Term.


                         ARTICLE VII
                     SPECIAL PROVISIONS

     Section 7.1 Tax and Insurance Escrow. In order to assure the payment of Taxes and premiums with respect to all insurance coverage required pursuant to Section 8 of the Mortgage (collectively, "Insurance Premiums") as and when the same shall become due and payable, the following provisions shall apply:
             7.1.1 Tax and Insurance Deposits. On the date hereof, $239,770.44 of the Loan proceeds advanced to Borrower shall be deposited with Lender for deposit into the Tax and Insurance Escrow Subaccount (and shall constitute part of the Outstanding Principal Balance) and shall be pledged to Lender as additional Collateral, all as more particularly described in the Cash Management Agreement. Thereafter, on each Payment Date, Borrower shall pay to Lender, in immediately available funds for deposit into the Tax and Insurance Escrow Subaccount, an amount equal to one-twelfth (1/12) of the Taxes and Insurance Premiums to become due during the period commencing on the first day of the first month following such Payment Date and ending twelve
(12) months following such first day. In all cases there must be paid hereunder, to be deposited and held in the Tax and Insurance Escrow Subaccount, an amount sufficient to pay such Taxes and Insurance Premiums, one month prior to the date when they are due and payable. The amounts of all of the foregoing deposits with respect to Taxes and Insurance Premiums together with all interest accruing thereon from time to time, being (herein collectively called "Tax and Insurance Deposits") shall be determined by Lender based on actual invoices, or if such invoices are not available, based on one hundred and five percent (105%) of the cost of the prior year's Taxes and Insurance Premiums. Borrower shall promptly, upon the demand of Lender, make additional Tax and Insurance Deposits as Lender may from time to time require due to (i) failure of Borrower to make Tax and Insurance Deposits in previous months, (ii) underestimation of the amounts of Taxes and/or Insurance Premiums, (iii) the particular due dates and amounts of Taxes and/or Insurance Premiums, or (iv) application of the Tax and Insurance Deposits pursuant to this Agreement. All Tax and Insurance Deposits shall be held by Lender in the Tax and Insurance Escrow Subaccount and invested and applied as provided in the Cash Management Agreement.
          7.1.2 Payment of Taxes and Insurance Premiums.
Provided that no Event of Default has then occurred and is continuing, Lender will, out of the funds in the Tax and Insurance Escrow Subaccount (provided such funds are sufficient for such purpose), upon the presentation to Lender by Borrower of the bills therefor, pay the Taxes and Insurance Premiums or will, upon the presentation of official receipted bills therefor, reimburse Borrower for such payments made by Borrower. If the total funds on deposit in the Tax and Insurance Escrow Subaccount shall not be sufficient to pay all of the Taxes and Insurance Premiums when the same shall become due, then Borrower shall pay to Lender on demand the amount necessary to make up the deficiency. Lender shall be entitled, without request of Borrower, but, prior to an Event of Default upon two (2) Domestic Business Days notice to Borrower, to apply any funds in the Tax and Insurance Escrow Subaccount to the payment of any Taxes (other than any Taxes which Borrower has notified Lender that it is contesting and such contest is then permitted under the Mortgage) and Insurance Premiums which have become due and have not yet been paid. Borrower and Lender acknowledge and agree that Borrower shall not be in default under the Mortgage for failure to pay Taxes or Insurance Premiums, if such failure arises by reason of Lender's failure to comply with its agreement contained in this Section 7.1.2.
          7.1.3 Application upon Event of Default. Upon the occurrence and during the continuance of an Event of Default, Lender may, at its option, without being required to do so, apply any Tax and Insurance Deposits on hand to pay Taxes or Insurance Premiums or to pay principal, interest and other amounts payable to Lender hereunder or under the other Loan Documents, all in such order and manner as Lender, in its sole discretion, may elect. When the principal and interest under the Note and all prepayment premiums, if any, in connection therewith and all other Obligations have been fully and properly paid, any remaining Tax and Insurance Deposits shall be returned to Borrower.
          7.1.4 Reliance. Lender shall be absolutely entitled to rely on any statements of any Governmental Authority with respect to Taxes and any statement of Borrower's insurance carrier or its agent with respect to Insurance Premiums.
          7.1.5 Borrower's Obligations. Borrower and Lender acknowledge that Borrower shall not be in Default hereunder in its obligation to make the Tax and Insurance Deposit on any Payment Date, to the extent funds are available to make such deposit from monies deposited in the Cash Collateral Account during the applicable Collection Period after applying such funds to any item with a higher priority than such application to the Tax and Insurance Escrow Subaccount in accordance with the terms of Section 7.4.2 hereof and of the Cash Management Agreement.
Any transfer of funds from the Cash Collateral Account to the Tax and Insurance Escrow Subaccount shall satisfy Borrower's obligation hereunder to make the corresponding Tax and Insurance Deposit, to the extent of the funds so transferred.
          7.1.6 No Third Party Beneficiary. No provision of this Agreement, the Mortgage or any other Loan Document shall be construed as creating in any party other than Borrower and Lender (and Servicer), any rights in and to the Tax and Insurance Deposits or any rights to have the Tax and Insurance Deposits applied to payment of Taxes and Insurance Premiums. Lender shall have no obligation or duty to any third party to collect or apply Tax and Insurance Deposits.
          Section 7.2    Mortgage Subaccounts.
          7.2.1     Interest Reserve Subaccount.
               (a) Upon the exercise of the Conversion Option, the Interest Reserve Holdback shall be deposited into the Cash Collateral Account for credit to the Interest Reserve Subaccount (and shall constitute a part of the Outstanding Principal Balance) (such sum, together with interest accruing thereon from time to time, being referred to herein as the "Interest Reserve Funds"), to be held as additional Collateral and to be governed by and treated in accordance with the terms of this Agreement and the Cash Management Agreement. So long as no Event of Default shall have occurred and be continuing hereunder, Lender shall apply the Interest Reserve Funds as contemplated by the following paragraphs of this Section 7.2.1. Upon and during the continuance of any Event of Default, Lender may apply all such Interest Reserve Funds to the Obligations, in such amounts and order of priority as Lender shall elect in its sole discretion.

On the Maturity Date, any such Interest Reserve Funds remaining on deposit with Lender shall, at Lender's option, be applied against the Obligations or returned to Borrower.
               (b) So long as no Event of Default shall have occurred and be continuing hereunder, and, subject in all events to Section 7.2.1(c) hereof, if, on any Payment Date, there are insufficient Receipts for the prior calendar month to cover the payment of interest then due and payable to Lender pursuant to
Section 2.4 hereof (each, a "Monthly Interest Payment"), Lender shall apply Interest Reserve Funds then on deposit to the payment of such Monthly Interest Payment (or the portion thereof for which insufficient Receipts for the prior calendar month exist), and the Interest Reserve Funds shall be reduced by an equal amount. Notwithstanding the foregoing, Borrower expressly acknowledges and agrees that in the event that on any day on which a Monthly Interest Payment is due and payable (i) an Event of Default has occurred and is continuing hereunder, or (ii) the amount of such Monthly Interest Payment exceeds the Interest Reserve Funds then on deposit, Borrower shall remain liable for the payment of all Monthly Interest Payments as and when due.
               (c) Until the provisions of Section 7.2.1(d) hereof shall be applicable, if, at any time, and from time to time, during the Term there shall exist an Interest Reserve Subaccount Deficiency, whether due to application of Interest Reserve Funds pursuant to Section 7.2.1(b) hereof or otherwise, Borrower shall provide funds to Lender in the amount of the Interest Reserve Subaccount Deficiency, for deposit into the Cash Collateral Account and for credit to the Interest Reserve Subaccount, prior to the Payment Date immediately following the date on which such Interest Reserve Subaccount Deficiency shall have occurred.
               (d) Any Interest Reserve Funds on deposit in the Interest Reserve Subaccount shall be released to Borrower upon the Prepayment of the Loan. Upon the release, if ever, of the Interest Reserve Funds in accordance with this Section 7.2.1(d), all of the provisions of this Section 7.2.1 shall thereafter be of no further force or effect.
          7.2.2     Intentionally Omitted.
          7.2.3 Environmental Remediation Subaccount. On the date hereof, $16,375.00 of the Loan proceeds advanced to Borrower shall be deposited with Lender (and shall constitute a part of the Outstanding Principal Balance) (such sum, together with interest accruing thereon from time to time, being herein referred to as the "Environmental Remediation Funds"), to be used for funding the remediation of those environmental conditions (the "Environmental Remediation Items") at the Premises set forth on Schedule G annexed hereto. The Environmental Remediation

Funds shall be deposited into the Cash Collateral Account for credit to the Environmental Remediation Subaccount and pledged to Lender as additional Collateral, all as more particularly described in the Cash Management Agreement. Funds credited to the Environmental Remediation Subaccount shall be disbursed to Borrower in accordance with the terms of Section 7.3 hereof. On the Maturity Date or on such earlier date as there shall occur an Event of Default, the moneys credited to the Environmental Remediation Subaccount shall, at the option of Lender, be applied against the outstanding Obligations.
          7.2.4 Deferred Maintenance Subaccount. On the date hereof, $31,343.75 of the Loan proceeds advanced to Borrower shall be deposited with Lender (and shall constitute a part of the Outstanding Principal Balance) (such sum, together with interest accruing thereon from time to time, being herein referred to as the "Deferred Maintenance Funds") to be used for funding those deferred maintenance items at the Premises set forth on Schedule H annexed hereto (the "Deferred Maintenance Items"). The Deferred Maintenance Funds shall be deposited into the Cash Collateral Account for credit to the Deferred Maintenance Subaccount and pledged to Lender as additional Collateral, all as more particularly described in the Cash Management Agreement. Funds credited to the Deferred Maintenance Subaccount shall be disbursed to Borrower in accordance with the terms of Section 7.3 hereof. On the Maturity Date or on such earlier date as there shall occur an Event of Default, the moneys credited to the Deferred Maintenance Subaccount shall, at the option of Lender, be applied against the outstanding Obligations..
          Section 7.3 Requests for Disbursement from Mortgage Subaccounts. Borrower shall, from time to time, complete the Environmental Remediation Items and the Deferred Maintenance Items (collectively, the "Work") in accordance with the time frame therefor set forth in the schedules provided to and approved by Lender. In connection with Borrower's performance of such Work, Borrower may, from time to time, request from Lender, in writing, reimbursement from the applicable Mortgage Subaccount. Borrower's request for reimbursement shall include
(A) a detailed description of the Work performed, together with evidence, reasonably satisfactory to Lender, that the cost of such Work has been paid, and (B) lien waivers from each contractor and material supplier supplying labor or materials for such Work, provided that the costs of all such contractors and material suppliers shall exceed $10,000 in the aggregate, if required by Lender.
          7.3.1 Conditions Precedent to Disbursement. Disbursements from the Mortgage Subaccounts shall be made no more frequently than once every Disbursement Period. Disbursements shall be made only if the following conditions precedent have been satisfied, as reasonably determined by Lender:
                    (i)  the Work has been performed and/or
installed at, in or on the Premises in a good workmanlike manner with suitable materials (or in the case of a partial disbursement, performed and/or installed at, in or on the Premises to an acceptable stage) and paid for as evidenced by copies of all applicable paid invoices or bills submitted to Lender by Borrower at the time Borrower requests disbursement from the applicable Mortgage Subaccount;
                    (ii) there shall exist no Default or Event of Default;
                    (iii)     no lien or claim based on
furnishing labor or materials shall have been filed or asserted against the Premises, unless Borrower has properly provided a bond or other security against loss in accordance with applicable law;
                    (iv) all licenses, permits and approvals of governmental authorities required for the Work as completed to the applicable stage shall have been obtained; and
                    (v) the Work, as completed to the applicable stage, does not violate any law, ordinance, rule or regulation, or building line or restriction applicable to the Premises.
          7.3.2 Lender Right to Complete. If Borrower abandons or fails to proceed diligently with and complete any Work in a timely fashion or is otherwise in Default under this Agreement, in addition to, and not in limitation of, any other rights and remedies available to Lender hereunder, under any of the other Loan Documents, at law or in equity, Lender shall have the right (but not the obligation) to enter upon the Premises and take over and cause the completion of such Work. Any contracts entered into or indebtedness incurred upon the exercise of such right may be in the name of Borrower, and Lender is hereby irrevocably appointed the attorney-in-fact of Borrower, such appointment being coupled with an interest, to enter into such contracts, incur such obligations, enforce any contracts or agreements made by or on behalf of Borrower (including the prosecution and defense of all actions and proceedings in connection with the Work and the payment, settlement or compromise of all bills and claims for materials and work performed in connection with the Work), and do any and all things necessary or proper to complete any Work, including signing Borrower's name to any contracts and documents as may be deemed necessary by Lender. In no event shall Lender or the Servicer be required to expend its own funds to complete any Work, but Lender may, in its sole discretion, advance such funds. Any funds advanced shall be added to the Obligations, shall be secured by the Loan Documents and shall be payable to Lender by Borrower in accordance with the provisions hereof and of the other Loan Documents pertaining to the protection of Lender's security and advances made by Lender. Borrower waives any and all claims it may have against Lender and/or the Servicer for materials used, work performed or resultant damage to the Premises.
          7.3.3 Inspection. Subject to the rights of tenants, Lender or any agent of Lender may periodically inspect any Work in process and upon completion during normal business hours or at any other reasonable time upon reasonable prior notice (except in the event of an emergency) given orally or in writing to Borrower. In making any such inspection, Lender shall use its best efforts not to unreasonably interfere with or disrupt Borrower's or any tenant's conduct of business. If Lender, in its sole discretion, retains a professional inspection engineer or other qualified third party to inspect any Work, Lender shall be entitled to deduct from the applicable Mortgage Subaccount an amount sufficient to pay all reasonable fees and expenses charged by such third party inspector.
          7.3.4 Insufficient Account. If Borrower requests a disbursement from the applicable Mortgage Subaccount for Work in accordance with this Agreement in an amount which exceeds the amount on deposit in such Mortgage Subaccount, then, subject to the satisfaction of the conditions precedent set forth in Section
7.3.1 hereof with respect to such request, Lender shall cause the Servicer to disburse to Borrower only the amount then on deposit in the applicable Mortgage Subaccount. All additional amounts required in connection with any such Work shall be paid by Borrower from Borrower's own funds, provided that Borrower may request disbursement of such additional amounts from the applicable Mortgage Subaccount at a later date in accordance with the terms and conditions of this Agreement. In the event that there is more than one pending and unsatisfied request for disbursement hereunder and the aggregate amount requested thereunder exceeds the amount on deposit in the applicable Mortgage Subaccount, then, subject to the satisfaction of the conditions precedent set forth in Section 7.3.1 hereof with respect to such requests, Lender shall cause the Servicer to apply the amount on deposit in such Mortgage Subaccount to such of the requests for disbursement as Lender shall determine in its sole discretion.
          7.3.5 Compliance With Laws. All Work shall comply with all applicable laws, ordinances, rules and regulations of all governmental authorities having jurisdiction over the Premises and applicable insurance requirements, including, without limitation, applicable building codes, special use permits, environmental regulations and requirements of insurance underwriters.

          7.3.6 Insurance Requirements. In addition to any insurance required under the Mortgage or any other Loan Documents, while performing Work hereunder, Borrower shall provide or cause to be provided workers' compensation, builder's risk (if required by Lender) and public liability insurance and other insurance required under applicable law in connection with such Work. All such policies which can be endorsed with standard mortgagee clauses making losses payable to Lender or its assigns shall be so endorsed. The originals of such policies shall be deposited with Lender.
          7.3.7 Completion of Work. The disbursement of monies from any of the Mortgage Subaccounts, or other acknowledgment by Lender and/or the Servicer of completion of any Work in a manner satisfactory to Lender, shall not be deemed a certification by Lender or the Servicer that such Work has been completed in accordance with applicable building, zoning or other codes, ordinances, statutes, laws, regulations or Legal Requirements of any Governmental Authority. Borrower shall at all times have the sole responsibility for insuring that all Work is completed in accordance with all such governmental requirements.
          Section 7.4    Lock Box Events; Application of
Receipts.
          7.4.1 Deposits into Clearing Account. After the occurrence of a Lock Box Event and thereafter throughout the Term, within one (1) Domestic Business Day of receipt by or on behalf of Borrower, all Receipts from the Premises shall be deposited into the Clearing Account, for credit to the Cash Collateral Account in accordance with the terms of the Cash Management Agreement. The terms, covenants and conditions of the Cash Management Agreement are hereby incorporated herein by reference. For purposes hereof, a "Lock Box Event" shall be deemed to have occurred if there shall occur an Event of Default hereunder. Following the occurrence of a Lock Box Event the provisions of this Section 7.4.1(a) shall be and remain in effect notwithstanding the curing of the Event of Default giving rise to such Lock Box Event.
          7.4.2     Application of Receipts.
               (a) Unless and until the occurrence of a Lock Box Event, on each Payment Date, Borrower shall apply all Receipts (which, for purposes of this Section 7.4.2, shall include the sum of all Excluded Revenue Items) received by or on behalf of Borrower during the previous calendar month in the following order of priority:
                    (i)  first, to Lender, in payment of the Tax
and Insurance and Ground Lease Reserve deposits due on such date;
                    (ii) second, to Lender, in payment of (w) the Monthly Interest Payment due on such date, then (x) any principal payment due on such date, including all prepayments required or permitted under any Loan Documents (together with any prepayment fees required in connection therewith) and then (y) any other amount payable on such date to Lender or Servicer pursuant to this Agreement or any of the other Loan Documents including, without limitation, pursuant to Section 2.5 hereof;
                    (iii) third, to Lender, in payment of the Capital Expenditure Reserve deposits due on such date and management fees due in accordance with the Property Management Agreement;
                    (iv) fourth, to Borrower, for the payment of
Expenses in accordance with the applicable Approved Budget (other than (A) Taxes and Insurance Premiums to be paid for out of the Tax and Insurance Escrow Subaccount, and (B) Expenses to be paid for out of the Capital Expenditure Holdback, the Deferred Maintenance Subaccount, the Environmental Remediation Subaccount or such other Expenses as shall have been approved by Lender; and
                    (v)  finally, subject to Section 7.4.2(b)
hereof, to Borrower, any Receipts which remain after application to items (i) through (iv) as set forth above, to be used by Borrower for any purpose determined by Borrower.
               (b) Notwithstanding anything to the contrary contained herein, upon the occurrence and during the continuance of an Event of Default, Servicer shall apply Receipts in any manner permitted under the Cash Management Agreement, including, without limitation, applying any portion of Receipts to all or any portion of the outstanding Obligations, and in no event shall Borrower be entitled to receive any of the Remaining Receipts.
               (c) Lender and Borrower hereby acknowledge and agree that Borrower shall remain liable for the payment of all amounts due under clauses (i), (ii) and (iii) of Section 7.4.2(a) hereof whether or not sufficient Receipts exist to satisfy the same.
               7.4       Intentionally Omitted.
               7.5 Ground Lease Reserve. Borrower shall pay to Lender on the date hereof the sum of Twenty-One Thousand Six Hundred and 00/100 Dollars ($21,600.00), which shall be deposited by Borrower for all ground lease payment obligations incurred
following the date hereof (the "Ground Lease Reserve").    Lender
shall make all required disbursements to be made to any ground lessors out of the Ground Lease Reserve. The Ground Lease Reserve shall be held in an interest bearing account in Lender's name at a financial institution selected by Lender in its sole discretion. All earnings or interest on the Ground Lease Reserve shall be and become part of such Ground Lease Reserve and shall be disbursed as provided in this Paragraph 7.5. Borrower hereby pledges to Lender any and all monies now or hereafter deposited in the Ground Lease Reserve as additional security for the payment of the Debt. Lender may reassess its estimate of the amount necessary to be deposited into the Ground Lease Reserve and, upon notice to Borrower, Borrower shall be required to deposit into the Ground Lease Reserve upon demand by Lender such reassessed amount. The Ground Lease Reserve shall not constitute a trust fund and may be commingled with other monies held by Lender. Upon the occurrence of an Event of Default, Lender may apply any sums then present in the Ground Lease Reserve to the payment of the Debt in its sole discretion.
          7.6 Capital Expenditure Reserve. Borrower shall pay to Lender on the first day of each calendar month the sum of Nine Thousand Eight Hundred Eighty-Seven and 42/100 Dollars ($9,887.42) which shall be deposited with and held by Lender for replacements and repairs required to be made to the Premises during the calendar year and for any other work approved by Lender (bold off Capital Expenditure Reserve ). Lender may in its reasonable discretion reassess its estimate of the amount necessary for thebold off Capital Expenditure Reserve from time to time and in its discretion, and may adjust the monthly amounts required to be deposited into the Capital Expenditure Reserve by thirty (30) days notice to Borrower. Lender shall make disbursements from the Capital Expenditure Reserve as requested by Borrower, and approved by Lender in its sole discretion, no more frequently than once in any thirty (30) day period of no less than $5,000.00 upon delivery by Borrower of Lender s standard form of draw request accompanied by copies of paid invoices for the amounts requested and, if required by Lender for requests in excess of $10,000.00 for a single item, lien waivers and releases from all parties furnishing materials and/or services in connection with the requested payment. Lender may require an inspection of the Property at Borrower s expense prior to making a monthly disbursement in order to verify completion of replacements and repairs of items in excess of $10,000.00 for which reimbursement is sought. The Capital Expenditure Reserve shall be held in an interest bearing account in Lender s name at a financial institution selected by Lender in its sole discretion. All earnings or interest on the Capital Expenditure Reserve shall be and become part of such Capital Expenditure Reserve and shall be disbursed as provided in this Paragraph 7.6. Until expended or applied as above provided, the Capital Expenditure Reserve shall constitute additional security for the Debt. The Capital Expenditure Reserve shall not constitute a trust fund and may be commingled with other monies held by Lender. Upon the occurrence of an Event of Default, Lender may apply any sums then present in the Capital Expenditure Reserve to the payment of the Debt in its sole discretion.

                          ARTICLE VIII

              SINGLE PURPOSE ENTITY/SEPARATENESS

Section 8.1 Representations, Warranties and Covenants. Borrower represents, warrants and covenants as of the date hereof and until such time as the Loan and all other amounts payable under any of the Loan Documents are paid in full, that:
                    (i)  neither Borrower nor General Partner
shall enter into any transaction of acquisition, merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), create any subsidiaries, or acquire by purchase or otherwise all or substantially all the business or assets of, or stock or other evidences of beneficial ownership of, or make any investment in, any Person, or make any material change in its present method of conducting business or amend the terms of their respective Organizational Documents;
                    (ii) neither Borrower nor General Partner is
contemplating either the filing of a petition by Borrower or General Partner under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of Borrower's or General Partner's assets or property, and Borrower has no knowledge of any Person contemplating the filing of any such petition against it or General Partner;
                    (iii)     except with respect to a Person
which is General Partner, in the ordinary course of such Person acting as General Partner, neither Borrower nor General Partner has, and no such Person will, guarantee or otherwise hold out its credit as being available to satisfy obligations of any other Person;
                    (iv) Borrower was organized for the sole
purpose of owning, managing and operating the Premises and activities ancillary thereto and General Partner was organized for the sole purpose of acting as the general partner of Borrower;
                    (v)  Borrower has not, and will not, engage
in any business unrelated to the ownership, management and operation of the Premises and activities ancillary thereto and will conduct and operate its business as presently conducted and operated. General Partner has not, and will not, engage in any business unrelated to acting as the general partner of Borrower;
                    (vi) neither Borrower nor General Partner
will enter into any contract or agreement with any member, partner, principal, shareholder or Affiliate of Borrower or General Partner, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with unrelated third parties;
                    (vii) in addition to any limitations with respect thereto contained in Section 4.4 hereof, Borrower and General Partner have not incurred, and will not incur, any Indebtedness or material liabilities, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than the Indebtedness permitted under Section 4.4 hereof; provided, however, that no such Indebtedness or liabilities (other than the Loan) may be secured (senior, subordinate or pari passu) by the Premises or any portion thereof, except as expressly permitted in said Section 4.4 hereof.
                    (viii)    Neither Borrower nor General
Partner has made, nor will they make, any loans or advances to any third party (including any Affiliate of Borrower) and will not pledge its assets for the benefit of any third party (including any Affiliate of Borrower);
                    (ix) each of Borrower and General Partner is
and will be solvent and will pay its debts and liabilities (including employment and overhead expenses) from its own assets as the same shall become due;
                    (x)  each of Borrower and General Partner
will maintain its own separate books and records and bank accounts, in each case which are and will be separate and apart from those of any other Person;
                    (xi) each of Borrower and General Partner
will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate thereof), shall maintain and utilize separate stationery, invoices and checks, shall otherwise conduct its business and own its assets in its own name, and shall correct any known misunderstanding regarding its separate identity;
                    (xii)     each of Borrower and General
Partner has and will maintain separate financial statements and will file its own tax returns;
                    (xiii)    each of Borrower and General
Partner will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;
                    (xiv)     neither Borrower nor General
Partner will seek the dissolution or winding up, in whole or in part, of Borrower or General Partner;
                    (xv) neither Borrower nor General Partner
will commingle its funds or other assets with those of any Affiliate or other Person;
                    (xvi)     each of Borrower and General
Partner has and will maintain its assets in such a manner that it is not costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or any other Person;
                    (xvii)    each of Borrower and General
Partner will not do any act which would make it impossible to carry on the ordinary business of Borrower;
                    (xviii)   neither Borrower nor General
Partner will file or consent to the filing of a petition for bankruptcy, reorganization, assignment for the benefit of creditors or similar proceeding under any federal or state bankruptcy, insolvency, reorganization or other similar law with respect to Borrower or General Partner, without (A) if Borrower or General Partner shall be a limited liability company, without the unanimous consent of its members, (B) if Borrower or General Partner shall be a partnership, the unanimous consent of its limited partners and general partners, or (C) if Borrower or General Partner shall be a corporation, the unanimous consent of its directors;
                    (xix)     the sole assets of Borrower are,
and for the Term shall be, (A) the fee interest in the Premises,
(B) such assets as are otherwise acquired in connection with the use, operation, maintenance, repair or management of the Premises, and (C) cash and accounts receivable;
                    (xx) each of Borrower and General Partner has and will observe all partnership formalities, limited liability company formalities or corporate formalities, as applicable;
                    (xxi)     Borrower and General Partner have
not and will not acquire the obligations or securities of any of their partners, members or shareholders, as applicable;
                    (xxii)    Borrower and General Partner shall
each allocate fairly and reasonably any overhead for any office space which such entity shares with any other entity;
                    (xxiii)   Borrower and General Partner will
at all times comply, with each of the representations, warranties, and covenants contained in this Article 8; and
                    (xxiv) General Partner shall, at all times while any of the Obligations remain outstanding and for a period of three hundred sixty six (366) days thereafter, have an Independent Director, whose vote shall be required in connection with the activities of General Partner and/or Borrower specified in Article 6 of General Partner's Certificate of Incorporation, which Certificate of Incorporation provides that it may not be amended without the consent of such Independent Director.

                     ARTICLE IX
        REFINANCING THE LOAN; LOAN ASSUMPTION
          Section 9.1    Intentionally Omitted.
          Section 9.2    bold offfIntentionally Omitted.
          Section 9.3    fRight of First Refusal.
               (a) Borrower shall, from time to time during the Term, give Lender a written notice (a "fFinancing Notice") setting forth a description in reasonable detail of any proposal by another Person to provide a Secured Refinancing to Borrower, whether by way of a credit facility, mortgage repurchase facility or otherwise (each, a "fProposed Financing"), including a copy of any term sheet, draft commitment letter and/or draft agreements for any such proposed transaction to the extent permitted by applicable confidentiality requirements. The Financing Notice shall be delivered within five (5) Domestic Business Days following Borrower's and such Person's agreement with respect to the terms of the Proposed Financing. Borrower shall not enter into a binding agreement with respect to a Proposed Financing prior to giving the Financing Notice or, after the Financing Notice is given, until such time as the Financing Notice is deemed revoked pursuant to this fSection 9.3.
               (b) During the fifteen (15) calendar day period commencing on the date Lender receives a Financing Notice, Lender shall have the option (but not the obligation) to provide financing for Borrower on terms which shall match the material terms of the Proposed Financing ("fLender's Proposed Financing") by giving Borrower written notice (the "fExercise Notice"); fprovided, fhowever, that the terms of Lender's Proposed Financing proposed to be provided by Lender may differ from the non-material terms of the Proposed Financing. Upon Lender giving the Exercise Notice, Borrower and Lender shall negotiate in good faith the non-material terms of Lender's Proposed Financing, and Borrower shall take all action reasonably required by it or its agents to consummate a financing with Lender on the terms of the Lender's Proposed Financing, or such other terms as Borrower and Lender may agree. For the purposes of this fSection 9.3, "material" terms shall include interest rate, term of the facility, principal amount of the facility, recourse, if any, to Borrower, amortization, collateral, advance rate, points and other fees. Borrower may at any time and from time to time elect not to refinance.
               (c) If (i) Lender fails to give the Exercise Notice during such fifteen (15) calendar day period, or (ii) Lender gives the Exercise Notice during such fifteen (15) calendar day period but Lender and Borrower shall fail to consummate Lender's Proposed Financing within thirty (30) days (or such longer period as is agreed to by Lender and Borrower) after the giving of the Exercise Notice (other than by reason of

Borrower failing to perform its obligations under the preceding paragraph), the Financing Notice shall be deemed revoked and of no further force and effect, and Borrower may thereafter proceed with the Proposed Financing with the Person referred to in the related Financing Notice upon the terms thereof. If Borrower shall fail to consummate such Proposed Financing in accordance with the terms thereof and the Financing Notice, Borrower shall continue to comply with the provisions of this fSection 9.3 and provide Lender with a Financing Notice of any new Proposed Financing prior to consummating a Proposed Financing with any Person. If Lender shall willfully fail to close Lender's Proposed Financing after providing the Exercise Notice (provided any such failure to close was not occasioned by Borrower's default under any term sheet or other documents executed by Borrower and Lender in connection with such Lender's Proposed Financing, and provided further that no Event of Default hereunder has occurred), the rights of Lender under this fSection
9.3 shall terminate and become void and of no further force and effect.
               (d) Neither Lender's failure to give an Exercise Notice nor Lender's failure to consummate any Lender's Proposed Financing shall in any manner terminate or limit Borrower's obligations under fSection 9.1 hereof.
          Section 9.4 fAssumption of Loan. Notwithstanding anything to the contrary contained herein during the Term, Lender shall permit one (1) sale, conveyance or transfer of the Premises in its entirety (hereinafter, "fSale") to any Person provided that each of the following terms and conditions are satisfied:
                    (i)  no Event of Default has occurred and is
then continuing;
                    (ii) Borrower gives Lender written notice (a
"fSale Notice") of the terms of such prospective Sale not less than thirty (30), nor more than sixty (60) days, before the date on which such Sale is scheduled to close and, concurrently therewith, gives Lender all such information concerning the proposed transferee of the Premises (the "fBuyer") as Lender would require in evaluating an initial extension of credit to such Buyer as a borrower. Lender shall have the right to approve or disapprove the proposed Buyer, which approval shall not be unreasonably withheld. In determining whether to give or withhold its approval of the proposed Buyer, Lender shall consider the Buyer's experience and track record in owning and operating facilities similar to the Premises, the Buyer's financial strength, net worth and credit history, the Buyer's general business standing and the Buyer's relationships and experience with contractors, vendors, tenants, lenders and other business entities; fprovided, fhowever, that, notwithstanding Lender's agreement to consider the foregoing factors in determining whether to give or withhold such approval, such approval shall be given or withheld based on what Lender determines to be commercially reasonable in Lender's sole discretion and, if given, may be given subject to such conditions as Lender may deem appropriate;
                    (iii)     Borrower pays Lender, concurrently
with the closing of such Sale, a non-refundable assumption fee in an amount equal to (A) all out-of-pocket costs and expenses, including, without limitation, attorneys' fees, incurred by Lender in connection with the Sale, plus (B) an amount equal to one percent (1.0%) of the then Outstanding Principal Balance;
                    (iv) the Buyer assumes and agrees to pay the Obligations and, prior to or concurrently with the closing of such Sale, (A) the Buyer executes, without any cost or expense to Lender, such documents and agreements as Lender shall reasonably require to evidence and effectuate said assumption, in form and substance satisfactory to Lender, and (B) delivers such legal opinions as Lender may require including, without limitation, an opinion as to the substantive non-consolidation of the assets of the Buyer and any other Person in any bankruptcy proceeding against the Buyer, any Affiliate of the Buyer and/or any other Person;
                    (v)  Borrower and the Buyer execute, without
any cost or expense to Lender, new financing statements or financing statement amendments and any additional documents reasonably requested by Lender including, without limitation, such amendments to this Agreement, the Note and/or the Mortgage as are necessary to conform such documents to the organizational structure of the Buyer;
                    (vi) Borrower delivers to Lender, without any cost or expense to Lender, such endorsements to the Title Policy, hazard insurance endorsements or certificates and other similar materials as Lender may deem necessary at the time of the Sale, all in form and substance satisfactory to Lender, including, without limitation, an endorsement or endorsements to the Title Policy insuring the Lien of the Mortgage, extending the effective date of such policy to the date of execution and delivery (or, if later, of recording) of the assumption agreement referenced above in subparagraph (iv) of this fSection 9.4, with no additional exceptions added to such policy and insuring that fee simple title to the Premises is vested in the Buyer;
                    (vii)     Borrower executes and delivers to
Lender, a release of Lender and its officers, directors, employees and agents, from all claims and liability relating to the transactions evidenced by the Loan Documents through and including the date of the closing of the Sale, which release shall be in form and substance satisfactory to Lender;
                    (viii)    the DCR (as determined by Lender
upon its receipt of the Sale Notice as of the date of such receipt) is no less than the Closing Date DCR;

                    (ix) the Sale Loan-to-Value Ratio is no
greater than the Closing Date Loan-to-Value Ratio;
                    (x)  the Buyer is a single purpose,
bankruptcy remote entity which has an Independent Director or whose organizational structure is otherwise acceptable to Lender in its sole discretion;
                    (xi) the representations and warranties on the part of Borrower contained in fSection 8.1 hereof are true and correct as if made by the Buyer on the date of the Sale, and the Buyer delivers to Lender a certificate to such effect;
                    (xii)     the Buyer delivers to Lender a
Partner Pledge Agreement, executed by each of its partners, members or shareholders, as applicable; and
                    (xiii)    Lender receives copies of all
consents, licenses and approvals, if any, required in connection with such assignment and assumption.
          Section 9.5 fConversion Option Following the Scheduled Maturity Date of the First Extension Option (as defined in Section 2.2.2 hereof), Lender shall have the option to convert the Loan to a permanent loan with a term of ten (10) years, an amortization period of thirty (30) years and an interest rate equal to three percent (3%) in excess of the then applicable Treasury Rate upon such other terms and conditions determined by Lender. Borrower shall pay all costs in connection with such conversion and shall execute all documents as Lender shall require. The exercise of the Conversion Option shall be a Lock Box Event, as defined in the Cash Management Agreement. Upon the exercise of the Conversion Option, all remaining funds in the Capital Improvements Holdback, the Ground Lease Holdback, and the Interest Reserve Holdback shall be funded into the applicable Subaccounts of the Cash Collateral Account and shall constitute a part of the Outstanding Principal Balance.


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
          IN WITNESS WHEREOF, each of Borrower and Lender have executed and delivered this Agreement or caused its duly authorized representative to execute and deliver the same as of the day and year first above written.
                         LENDER:

                         CREDIT SUISSE FIRST BOSTON
                         MORTGAGE CAPITAL LLC
                         By:  /S/ Brian R. Harris
                         Name:  Brian R. Harris
                         Authorized Signatory

                         WESMARK FIFTY, L.P., a South Carolina
                         limited partnership

                         By:  /s/ Joshua Kane
                              Name: Joshua Kane
                              Title: Senior Vice President

                         MARK TWELVE ASSOCIATES,L.P., a
                         Pennsylvania limited partnership

                         By: Newcastle Fifty Realty Corp, its
                         general partner

                         By:  /s/ Joshua Kane
                              Name: Joshua Kane
                              Title: Senior Vice President

                         MARK PLAZA FIFTY, L.P., a Pennsylvania
                         limited partnership

                         By:  Mark Plaza Fifty Realty Corp., its
                         general partner

                         By:  /s/ Joshua Kane
                              Name:  Joshua Kane
                              Title:  Senior Vice President

                         BLACKMAN FIFTY, L.P., a Pennsylvania
                         limited partnership

                         By:  Blackman Fifty Realty Corp., its
                         general partner

                         By:  /s/  Joshua Kane
                              Name:  Title
                              Title:  Senior Vice President

                      SCHEDULE A

                 Description of Land

                     SCHEDULE B

                     Contracts

A.   WESMARK PLAZA
     1)   Carolina Sweeping
B.   MARK PLAZA
     1)   Kleen Keeper
C.   BLACKMAN PLAZA
     1)   Kleen Keeper
D.   UNION PLAZA
     1)   SMG Landscaping
     2)   Jen Plaza Maintenance

                      SCHEDULE C

                        Leases

                      SCHEDULE D

                      Litigation
None.

                      SCHEDULE E

                Contingent Liabilities


None.

                     SCHEDULE F

                  Leasing Guidelines

                        SCHEDULE G

              Environmental Remediation Items

                     SCHEDULE H

             Deferred Maintenance Items